UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant
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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12
BlackBerry Limited
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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BLACKBERRY LIMITED
Notice of Annual Meeting of the Shareholders
    NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the shareholders (the “Meeting”) of BlackBerry Limited (the “Company”) will be held on June 23, 2021 at 1:00 p.m. (Eastern Time) for the following purposes:
1.TO RECEIVE and consider the consolidated financial statements of the Company for the fiscal year ended February 28, 2021 and the auditor’s report thereon;
2.TO ELECT the directors of the Company;
3.TO RE-APPOINT the auditors of the Company and to authorize the board of directors to fix the auditors’ remuneration;
4.TO CONSIDER an advisory (non-binding) resolution on executive compensation;
5.TO TRANSACT such further and other business as may properly come before the Meeting or any adjournment or adjournments thereof.
The meeting will be held in a virtual-only format via a live audio webcast. Registered shareholders and duly appointed proxyholders will be able to attend, participate in and vote at the meeting in real time through an online platform at https://web.lumiagm.com/477908713.
Please refer to the accompanying management proxy circular for further information regarding the items of business at the meeting, who can vote and how to vote, including how to be represented by proxy. The management proxy circular is deemed to form part of this notice.
DATED at Waterloo, Ontario this 3rd day of May, 2021.

BY ORDER OF THE BOARD
(signed) John Chen, Executive Chair

BLACKBERRY LIMITED

Management Proxy Circular

for the

Annual Meeting of Shareholders Wednesday, June 23, 2021

TABLE OF CONTENTS

CURRENCY	1
QUESTIONS AND ANSWERS ON VOTING RIGHTS AND SOLICITATION OF PROXIES	2
BUSINESS TO BE TRANSACTED AT THE MEETING	8
1. Presentation of Financial Statements	8
2. Election of Directors	8
3. Re-appointment of Independent Auditors and Authorization of Directors to fix the Auditors’ Remuneration	18
4. Advisory Vote on Executive Compensation	20
EXECUTIVE COMPENSATION	21
DIRECTOR COMPENSATION	44
INDEBTEDNESS OF DIRECTORS AND OFFICERS	46
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE	46
INDEMNIFICATION	46
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	46
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	46
CORPORATE GOVERNANCE	61
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	73
ADDITIONAL INFORMATION	74
APPROVAL	74
Schedule A – Mandate of the Board of Directors of BlackBerry Limited	A-1

CURRENCY
In this Management Proxy Circular, unless otherwise specified herein, all references to dollar amounts are to U.S. dollars. Unless otherwise noted, all Canadian dollar amounts have been converted into U.S. dollars at the following Bank of Canada average exchange rates:
Fiscal 2021: U.S. $1.00 = CDN $1.3344
Fiscal 2020: U.S. $1.00 = CDN $1.3256
Fiscal 2019: U.S. $1.00 = CDN $1.3081

Any amounts in Canadian dollars have been highlighted by the inclusion of the prefix “CDN” before a specified dollar amount.

This management proxy circular (the “Management Proxy Circular”) is furnished in connection with the solicitation of proxies by management of BlackBerry Limited (the “Company” or “BlackBerry”) for use at the annual meeting of the shareholders of the Company to be held on Wednesday, June 23, 2021 at 1:00 p.m. Eastern Time (the “Meeting”) in a virtual-only format which will be conducted via live audio webcast at https://web.lumiagm.com/477908713 and at any adjournment thereof for the purposes set forth in the enclosed notice of meeting (the “Notice of Meeting”). A form of proxy or voting instruction form accompanies this Management Proxy Circular. Unless otherwise indicated, the information in this Management Proxy Circular is given as at May 3, 2021. This Management Proxy Circular includes information that the Company is required to provide under the requirements of the U.S. Securities and Exchange Commission (the “SEC”) and applicable disclosure requirements in Canada. Shareholders in the United States should be aware that the applicable disclosure requirements in Canada are different from those of the United States applicable to proxy statements under the Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”).
QUESTIONS AND ANSWERS ON VOTING RIGHTS AND
SOLICITATION OF PROXIES
1.    Who is soliciting my proxy?
Proxies are being solicited by management of the Company for use at the Meeting. Proxies will be solicited primarily by mail but employees and agents of the Company may also use electronic means. Management may also retain one or more proxy solicitation firms to solicit proxies on its behalf by telephone, electronic mail or by facsimile. Management expects that the costs of retaining a proxy solicitation firm or firms would not exceed $50,000. The costs of solicitation by management will be borne by the Company.
The Company may pay the reasonable costs incurred by persons who are the registered but not beneficial owners of common shares of the Company (“Common Shares”) such as brokers, dealers, other registrants under applicable securities laws, nominees or custodians, in sending or delivering copies of this Management Proxy Circular, the Notice of Meeting and form of proxy or voting instruction form to the beneficial owners of Common Shares. The Company will provide, without cost to such persons, upon request to the Corporate Secretary of the Company, additional copies of these documents required for this purpose.
2.     How can I receive information about the Meeting?
The Company is using the “notice and access” system adopted by the Canadian Securities Administrators and the SEC for the delivery of proxy materials to registered and beneficial shareholders through the following website: http://www.envisionreports.com/BlackBerry2021. On or about May 14, 2021, the Company will mail to shareholders a Notice of Internet Availability of Proxy Materials (the “proxy notice”), containing instructions on how to access this Management Proxy Circular for the Meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2021 (collectively, the “proxy materials”), which was filed with the SEC and Canadian Securities Administrators on March 31, 2021. The proxy notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. The proxy materials and a form of proxy or voting instruction form are being mailed to those shareholders with existing instructions on their account to receive paper material.
Shareholders with questions about notice and access can call Computershare Investor Services Inc. (“Computershare”) toll free at 1-866-964-0492 or by going to: www.computershare.com/noticeandaccess.
The Company is not sending proxy-related materials directly to non-objecting beneficial owners of Common Shares but will make delivery through intermediaries. The Company will pay for intermediaries to deliver proxy-related materials to both non-objecting and objecting beneficial owners of Common Shares.
3.    On what items am I voting?
You are being asked to vote on three items:
(1)the election of nine directors to the Company’s board of directors (the “Board”);
(2)the re-appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditors and the authorization of the Board to fix the auditors’ remuneration; and

(3)a non-binding advisory vote on the Company’s approach to executive compensation as described in this Management Proxy Circular (the “Say on Pay Vote”).
4.    Who is eligible to vote?
Holders of Common Shares registered on the books of the Company at the close of business on May 3, 2021 (the “Record Date”) and their duly appointed representatives are eligible to vote at the Meeting. A shareholder is a registered shareholder if shown as a shareholder on the Record Date on the shareholder list kept by Computershare, as registrar and transfer agent of the Company for the Common Shares, in which case a share certificate or statement from a direct registration system will have been issued to the shareholder which indicates the shareholder’s name and the number of Common Shares owned by the shareholder. Registered holders of Common Shares will receive with this Management Proxy Circular a form of proxy from Computershare representing the Common Shares held by the registered shareholder.
5.    How is the Meeting being held?
This year, to mitigate risks to the health and safety of the Company’s shareholders, communities, employees and other stakeholders related to the ongoing COVID-19 pandemic, the Company will hold the Meeting in a virtual-only format via a live audio webcast. The Meeting will not take place in a physical location and shareholders will therefore not be able to attend the Meeting in person. Registered shareholders and duly appointed proxyholders, regardless of their location, will have an equal opportunity to participate in the Meeting and engage with directors and management of the Company.
6.    How can I participate in the Meeting?
Registered shareholders and duly appointed proxyholders, including non-registered holders who have duly appointed themselves as their proxy, who participate in the Meeting online will be able to listen to the Meeting, ask questions and vote, all in real time, provided that they are connected to the internet. Non-registered shareholders who have not duly appointed themselves as their proxies may still attend the Meeting as guests. Guests will be able to listen to the Meeting but will not be able to vote or ask questions at the Meeting. To participate:
Step 1:    Log in online at https://web.lumiagm.com/477908713 (note that Chrome, Safari, Edge and Firefox are the preferred browsers for the Meeting, and Internet Explorer is not supported); and
Step 2:    Follow the instructions below:
Registered shareholders:    Click “I have a login” and then enter your username and the password “blackberry2021” (case sensitive). Your username is the control number located on your form of proxy, proxy notice or in the e-mail notification you received from Computershare.
Duly appointed proxyholders (including non-registered shareholders who have duly appointed themselves as proxyholder): Click “I have a login” and then enter your username and the password “blackberry2021” (case sensitive). Proxyholders who have been duly appointed and registered with Computershare as described in this Management Proxy Circular will receive a control number by email from Computershare after 2:00 p.m. (Eastern Time) on June 21, 2021.
Guests (including non-registered shareholders who have not duly appointed themselves as proxyholder): Click “Guest” and then complete the online form.
    If you attend the Meeting online, it is important that you are connected to the internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to stay connected for the duration of the Meeting. You should allow ample time to check into the Meeting online and complete the related procedures.
7.    How can I vote if I am a registered shareholder?
If your Common Shares are registered in your name and you wish to vote online during the Meeting, log into the Meeting using your control number and, if you accept the terms and conditions, any proxy for the Meeting previously submitted by you will be revoked and you will be provided the opportunity to vote by online ballot.

If you do not wish to revoke a previously submitted proxy, you may log in as a guest but will be unable to vote or ask questions at the Meeting.
Alternatively, you may vote online at www.investorvote.com or by telephone at 1-866-732-VOTE (8683) by 2:00 p.m. (Eastern Time) on June 21, 2021 or at least 48 hours, excluding Saturdays, Sundays and holidays, prior to any adjournment or postponement of the Meeting at which the proxy is to be used (the “Proxy Deadline”). See your proxy notice or form of proxy for instructions.
If your Common Shares are registered in the name of an intermediary, such as a bank, trust company, securities broker, trustee, custodian, or other nominee who holds your Common Shares on your behalf (an “Intermediary”), or in the name of a clearing agency in which your Intermediary is a participant, then you are a non-registered shareholder. As such, you are not identified on the share register maintained by Computershare as being a shareholder. Instead, the Company’s share register shows the shareholder of your Common Shares as being the Intermediary or depository through which you own your Common Shares. Please see the answer to the question “How do I vote if my Common Shares are held in the name of an Intermediary?”
8.    How can someone else vote for me if I am registered shareholder?
If you have received a paper form of proxy, you may sign the form of proxy to give authority to John Chen, Executive Chair of the Board and Chief Executive Officer of the Company, or failing him, V. Prem Watsa, Lead Director of the Board, to vote your Common Shares at the Meeting in accordance with your instructions. A paper form of proxy should be executed by you or your duly authorized attorney or, if the shareholder is a corporation, by a duly authorized officer or attorney thereof.
You have the right to appoint a person or company (who need not be a shareholder of the Company), other than the persons designated in the form of proxy, to represent you at the Meeting. This right may be exercised by inserting the name of such person or company in the blank space provided in the proxy.
To submit a paper form of proxy, you must deliver your signed and completed proxy by mail or by hand to Computershare at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 Attention: Proxy Department, by the Proxy Deadline.
If you are appointing a person or company to represent you at the Meeting other than the persons designated in the form of proxy, you must deliver your form of proxy appointing that person or company AND then register that proxyholder online with Computershare. To register a third-party proxyholder, shareholders must visit http://www.computershare.com/blackberry by the Proxy Deadline and provide Computershare with the required proxyholder contact so that Computershare may provide the proxyholder with a control number via e-mail. Failure to register the proxyholder AFTER you have submitted your proxy form will result in the proxyholder not receiving a control number that is required to vote at the Meeting. Without a control number, a proxyholder will not be able to vote or ask questions at the Meeting but will be able to attend the Meeting as a guest.
9.    How do I vote if my Common Shares are held in the name of an Intermediary?
The information set forth below is of significant importance to many shareholders of the Company, as a substantial number of shareholders do not hold their Common Shares in their own name, and thus are non-registered shareholders. Common Shares held by an Intermediary can only be voted by the Intermediary upon the instructions of the non-registered shareholder. Without specific instructions, Intermediaries are prohibited from voting Common Shares.
The Company has distributed copies of a notice about the website availability of the proxy materials and a request for voting instructions (the “Notice Package”) to the clearing agencies and Intermediaries for onward distribution to registered and non-registered shareholders. The Company will not send the Notice Package directly to non-registered shareholders. Non-registered shareholders with existing instructions on their account to receive paper material will receive a paper copy of this Management Proxy Circular and the Company’s Annual Report on Form 10-K.

If you are a non-registered shareholder, you may vote your Common Shares in one of the following ways:
Through your intermediary:
A voting instruction form will be included in the Notice Package sent to you. The voting information form, when properly completed and signed by the non-registered shareholder and returned to the Intermediary in accordance with the directions on the form, will instruct your Intermediary on how to vote on your behalf.
Attend the meeting:
If you wish to vote your Common Shares during the Meeting, you must appoint yourself as a proxyholder by entering your name in the space provided on the voting instruction form and sign and return it to the Intermediary in accordance with the directions on the form. Do not otherwise complete the form, as you will be voting at the Meeting. In addition, you must also register yourself online with Computershare at http://www.computershare.com/blackberry by the Proxy Deadline so that Computershare may provide you with a control number via e-mail. If you do not register AFTER you have submitted your voting instruction form, you will not receive a control number and you will not be able to vote or ask questions at the Meeting but will be able to attend only as a guest.
Designate another person to be appointed as your proxyholder:
You can choose another person (who need not be a shareholder of the Company) to vote for you as a proxyholder. If you appoint someone else, they must attend the Meeting for you. To appoint someone else, you should enter the person’s name in the space provided on the voting information form and sign and return it to the Intermediary in accordance with the directions on the form. Do not otherwise complete the form, as your proxyholder will be voting at the Meeting. In addition, you must also register your proxyholder online with Computershare at http://www.computershare.com/blackberry by the Proxy Deadline so that Computershare may provide your proxyholder with a control number via e-mail. If you do not register your proxyholder AFTER you have submitted your voting instruction form, your proxyholder will not receive a control number and will not be able to vote or ask questions at the Meeting but will be able to attend only as a guest.
Every Intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by non-registered shareholders in order to ensure that their Common Shares are voted at the Meeting.
Important information for U.S. non-registered shareholders:
If you are a non-registered shareholder located in the United States and you wish to attend and vote at the Meeting or, if permitted, appoint a third party as your proxyholder, you must first obtain a legal proxy form from your Intermediary and then register in advance to attend the Meeting. Follow the instructions from your Intermediary included with the Notice Package or contact your Intermediary to request a legal proxy form. To register to attend the Meeting, you must submit a copy of your legal proxy to Computershare by e-mail or courier to uslegalproxy@computershare.com (if by e-mail) or Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 (if by courier). Your request for registration must be labeled as “legal proxy” and be received by no later than 2:00 p.m. (Eastern Time) on June 21, 2021.
10.    How will my shares be voted if I give my proxy?
The Common Shares represented by proxies in favour of persons named therein will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if a shareholder specifies a choice with respect to any matter to be acted upon at the Meeting, the Common Shares represented by proxy will be voted accordingly. If a specification is not made with respect to any matter, the form of proxy confers discretionary authority and will be voted as follows:
(1)FOR the election as directors of each of the individuals listed herein as proposed nominees;
(2)FOR the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company and the authorization of the Board to fix the auditors’ remuneration; and
(3)FOR the non-binding advisory resolution to accept the Company’s approach to executive compensation, as described in this Management Proxy Circular.

11.    If I change my mind, can I revoke my proxy once I have given it?
In addition to any other manner permitted by law, if you are a registered shareholder you may revoke a proxy before it is exercised by: (i) an instrument in writing executed in the same manner as a proxy and delivered to the attention of the Corporate Secretary of the Company at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, or (ii) completing and signing a proxy form bearing a later date than the proxy form you previously returned and delivering it to Computershare it in accordance with the instructions on the form of proxy before the Proxy Deadline. If you have followed the process for attending and voting at the Meeting online, voting at the Meeting online will revoke your previous proxy. If you are a non-registered holder, contact your Intermediary to find out how to change or revoke your voting instructions and the timing requirements.
12.    What if amendments are made to the matters identified in the Notice of Meeting or other business comes before the Meeting?
The form of proxy confers discretionary authority upon the persons named therein to vote with respect to any amendments or variations to the matters identified in the Notice of Meeting and with respect to any other matters that may properly come before the Meeting in such manner as the persons named therein in their judgment may determine. At the date hereof, management of the Company knows of no such amendments, variations or other matters to come before the Meeting.
13.    What constitutes a quorum at the Meeting?
The presence of two shareholders or proxyholders entitled to cast votes representing at least 25% of the outstanding Common Shares will constitute a quorum at the Meeting or any adjournment of the Meeting. The Company’s list of shareholders as of the Record Date has been used to deliver to shareholders the Notice of Meeting and this Management Proxy Circular as well as to determine who is eligible to vote at the Meeting.
14.    How many shares are entitled to vote?
The authorized share capital of the Company consists of an unlimited number of Common Shares, Class A Shares and Preferred Shares. As of the Record Date, 566,219,139 Common Shares are issued and outstanding, each of which carries the right to one vote on all matters that may come before the Meeting. No Class A Shares or Preferred Shares are currently issued and outstanding.
15.    Is my vote confidential?
Under normal conditions, confidentiality of voting is maintained by virtue of the fact that Computershare tabulates proxies and votes. However, such confidentiality may be lost as to any proxy or ballot if a question arises as to its validity or revocation or any other like matter. Loss of confidentiality may also occur if the Board decides that disclosure is in the interest of the Company or its shareholders.
16.    What are the procedures related to questions for the meeting?
Registered shareholders with a control number may submit questions for the Meeting in advance through www.investorvote.com. During the Meeting, registered shareholders and duly appointed proxyholders may submit questions to the Company during the Meeting by selecting the messaging icon. So that as many questions as possible are answered, shareholders and proxyholders are asked to be brief and concise and to address only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized and answered together. All shareholder questions are welcome; however, the Company does not intend to address questions that:
•are irrelevant to the business of the meeting or to the Company’s operations;
•are in furtherance of a shareholder’s personal or business interest or related to personal grievances;
•are related to non-public information about the Company;
•constitute derogatory references to individuals or that are otherwise offensive to third parties;
•are repetitious or have already been asked by other shareholders; or
•are out of order or not otherwise appropriate as determined by the chair or secretary of the Meeting in their reasonable judgment.

To ensure the Meeting is conducted in a manner that is orderly and fair to all shareholders, the chair of the Meeting may exercise broad discretion with respect to, for example, the order in which questions are asked and the amount of time devoted to any one question.
17.    What if I need more information about the Meeting?
If you have a question regarding the Meeting, please contact Computershare as follows:
By Mail:        100 University Avenue, 8th Floor, Toronto, ON M5J 2Y1
By Telephone:     1-800-564-6253
By Internet:     www.investorcentre.com

BlackBerry Limited
2200 University Avenue East
Waterloo, Ontario, Canada N2K 0A7

BUSINESS TO BE TRANSACTED AT THE MEETING
1.    Presentation of Financial Statements
The audited consolidated financial statements of the Company for the fiscal year ended February 28, 2021 (“Fiscal 2021”), and the report of the auditors thereon, will be placed before the Meeting. These audited comparative consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K, were mailed to the Company’s registered and beneficial shareholders who requested it. The Company’s Annual Report on Form 10-K is available on the Company’s website at www.blackberry.com and on the System for Electronic Document Analysis and Retrieval (SEDAR) in Canada at www.sedar.com and on the U.S. Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) system at www.sec.gov.

2.    Election of Directors
The Company’s articles of amalgamation provide for the Board to consist of a minimum of one and a maximum of fifteen directors. The number of directors to be elected at the Meeting has been fixed by the Board at nine. All of the proposed nominees are currently directors of the Company and have been directors since the dates indicated below. Each director elected at the Meeting will hold office until the next annual meeting of shareholders or until his or her successor is duly elected or appointed.
Unless the shareholder directs that his or her Common Shares be otherwise voted or withheld from voting in connection with the election of any particular director or directors, the persons named in the form of proxy will vote FOR the election of each of the nine nominees whose names are set forth below. Management does not contemplate that any of the following nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the form of proxy will have the right to vote for another nominee in their discretion.
The following pages set out the names of the proposed nominees for election as directors together with, as applicable, their independence or non-independence under applicable securities laws and stock exchange rules, province or state and country of residence, age, year first elected or appointed as a director of the Company, present principal occupation, current membership on standing committees of the Board, record of attendance at meetings of the Board and its standing committees, directorships of other publicly-traded companies during the preceding five years, public company board interlocks and key skills and qualifications. Also indicated for each person proposed as a director are the number and value on the Record Date of Common Shares beneficially owned, directly or indirectly, or over which control was exercised and the number of deferred share units (“DSUs”) credited to the person under the Company’s amended and restated deferred share unit plan for directors (the “DSU Plan”).1, 2

1 The value of Common Shares/DSUs as of the Record Date was calculated using the closing price of the Common Shares on the New York Stock Exchange (“NYSE”) on the Record Date, which was $8.61 per Common Share.

2 Directors who are also officers of the Company are not compensated for Board service and do not receive DSUs. Mr. Chen is the only director who is also an officer of the Company. The following tables reflect Common Share and DSU ownership or control only and do not reflect restricted share unit information for Mr. Chen, which is reported under “Executive Compensation – . Executive Compensation Tables” in this Management Proxy Circular.

John Chen, California, United States (Non-Independent Director)
	Mr. Chen, 65, has served as Executive Chair of the Board and Chief Executive Officer of the Company since November 2013. Prior to joining the Company, Mr. Chen was the Chief Executive Officer of Sybase Inc. from 1998 to 2012 and the Chairman of Sybase from 1998 to 2010. Prior to Sybase, Mr. Chen held executive positions at Siemens AG, Pyramid Technology Corp. and Burroughs Corp. He started his career as a design engineer with Unisys Corp. Mr. Chen has a bachelor’s degree in electrical engineering from Brown University and a master’s degree in electrical engineering from California Institute of Technology (Caltech). Mr. Chen holds several honorary degrees and has received awards and honors for his leadership in building U.S.-Asia relations. Mr. Chen was appointed to serve on the President’s Export Council in 2005 and was appointed as co-chair of the Secure Borders and Open Doors Advisory Committee in 2006. He has also chaired the U.S-China Policy Advisory Roundtable for the Center for Strategic and International Studies. Mr. Chen is a trustee of Caltech and has also served as a Special Advisor to Silver Lake, a private investment firm.
Board/Committee Membership		Attendance	Public Board Membership in Past Five Years & Interlock
			Name of Issuer	Period of Service
Board	10/10	100%	Current Boards None Other Boards in Past 5 Years The Walt Disney Company Wells Fargo Board Interlock None	2004 - 2019 2006 - 2018
Overall attendance	10/10	100%
Skills and Qualifications
•Advanced Technology •Executive Leadership •International Business •Public Company Governance
Securities Held
	Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	7,225,188	N/A	7,225,188	$62,208,869
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2020	237,591,236	95.70%	10,669,653	4.30%

Michael A. Daniels, Colorado, United States (Independent Director)

Mr. Daniels, 75, has served as a director of the Company since October 2014. Mr. Daniels currently serves as Chairman of CACI International Inc. and as a member of the board of directors of Mercury Systems, Inc. and Two Six Technologies, LLC. Mr. Daniels also currently serves as a director of the Northern Virginia Technology Council and the Virginia Chamber of Commerce. He also leads the National Advisory Board of the American Enterprise Institute Center for Internet, Communications and Technology Policy. Mr. Daniels previously held various senior management positions at Science Applications International Corporation (“SAIC”) from 1986 to 2004. While at SAIC, Mr. Daniels identified and acquired Network Solutions, Inc. and served as Chairman from 1995 until 2000 when the company was acquired by VeriSign, Inc. Mr. Daniels was Chairman and CEO of Mobile 365, Inc. from 2005 until the sale of the company to Sybase Inc. in 2006. He then served as a director of Sybase from 2007 until its acquisition by SAP in 2010. He has also served as Chairman of GlobalLogic Inc., Invincea, Inc. and the Logistics Management Institute, and as a director of VeriSign, Inc., Apogen Technologies, Inc. and Telcordia Technologies, Inc.

Board/Committee Membership	Attendance	Public Board Membership in Past Five Years & Interlock
Name of Issuer	Period of Service
Board	10/10	100%	Current Boards Mercury Systems, Inc. CACI International Inc. Other Boards in Past 5 Years None Board Interlock Ms. Disbrow – Mercury Systems	2010 - present 2013 - present
Compensation, Nomination and Governance Committee	4/4	100%
Overall attendance	14/14	100%
Skills and Qualifications
•Advanced Technology •Cybersecurity •Executive Leadership •Government Affairs •Public Company Governance
Securities Held
Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	26,077	166,799	192,876	$1,660,662
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2020	239,201,351	96.35%	9,059,539	3.65%

Timothy Dattels, California, United States (Independent Director)
	Mr. Dattels, 62, has served as a director of the Company since July 2012. Mr. Dattels serves as the Managing Partner for TPG Asia and is a member of the firm’s Executive Committee. Prior to joining TPG in 2004, Mr. Dattels served as a Partner and Managing Director of Goldman, Sachs & Co., where he advised several of Asia’s leading entrepreneurs and governments as head of Investment Banking for all Asian countries outside of Japan from 1996 to 2000. In addition, he served on the firm’s Management Committee in Asia. He received an MBA from Harvard Business School and a BA, with Honors, from the University of Western Ontario. Mr. Dattels serves or has served on the boards of directors of Parkway Holdings, Shangri-La Asia Ltd., Sing Tao News Corporation Ltd., Primedia, Inc., SFJazz, the Jackson Laboratory, and is a member of Northstar Equity Partners’ investment committee.
Board/Committee Membership		Attendance	Public Board Membership in Past Five Years & Interlock
			Name of Issuer	Period of Service
Board	10/10	100%	Current Boards Cushman & Wakefield plc Other Boards in Past 5 Years Shangri-La Asia Ltd. Board Interlock None	2018 - present 2004 - 2017
Overall attendance	10/10	100%
Skills and Qualifications
•Finance •Executive Leadership •International Business
Securities Held
	Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	220,596	220,596	$1,899,332
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2020	240,172,579	86.74%	8,088,311	3.26%

Lisa Disbrow, Virginia, United States (Independent Director)
	Ms. Disbrow, 58, has served as a director of the Company since August 2019. Ms. Disbrow currently serves as Chair of Hensoldt, Inc. and as a member of the board of directors of Mercury Systems, Inc., Perspecta Inc. and the Sequa Corporation. She was the Senate-confirmed Under Secretary of the United States Air Force from January 2015 to June 2017 and served as Acting Secretary of the U.S. Air Force from January 2017 to May 2017. Ms. Disbrow was also the Senate-confirmed chief financial officer of the Air Force from 2014 through 2018, as the Assistant Secretary for Financial Management and Comptroller. She has a BA from the University of Virginia, an MA from The George Washington University and an MS from The National War College in National Strategy. Ms. Disbrow was commissioned into the U.S. Air Force in 1985 and retired after 23 years as Colonel having worked primarily in intelligence operations, operational plans, and program budgeting. Over the course of her federal civilian career, she held leadership and analytic positions at the White House, on the Joint Staff and at the National Reconnaissance Office.
	Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock
				Name of Issuer	Period of Service
	Board	10/10	100%	Current Boards Mercury Systems, Inc. Perspecta Inc. Other Boards in Past 5 Years None Board Interlock Mr. Daniels – Mercury Systems	2017 - present 2018 - present
	Audit and Risk Management Committee	5/5	100%
	Overall attendance	15/15	100%
Skills and Qualifications
•Accounting and Finance •Cybersecurity •Executive Leadership •Government Affairs •Risk Management
Securities Held
	Common Shares (#)	DSUs (#)		Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	70,384		70,384	$606,006
Annual Meeting Voting Results
Year	Votes For	% of Votes For		Votes Withheld	% of Votes Withheld
2020	240,302,531	96.79%		7,958,359	3.21

Richard Lynch, Pennsylvania, United States (Independent Director)

Mr. Lynch, 73, has served as a director of the Company since February 2013. Mr. Lynch has bachelor’s and master’s degrees in electrical engineering from Lowell Technological Institute (University of Massachusetts) and post-graduate executive education from the Wharton School at the University of Pennsylvania and the Johnson School of Management at Cornell University. Since September 2011, Mr. Lynch has been President of FB Associates, LLC, which provides advisory and consulting services at the intersection of technology, marketing and business operations. Prior to his current role, Mr. Lynch served as Executive Vice-President & Chief Technology Officer of Verizon Communications and Verizon Wireless. He is a Life Fellow of The Institute of Electrical and Electronic Engineers and a director of VectoIQ Acquisition Corp. II, iconectiv and Cohere Technologies, Inc. Mr. Lynch was a director of Ruckus Wireless Inc. from 2012 to 2016 and of Ribbon Communications from 2014 to 2020, including serving as Chairman from 2017 to 2020. He has also served on a number of professional organizations including the GSM Association, the CDMA Development Group, the Federal Communications Commission Technical Advisory Committee and the Communications Security Reliability and Interoperability Council. Mr. Lynch has been honored with the President’s Award by the Cellular Telecommunications and Internet Association and has also been inducted into the Wireless History Foundation’s Hall of Fame.

	Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock
				Name of Issuer	Period of Service
	Board	10/10	100%	Current Boards VectoIQ Acquisition Corp. II Other Boards in Past 5 Years Ruckus Wireless Inc. Ribbon Communications VectoIQ Acquisition Corp. Board Interlock None	2020 - present 2012 - 2016 2014 - 2020 2018 - 2020
	Compensation, Nomination and Governance Committee	4/4	100%
	Overall attendance	14/14	100%
Skills and Qualifications
•Advanced Technology •Executive Leadership •Public Company Governance
Securities Held
	Common Shares (#)	DSUs (#)		Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	196,692		196,692	$1,693,518
Annual Meeting Voting Results
Year	Votes For	% of Votes For		Votes Withheld	% of Votes Withheld
2020	239,152,696	96.33%		9,108.194	3.67%

Laurie Smaldone Alsup, New Jersey, United States (Independent Director)

Dr. Laurie Smaldone Alsup, 67, has served as a director of the Company since June 2015. She has a BA from Fordham College and an MD from Yale University, where she completed her residency in Internal Medicine and fellowship in Medical Oncology. Since March 2016, Dr. Smaldone Alsup has been Chief Scientific Officer and Chief Medical Officer of NDA Group AB, a leading drug development consulting company (which merged with PharmApprove, where Dr. Smaldone Alsup had been President and Chief Scientific Officer since August 2011). She was previously Chief Executive Officer of Phytomedics Inc., prior to which she held clinical and regulatory leadership roles at Bristol Myers Squibb, including Senior Vice President of Global Regulatory Science and Vice President of Corporate Strategy and Business Risk Management. Dr. Smaldone Alsup serves as a director of Theravance Biopharma, Inc., Arvinas, Inc. and Kinnate Biopharma Inc., and previously served as a director of Kalobios Pharmaceuticals, Inc. She has also served with numerous professional and charitable organizations including the Cancer Institute of New Jersey, the Conference Board Strategic Risk Management Council and the McCarter Theatre in Princeton, New Jersey.

Board/Committee Membership	Attendance	Public Board Membership in Past Five Years & Interlock
Name of Issuer	Period of Service
Board	9/10	90%	Current Boards Theravance Biopharma, Inc. Arvinas, Inc. Kinnate Biopharma Inc. Other Boards in Past 5 Years Kalobios Pharmaceuticals, Inc. Board Interlock None	2018 - present 2019 - present 2020 - present 2013 - 2015
Audit and Risk Management Committee	5/5	100%
Overall attendance	14/15	93%
Skills and Qualifications
•Executive Leadership •Regulatory Affairs •Risk Management
Securities Held
Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	155,477	155,477	$1,338,657
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2020	240,215,799	96.76%	8,045,091	3.24%

Barbara Stymiest, Ontario, Canada (Independent Director)

Ms. Stymiest, 64, has served as a director of the Company since March 2007 and as Chair of the Audit and Risk Management Committee since November 2013. Ms. Stymiest was Chair of the Company from January 2012 until November 2013. She has an HBA from the Richard Ivey School of Business, University of Western Ontario and an FCA, FCPA from the Chartered Professional Accountants of Ontario. Ms. Stymiest is currently a corporate director. From 2004 to 2011, Ms. Stymiest was a member of the Group Executive of the Royal Bank of Canada which is responsible for the Bank’s overall strategic direction. Prior to that, she held positions as Chief Executive Officer at TMX Group Inc., Executive Vice-President and Chief Financial Officer at BMO Capital Markets and Partner of Ernst & Young LLP. Ms. Stymiest currently serves as a director of George Weston Limited, President’s Choice Bank, Sun Life Financial Inc. and the Canadian Institute for Advanced Research. She is also a Vice-Chair and trustee of University Health Network.

Board/Committee Membership	Attendance	Public Board Membership in Past Five Years & Interlock
Name of Issuer	Period of Service
Board	10/10	100%	Current Boards George Weston Limited Sun Life Financial Inc. Other Boards in Past 5 Years None Board Interlock None	2011 - present 2012 - present
Audit and Risk Management Committee	5/5	100%
Compensation, Nomination and Governance Committee	4/4	100%
Overall attendance	19/19	100%
Skills and Qualifications
•Accounting and Finance •Executive Leadership •Public Company Governance •Risk Management
Securities Held
Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	10,000	238,002	248,002	$2,135,297
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2020	236,737,374	95.36	11,523,516	4.64

V. Prem Watsa, Ontario, Canada (Independent Lead Director)

Mr. Watsa, 70, served as a director of the Company from January 2012 to August 2013 and has been the Lead Director of the Board and Chair of the Compensation, Nomination and Governance Committee (the “CNG Committee”) since November 2013. He has a bachelor’s degree in chemical engineering from the Indian Institute of Technology in Madras, India and obtained his MBA from the Richard Ivey School of Business at the University of Western Ontario. He is also a holder of the Chartered Financial Analyst designation. Mr. Watsa is currently Chairman and has served as Chief Executive Officer of Fairfax Financial Holdings Limited (“Fairfax”) since 1985. Mr. Watsa is the Chairman of the board of directors of Fairfax India Holdings Corporation, Fairfax’s publicly-traded subsidiary, and Vice Chairman of Hamblin Watsa Investment Counsel Ltd., a subsidiary of Fairfax. He is also a co-founder and a director of the BlackNorth Initiative. Prior to joining Fairfax, he held various positions with Confederation Life Insurance Company and GW Asset Management. In addition to the public boards indicated below, Mr. Watsa is a member of the board of trustees of the Hospital for Sick Children Foundation, a member of the Advisory Board for the Richard Ivey School of Business, a member of the board of directors of the Royal Ontario Museum Foundation, and Chairman of the Investment Committee of St. Paul’s Anglican Church in Toronto.

Board/Committee Membership	Attendance	Public Board Membership in Past Five Years & Interlock
Name of Issuer	Period of Service
Board[1]	7/10	70%
Current Boards
Fairfax Financial Holdings
Limited
Fairfax India Holdings
Corporation

Other Boards in Past 5 Years
Fairfax Africa Holdings
Corporation (now known as Helios Fairfax Partners Corporation)

Board Interlock
None
1985 - present 2015 - present 2016 - 2021
Compensation, Nomination and Governance Committee	4/4	100%
Overall attendance	11/14	79%
Skills and Qualifications
•Finance •Executive Leadership •International Business •Public Company Governance
Securities Held[2]
Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	129,000	184,912	276,812	$2,383,351
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2020	223,811,969	90.15	24,448,920	9.85%
1 Mr. Watsa did not attend three board meetings during Fiscal 2021 that were convened to review and assess debt refinancing options for the Company, in light of the potential or actual interest of Fairfax in the matters under consideration.
2 In addition, as of the Record Date, Fairfax and certain of its controlled subsidiaries and group companies beneficially owned approximately 46.7 million Common Shares representing approximately 8.25% of the issued and outstanding Common Shares, or approximately 101.7 million Common Shares representing approximately 15.23% of the issued and outstanding Common Shares assuming conversion of all of its 1.75% unsecured subordinated debentures of the Company due 2023 (the “1.75% Debentures”) and after giving effect to the conversion. Mr. Watsa is the Chairman and Chief Executive Officer of Fairfax and beneficially owns shares carrying approximately 43.6% of the votes attached to all outstanding shares of Fairfax.

Wayne Wouters, Ontario, Canada (Independent Director)
The Hon. Wayne Wouters, PC, OC, 70, has served as a director of the Company since October 2015. Mr. Wouters has an honours bachelor of commerce degree from the University of Saskatchewan and a master’s degree in economics from Queen’s University. He has been a Strategic and Policy Advisor to McCarthy Tétrault LLP since April 2015 and is also a director of Champion Iron Limited and Canadian Utilities Limited. From 2009 to 2014, Mr. Wouters was the Clerk of the Privy Council of Canada and, in that capacity, held the roles of Deputy Minister to the Prime Minister, Secretary to the Cabinet and Head of the Public Service. Prior to his tenure as Clerk, Mr. Wouters was Secretary of the Treasury Board of Canada and served in deputy ministerial and other senior positions in the Canadian public service. Mr. Wouters has received numerous awards, including Honorary Doctorates of Laws from the Universities of Saskatchewan and Manitoba, the Queen’s Diamond Jubilee Medal and the André Mailhot Award for lifetime achievement from the United Way Canada. He was inducted by the Prime Minister as a member of the Privy Council in 2014 and was invested into the Order of Canada as an officer in 2017.
Board/Committee Membership	Attendance	Public Board Membership in Past Five Years & Interlock
Name of Issuer	Period of Service
Board	10/10	100%	Current Boards Champion Iron Limited Canadian Utilities Limited Other Boards in Past 5 Years None Board Interlock None	2016 - current 2019 - current
Audit and Risk Management Committee	5/5	100%
Overall attendance	15/15	100%
Skills and Qualifications
•Executive Leadership •Government Affairs •International Business
Securities Held
Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	148,344	148,344	$1,277,242
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2020	240,131,345	96.73	8,129,545	3.27

Advance Notice By-Law

In 2014, shareholders confirmed Amended and Restated By-Law No. A4, a by-law relating generally to the nomination of persons for election of directors of the Company (the “Advance Notice By-Law”), which establishes a framework for advance notice of nominations of persons for election to the Board. The Advance Notice By-Law sets deadlines of a prescribed number of days before a shareholders’ meeting for a shareholder to notify the Company of its intention to nominate one or more directors, and explains the information that must be included with the notice for it to be valid. The Advance Notice By-Law applies at an annual meeting of shareholders or a special meeting of shareholders that was called to elect directors (whether or not also called for other purposes), and may be waived by the Board.

In the case of an annual meeting of shareholders, notice to the Company pursuant to the Advance Notice By-Law must be given not less than 30 nor more than 65 days prior to the date of the annual meeting. In the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be given not later than the close of business on the 10th day following the notice date. In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Company pursuant to the Advance Notice By-Law must be given not later than the close of business on the 15th day following the day on which the first public announcement of the date of the meeting was made. As at the date of this Management Proxy Circular, the Company has not received any additional director nominations for the Meeting.

Penalties, Sanctions and Bankruptcies

On May 27, 2011, Phytomedics, Inc. (“Phytomedics”) filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey.  Dr. Smaldone Alsup was Chief Executive Officer, President and a member of the board of directors of Phytomedics from April 2008 until the date of the bankruptcy filing when a trustee was appointed.

On November 21, 2013, TranSwitch Corporation (“TranSwitch”) filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Connecticut. Mr. Lynch was a member of the board of directors of TranSwitch from November 2010 and the chairman of the board from July 2012, until termination of the board on the date of the bankruptcy filing when a trustee was appointed.

On December 28, 2015, Kalobios Pharmaceuticals, Inc. (“Kalobios”) filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Dr. Smaldone Alsup was a member of the board of directors of Kalobios from October 2013 until her resignation on November 19, 2015.

3.    Re-appointment of Independent Auditors and Authorization of Directors to fix the Auditors’ Remuneration
At the Meeting, shareholders will be asked to vote on the re-appointment of PricewaterhouseCoopers LLP (“PwC”) as independent auditors of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed, and to authorize the Board to fix the auditors’ remuneration. PwC has been the auditors of the Company since the beginning of the fiscal year ended February 28, 2021 (“Fiscal 2021”).

Prior to PwC, Ernst & Young LLP (“EY”) served as the Company’s independent registered public accounting firm. During the fiscal year ended February 29, 2020 (“Fiscal 2020”), the Company requested, as recommended and approved by the Audit and Risk Management Committee of the Board of Directors (the “Audit Committee”) of the Company, that EY resign as its independent registered public accounting firm. This request was considered a dismissal (within the meaning ascribed to such term in Item 304 of Regulation S-K) pursuant to which, effective April 27, 2020 (the “Auditor Change Date”), EY ceased to be the Company’s independent registered public accounting firm.

The reports of EY on the consolidated financial statements of the Company for Fiscal 2020 and the fiscal year ended February 28, 2019 (“Fiscal 2019”) did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of EY on the effectiveness of internal control over financial reporting as of February 29, 2020 and February 28, 2019 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During Fiscal 2020, Fiscal 2019 and the subsequent interim period through the Auditor Change Date, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused them to make reference thereto in their reports on the financial statements for such fiscal years. During Fiscal 2020 and Fiscal 2019, there were no matters that were either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

During Fiscal 2020, Fiscal 2019 and the subsequent interim period through the Auditor Change Date, neither the Company nor anyone acting on its behalf consulted with PwC on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, as applicable, in each case where a written report was provided or oral advice was provided that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

For Fiscal 2021 and Fiscal 2020, the Company incurred the following fees for the services of PwC and EY, respectively:

	Fiscal 2021	Fiscal 2020
Audit Fees	$2,558,471	$2,602,343
Audit-Related Fees	$23,000	$1,030,000
All Other Fees	$57,641	$513,400
Total Fees	$2,639,112	$4,145,743
The nature of each category of fees is described below.

Audit Fees

Audit fees were paid for professional services rendered by PwC or EY, as applicable, for the audit of the Company’s annual financial statements.

Audit-Related Fees

Audit-related fees were paid for assurance and related services rendered by PwC or EY, as applicable, that are reasonably related to the performance of the audit or review of the Company’s financial statements (and are not reported above as “Audit Fees”) or for services that are normally provided by PwC or EY, as applicable, in connection with statutory and regulatory filings or engagements. Audit-related services also included assurance services related to certain contractual compliance clauses, as well as the Company’s corporate social responsibility disclosures.

All Other Fees

Other fees paid for Fiscal 2021 were related to the refinancing of the Company’s outstanding 3.75% unsecured subordinated debentures (the “3.75% Debentures”).

The Board recommends a vote “FOR” the re-appointment of PwC as independent auditors of the Company for the fiscal year ending February 28, 2022 (“Fiscal 2022”) and authorizing the Board to fix the auditors’ remuneration. If shareholders do not ratify the selection of PwC as the independent public accounting firm for the Company for Fiscal 2022, the Board will reconsider whether to re-engage PwC but may ultimately determine to engage PwC or another audit firm without resubmitting the matter to shareholders.

Unless a shareholder directs that his or her Common Shares are to be withheld from voting in connection with the appointment of auditors, the persons named in the form of proxy will vote FOR the re-appointment of PricewaterhouseCoopers LLP as auditors of the Company until the next annual meeting of shareholders or until a successor is appointed, and to authorize the Board to fix the auditors’ remuneration.

Audit and Risk Management Committee Pre-Approval Policy

All audit and permissible non-audit services to be provided by the Company’s external auditors are pre-approved by the Audit and Risk Management Committee. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit and Risk Management Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services provided that each individual engagement is not more than $100,000 and that the aggregate for all engagements does not exceed $250,000 in any year. All audit and non-audit services performed by PwC during Fiscal 2021 were approved in accordance with this policy.

4.    Advisory Vote on Executive Compensation
In March 2012, the Board approved an advisory say-on-pay policy (the “Say on Pay Policy”). The Say on Pay Policy is consistent with the model say-on-pay policy of the Canadian Coalition for Good Governance and establishes a framework for the Company to conduct an annual non-binding advisory vote (the “Say on Pay Vote”) on executive compensation by shareholders. At last year’s annual and special meeting of shareholders, shareholders of the Company had the opportunity to cast a non-binding advisory vote on how often the Company should hold a Say on Pay Vote. Approximately 99% of the votes cast were in favour of holding a Say on Pay Vote every year. While this was an advisory vote only and is not binding on the Board, the Board continues to believe that shareholders should be able to express their views on the Company’s executive compensation program on an annual basis.

The form of resolution (the “Say on Pay Resolution”) is as follows:

Resolved, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in the Company’s proxy circular delivered in advance of the 2021 annual meeting of shareholders.

Consistent with the Say on Pay Policy, this is an advisory vote only and is not binding on the Board, which remains responsible for its compensation decisions and is not relieved of these responsibilities irrespective of the results of the vote. However, the Board will take the results of the vote into account, as appropriate, when considering future compensation policies, procedures and decisions and in determining whether there is a need to significantly increase their engagement with shareholders on compensation and related matters. The Company will also disclose the results of this vote as part of its report on voting results for the Meeting. The details of how a negative advisory vote will be addressed are set out in the Say on Pay Policy. At last year’s annual and special meeting of shareholders, approximately 94% of the votes cast were in favour of the Say on Pay Resolution.

The Board recommends that shareholders vote “FOR” the Say on Pay Resolution. Unless a shareholder directs that his or her Common Shares are to be voted against this resolution, the persons named in the form of proxy will vote FOR the resolution to accept the Company’s approach to executive compensation disclosed in this Management Proxy Circular.

EXECUTIVE COMPENSATION
This Compensation Discussion and Analysis (“CD&A”):
•describes and explains the Company’s executive compensation strategy and philosophy and how compensation decisions were made by the Company during Fiscal 2021;
•provides details on decisions made with respect to the compensation paid, and to be paid, to the Company’s Executive Chair and Chief Executive Officer (Mr. Chen) and Chief Financial Officer (Steve Rai), and to Tom Eacobacci, Marjorie Dickman and Sai Yuen (Billy) Ho, the three next most highly compensated executive officers of the Company (collectively, the “NEOs”); and
•explains the elements that are part of each NEO’s compensation.

This CD&A is comprised of the following sections:

Section	Title	Purpose	Page
A	BlackBerry Fiscal 2021 Achievements	Describes the Company’s key achievements in Fiscal 2021.	21
B	Key Fiscal 2021 Compensation Decisions	Describes the Company’s significant executive compensation decisions in Fiscal 2021.	24
C	Executive Compensation Philosophy and Elements of NEO Compensation	Describes the strategic objectives and principles underlying the Company’s compensation philosophy and outlines the elements of executive compensation, including why the Company chooses to pay each element.	24
D	Executive Compensation Decision-Making	Describes the Company’s executive compensation decision-making process and the comparator group considered to assess the competitiveness of the Company’s executive compensation and to support executive compensation decisions. Describes details of incentive and equity-based compensation for the NEOs.	26
E	Compensation Risk Management	Describes how the Company’s compensation practices take risk into account.	34
F	Executive Compensation Tables	Describes in tabular and narrative format the compensation awarded to and earned by each of the NEOs, as well as information relating to outstanding incentive compensation awards.	35
G	Employment Arrangements, Termination and Change of Control Benefits	Summarizes provisions in employment contracts and long-term incentive plans that would trigger payments to the NEOs upon termination, a change of control or retirement.	38
H	CEO Pay Ratio	Describes the ratio of total compensation of the Company’s Executive Chair and Chief Executive Officer to the total compensation of the Company’s median employee, and the method used to calculate the ratio.	43

A.     BlackBerry Fiscal 2021 Achievements
Throughout Fiscal 2021, the Company was focused on providing intelligent security software and services to enterprises and governments around the world. The Company leverages artificial intelligence and machine learning to deliver innovative solutions in the areas of cybersecurity, safety and data privacy, and is a leader in the areas of endpoint security management, encryption, and embedded systems.

The Company’s key achievements during Fiscal 2021 include:

Products and Innovation

•Announced an agreement with Amazon Web Services, Inc. (AWS) to develop and market the new BlackBerry IVY™ intelligent vehicle data platform;
•Launched BlackBerry Spark® Suites, offering enterprises a range of tailored cybersecurity and endpoint management options to help protect data, minimize risk, and reduce cost and complexity;
•Launched BlackBerry Cyber Suite, the industry’s first comprehensive unified endpoint security (“UES”) solution powered by artificial intelligence (“AI”);
•Announced that BlackBerry® QNX® software is embedded in more than 175 million cars on the road;
•Announced that BlackBerry® UES was validated by MITRE ATT&CK APT29, which examines the ability to detect sophisticated tactics and techniques used by APT29, a group that cybersecurity experts believe operates on behalf of the Russian government;
•Announced that an independent Frost & Sullivan study reported that the Company’s solutions can secure all IoT endpoints against upwards of 96% of all cyberthreats;
•Launched BlackBerry® Persona, the industry’s first user and entity behaviour analytics solution using AI technology for continuous authentication;
•Launched BlackBerry® Protect Mobile, a mobile threat defense (“MTD”) solution to protect against mobile malware and phishing attacks;
•Launched Zoom™ for BlackBerry®, a secure, containerized version of the Zoom app enabled by BlackBerry® Dynamics™;
•Announced that BlackBerry® Unified Endpoint Manager has achieved approvals from the National Security Agency (NSA) Commercial Solutions for Classified Program (CSfC), the National Information Assurance Partnership (NIAP) and the U.S. Department of Defense Information Network (DoDIN);
•Announced that the BlackBerry® Government Mobility Suite has achieved Federal Risk and Authorization Management Program (FedRAMP) authorization;
•Launched QNX® OS for Safety 2.2 and announced its certification by TÜV Rheinland to IEC 61508 SIL3 (industrial), ISO 26262 ASIL D (automotive), and IEC 62304 Class C (medical devices) functional safety standards;
•Launched BlackBerry QNX® Hypervisor 2.2, the latest edition of the Company’s embedded hypervisor;
•Launched QNX® Black Channel Communications Technology, a software solution that OEMs and embedded software developers can use to ensure safe data communication exchanges within their safety-critical systems;
•Launched the BlackBerry® Alert next-generation critical event management solution for the commercial sector;
•Announced the integration of BlackBerry® AtHoc® with Microsoft Teams and ServiceNow’s Now platform;
•Introduced AtHoc® Managed Service to enable organizations of any size to maintain crisis communications capability;
•Announced enhancements to BlackBerry Radar® devices to help transportation businesses improve asset utilization and visibility;
•Released the 2021 BlackBerry Threat Report, detailing a sharp rise in cyberthreats facing organizations since the onset of the COVID-19 pandemic;
•Released proprietary research uncovering attacks by BAHAMUT, a massive hack-for-hire group targeting governments, businesses, human rights groups and influential individuals; and
•Announced feature updates to its SecuSUITE® for Government and BlackBerry AtHoc solutions.

Customers and Partners
•Launched the BlackBerry IVY Innovation Fund to drive innovation and new products using BlackBerry IVY;
•Announced that the U.S. Air Force chose the BlackBerry Spark® software platform for secure productivity;
•Announced expanded partnership with Baidu to power high-definition map technology for autonomous driving;
•Announced that Scania AB chose BlackBerry QNX to provide the safety-critical operating system and hypervisor in its next generation of heavy goods vehicles;
•Announced the development of an autonomous driving domain controller for the Xpeng P7 intelligent electric sports sedan with Desay SV Automotive, and a collaboration with Desay to launch a virtual smart cabin domain controller in Chery’s Tiggo 8 Plus and Jetour X90 models;
•Announced that QNX Black Channel Communications Technology will be used in Motional’s driverless vehicle platform;
•Announced that StradVision will utilize the QNX® Software Development Platform within a number of next generation advanced driver assistance systems (“ADAS”) and autonomous vehicles from South Korean automakers;
•Announced that the QNX Neutrino® operating system will power ADAS systems in Canoo’s next generation electric vehicles;
•Announced that BlackBerry QNX technology will power the innovative digital cockpit in ARCFOX αT, a high-end, intelligent, electric SUV;
•Announced that Plus has selected BlackBerry QNX technology for the global commercial deployment of their automated driving system for Class 8 trucks;
•Announced expanded partnerships with Vodafone and TELUS to offer BlackBerry AtHoc as their secure critical event management and crisis communications solution;
•Partnered with Bell to become Bell’s preferred MTD solution provider, delivering BlackBerry Protect to Canadian enterprise customers;
•Launched the BlackBerry Partner Program to unify the BlackBerry Enterprise Partner Program and BlackBerry Cylance Partner Programs into one comprehensive structure;
•Announced that the BlackBerry Enterprise Partner Program and the BlackBerry Cylance Partner Program both received a 5-Star rating from CRN for the fourth consecutive year;
•Announced that the German Development Agency chose BlackBerry AtHoc as its emergency mass notification system;
•Entered into a partnership with Dedrone, a market and technology leader in airspace security, to deliver advanced counter-drone technology to secure the world’s most critical sites;
•Announced that BlackBerry Radar added more than 12 new channel partners including two within Mexico, expanding the Company’s asset monitoring solutions outside of the U.S. and Canada for the first time;
•Entered into a partnership with ZTR to offer railcar owners, operators and suppliers a powerful new digital monitoring solution; and
•Announced that BlackBerry® Jarvis™ was named “Best In Breed” binary analysis tool for embedded software by an Internal Research & Development (IRAD) program study.

Financial Highlights
•Achieved adjusted EBITDA of $167 million;
•Achieved positive free cash flow of $74 million; and
•Redeemed $605 million principal amount of outstanding 3.75% unsecured convertible debentures and issued $365 million principal amount of 1.75% Debentures.

See “Management’s Discussion & Analysis of Results of Operations and Financial Condition – Non-GAAP Financial Measures” on pages 34-41 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2021 for a reconciliation of the non-GAAP measures.

Executive Officer Appointments
•Appointed Tom Eacobacci as President; and
•Appointed Marjorie Dickman as Chief Government Affairs & Public Policy Officer.

After Fiscal 2021, Mr. Eacobacci was promoted to President and Chief Operating Officer.

B.     Key Fiscal 2021 Compensation Decisions

In structuring the Fiscal 2021 total compensation program for the NEOs and other senior managers, the CNG Committee and the Board, as well as the Executive Chair and Chief Executive Officer, considered the strategic direction of the Company, the engagement and retention of leadership talent to grow software and services revenues while improving margins, and the importance of alignment between the interests of management and shareholders. To balance these important factors and outcomes, the following practices were implemented for Fiscal 2021:
•Reviewed and adjusted the annual Variable Incentive Plan (“VIP”) and Sales Incentive Plan (“SIP”) performance metrics to provide greater alignment between NEOs, employees and the Company’s business objectives;
•Granted 50% of long-term equity awards for senior leaders as restricted share units (“RSUs”) subject to performance conditions (“PBRSUs”); and
•One NEO received a base salary increase in Fiscal 2021.
All of these strategic compensation decisions are addressed in greater detail below.
C.     Executive Compensation Philosophy and Elements of NEO Compensation
1.Objectives and General Principles

The Company aims to provide appropriate compensation for its NEOs that is internally equitable, externally competitive and reflects both Company performance and, when appropriate, individual achievements. The executive compensation strategy supported by the CNG Committee and the Board in Fiscal 2021 focused on the following strategic objectives and general principles:

Strategic Objective	General Principle
Maintain a world-class executive team
Maintain a strong executive team with the ability to implement the Company’s strategy and succeed in a fiercely competitive market. Identify and engage leaders capable of building a leading portfolio of software products and services with minimal margin for error, while growing revenues, generating sustained profitability and enhancing shareholder value.

Attract, motivate and retain exceptionally talented, high performing, entrepreneurial executives
Design a total executive compensation program that is market competitive. The Company seeks to align compensation with the NEOs’ experience, competency, contribution and growth potential in the Company.

Establish a clear performance linkage aligning compensation to business performance	The Company seeks to utilize a pay for performance philosophy. Compensation programs will be linked with measures critical to the success of the Company’s business.
Align to external market, but balance with simplicity and impact to the business
The Company will utilize a specific set of U.S. and Canadian technology comparators that are relevant to the Company to understand overall market practices. The Company’s overall NEO compensation philosophy highly values simplicity and measurable contributions to the Company’s success.

Align short-term compensation to the Company’s short-term objectives and outcomes	The VIP and SIP incentivize the Company’s executives to achieve the Company’s short-term objectives.
Align long-term compensation to shareholder interests	The Company’s long-term incentive programs link executive compensation to shareholder interests.
Appropriately manage risks arising from the Company’s compensation policies and practices
The Company will review annually the risk management and controls of the Company’s compensation and benefits arrangements, including the administration of the equity-based plans, with the CNG Committee. The Company will monitor market practices and trends to ensure continued effectiveness of compensation governance, including the engagement of independent third-party advisors where appropriate.

Provide benefits that are reasonably competitive to attract and retain talent	The NEOs participate in the same benefit plans as other employees. Some supplemental benefit programs may be offered for competitive reasons.
2.     Compensation Elements
In Fiscal 2021, NEO compensation was comprised of the following elements: base salary; annual incentive; long-term incentive; retirement savings; and other compensation. The purpose of each of these elements is as follows:

Elements	Purpose of the Compensation Elements
Base Salary (Annual Fixed)
•This element provides compensation to secure day-to-day services and reflects the NEO’s role within the Company, personal performance, experience and contribution to the business of the Company, the size and stage of development of the Company and competitive benchmarks.

Annual Incentive (Annual Variable)	•The VIP and SIP are designed to motivate and reward an NEO for contribution to the achievement of the Company goals for each fiscal year.

Long-Term Incentive (Long-Term Variable)
•This element allows NEOs to receive compensation under the Company’s amended and restated equity incentive plan (the “Equity Incentive Plan”).
•The Equity Incentive Plan is designed to (a) advance the interests of the Company by encouraging equity participation through the acquisition of Common Shares, (b) enable the Company to attract and retain experienced and qualified executives in a highly competitive marketplace, and (c) align the interests of NEOs with the interests of shareholders by providing incentives which promote the creation and maintenance of shareholder value.

Retirement Savings (Long-Term)
•This element is designed to assist NEOs in saving for their retirement.
•The NEOs are provided the same retirement savings plans and Company matching program as the Company offers other employees of the Company with no additional pension or other retirement savings programs provided to the NEOs.

Other Compensation and Employee Benefits (Short & Long-Term)
Benefits
•NEOs are provided the same benefits programs as the Company offers other employees.
•These programs are designed to help ensure the health and wellness of employees and to provide coverage in case of death or disability.
•Benefits programs include health (including dental and vision care), life insurance and disability coverage.
Employee Share Purchase Plan
•All Company employees, including NEOs, are allowed to participate in the Company’s employee share purchase plan (the “ESPP”) to the extent it is offered in their country of employment. Employees may, each year, contribute between 1% and 15% of his or her eligible compensation up to $30,000 in any calendar year, with the Company either permitting participants to purchase Common Shares at a discount to the market price or providing a participant with cash contributions to purchase Common Shares.
Perquisites
•Perquisites are not a typical element of NEO compensation, but perquisite arrangements are established on a case-by-case basis as considered appropriate in the interests of the Company.

D.     Executive Compensation Decision-Making
1.     Decision Process and Timing
The CNG Committee, the Board and the Executive Chair and Chief Executive Officer reviewed all elements of the Company’s NEO compensation for Fiscal 2021 and considered input on current trends and best practices in compensation design from the Company’s human resources department. These trends and best practices included the use of different long-term incentive programs, competitive trends in compensation levels, mix of compensation elements and risk management for executive compensation.
In addition, the Company reviewed the provisions of potential government regulations and updated proxy advisory policies on compensation to understand emerging executive compensation issues and governance practices. The purpose of reviewing market trends and potential regulations is to ensure the Company is abreast of industry practices impacting compensation.
The Company does not place greater or lesser weight on any of these trends or practices but considers the general direction of this information in relation to the effectiveness of the Company’s plans over time. In addition, the

Company considers the practices of the Company’s peer companies in addition to the trends and practices of the general marketplace for executive talent to be knowledgeable about the effectiveness of various reward vehicles.
The independent members of the Board consider and approve Executive Chair compensation, and the Executive Chair or the CNG Committee (in conjunction with the Executive Chair) reviews and approves the compensation packages for the other NEOs. These reviews and approvals for Fiscal 2021 compensation occurred as follows:

Topic	Q1 Fiscal 2021 March – May 2020	Q2 Fiscal 2021 June – August 2020	Q3 Fiscal 2021 September – November 2020	Q4 Fiscal 2021 December 2020 – February 2021
Base Salary				Base Salary Review (December)
Annual Incentive	Fiscal 2021 VIP Design and Metrics Approved (March)[1]			Fiscal 2021 Incentives Payment Approved (March 2021)
Long-Term Incentive				Fiscal 2021 Regular Annual Long-Term Incentive Awards Approved and Granted (December)
1 The VIP and SIP design and metrics for Mr. Eacobacci were established in the second quarter of Fiscal 2021, shortly after he joined the Company.

For Fiscal 2021, the Company deferred the full base salary review and the annual long-term incentive awards from the third to the fourth quarter to enable the CNG Committee and the Executive Chair to consider the effects of the COVID-19 pandemic on the Company’s performance during the first three quarters of the fiscal year. This timing also provided an opportunity to review updated comparator compensation data before approving the long-term incentive compensation.

A full base salary review of all NEOs was conducted in December 2020 at the same time as the long-term incentive awards were determined. No changes were made to the base salary of the NEOs as a result of the review. Mr. Rai received a base salary increase in September 2020. See “D. Executive Compensation Decision-Making – 3. Compensation Elements and Company Goals – Base Salary” in this CD&A for more information.

2.     Comparator Group Development
Peer group data is one of a number of factors considered in determining compensation for the NEOs. Although the Company considers the compensation practices of peer companies, it does not make any determinations or changes in compensation in reaction to market data alone.
The Company periodically reviews the peer companies used for compensation benchmarking and may make changes based on consolidation within the industry, the business units which the Company operates and the relevance of peer companies to these business units, the organizations it views as labour competitors, the scale of the peer companies, and entities considered to be competing for similar stock market investors as the Company.
In December 2020, the CNG Committee approved an updated peer group against which to compare the compensation of the Company’s NEOs, determining that the group should not be bounded by geography or enterprise size but should include representation from a broad range of publicly traded technology companies against which the Company competes for management talent. Most of the companies in the peer group are based in the United States.

The Company’s comparator group has consisted of the following companies since December 2020:

Alphabet Inc.	Microsoft Corporation
Amazon.com Inc.	NortonLifeLock Inc.
Apple Inc.	Open Text Corporation
Citrix Systems Inc.	Salesforce.com, Inc.
Commvault Systems Inc.	Silicon Laboratories Inc.
Constellation Software Inc.	TELUS Corporation
CrowdStrike Holdings, Inc.	Verint Systems Inc.
3.     Compensation Elements and Company Goals
Base Salary
The base salary for each NEO is generally reviewed annually. Base salaries are determined after considering: experience, expertise, expected future contributions, criticality to the Company, individual performance, salary history prior to joining the Company, and the need to be competitive in the labour market. Mr. Rai received a base salary increase of 5.0% on September 1, 2020 to more closely align his base salary with that of the other NEOs aside from Mr. Chen. No other NEO received a base salary increase in Fiscal 2021.
Annual Incentives

VIP Annual Incentive Plan

The VIP is an annual incentive plan designed to link a meaningful portion of the current cash compensation of each NEO, other than Mr. Chen, with the Company’s annual performance objectives by encouraging the NEOs to focus on exceeding established goals. For employees in centralized professional and administrative functions, such as finance, legal and human resources, the VIP is based solely on the achievement of performance objectives for the Company as a whole. For employees in a specific business unit, the VIP is primarily based on objectives tailored to the specific business unit results. The VIP program is subject to the overall discretion of the Board; however, the Executive Chair and Chief Executive Officer also has discretion to reward performance by increasing the compensation payable pursuant to the VIP by up to 50% of the amount that would be payable assuming achievement of the objectives at 100% of target. This discretionary authority was increased from 30% to 50% in Fiscal 2021 as a result of the challenges in setting objectives and forecasting performance in the unprecedented COVID-19 environment. The paragraphs that follow describe how the VIP is determined for each NEO other than Mr. Chen.
Determining VIP Target Award Levels. Each NEO has a set target level of annual VIP incentive award as a percentage of the NEO’s base salary. For Fiscal 2021, Mr. Rai received a target percentage increase from 60% to 75% on September 1, 2020 to more closely align his short-term incentive compensation with that of the other NEOs aside from Mr. Chen. No other NEO received a target percentage increase in Fiscal 2021.

Name	Target % for Fiscal 2020	Target % for Fiscal 2021
Steve Rai	60%	75%
Tom Eacobacci	Not Applicable[1]	50%
Marjorie Dickman	Not Applicable[2]	100%
Sai Yuen (Billy) Ho	84.21%	84.21%
1 Mr. Eacobacci was hired during Fiscal 2021, on June 15, 2020.
2 Ms. Dickman was hired during Fiscal 2021, on March 2, 2020.

For Mr. Eacobacci, the total of the VIP target percentage and the SIP target percentage, described below, was 100% for Fiscal 2021.

Design of the VIP Formula. Under the VIP, an NEO can earn annual incentive compensation that is calculated by multiplying the NEO’s base salary by the annual target percentage. This amount is further adjusted by a Performance Factor, which varies depending on the role of the NEO, the performance of the Company and the performance of the NEO’s applicable business unit, as follows:

NEO Base Salary	X	Annual Incentive Target (% of Base Salary)	X	VIP Performance Factor
Design of VIP Performance Factor Metrics and Weighting. The VIP performance factor is a function of certain metrics that were established during the first quarter of Fiscal 2021, except in the case of Mr. Eacobacci, whose performance factor metrics were established in the second quarter of Fiscal 2021, shortly after he joined the Company. The performance metrics in the VIP formula were structured to align NEOs’ compensation with the Company’s most critical business objectives for the year. The general corporate performance metrics applicable to Mr. Rai and Ms. Dickman for Fiscal 2021 were:

Performance Metric	Weighting
Software and Services Revenue	60%
Operating Income	40%
These two performance metrics, at the respective weightings indicated in the table above, are referred to below as the “Corporate Objectives”. The Corporate Objectives, as measured from the second quarter through the fourth quarter of Fiscal 2021 (“Q2-Q4”), were also applicable to Mr. Eacobacci.

The performance metrics applicable to Mr. Ho for Fiscal 2021 were:

Performance Metric	Weighting
BlackBerry Spark Revenue	40%
BlackBerry Spark Billings	40%
Corporate Objectives	20%
The performance metrics used in the VIP for Fiscal 2021 were based on non-GAAP measures of software and services revenue (excluding the Company’s licensing and service access fee revenues), operating income and revenue from the Company’s BlackBerry Spark software business, as applicable. See “Management’s Discussion & Analysis of Results of Operations and Financial Condition – Non-GAAP Financial Measures” on pages 34-41 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2021 for a reconciliation of non-GAAP measures. With respect to BlackBerry Spark software revenue, under U.S. GAAP requirements the Company recorded write-downs of deferred revenue under arrangements that pre-dated certain acquisitions to fair value, which resulted in lower recognized revenue than the original transaction price until the related service obligations are fulfilled; the impact of such write-downs was reversed to determine non-GAAP BlackBerry Spark software revenue.

Determine Performance Achievement Multiple. Each performance metric was measured against a pre-determined target and a multiple was assigned for each metric based on actual performance relative to the applicable target (with the multiple determined on a pro rata basis for achievement between levels above threshold).

Software and Services Revenue / BlackBerry Spark Revenue / BlackBerry Spark Billings		Operating Income
Performance vs. Target	VIP Multiple	Performance vs. Target	VIP Multiple
Below 85%	0.00	Below 85%	0.00
85%-100%	0.50-1.00	85%-100%	0.70-1.00
100%	1.00	100%	1.00
100%-125%	1.00-1.50	100%-150%	1.00-1.50
Above 125%	1.50	Above 150%	1.50

Performance Metric Results. At the end of Fiscal 2021, the performance metrics were reviewed to determine achievement against their respective targets. Based on the financial performance of the Company in Fiscal 2021, the following performance percentages and multiples were achieved for each of the components described above:

Performance Metric	Performance Achieved	VIP Multiple Achieved
Software and Services Revenue	73%	0.00
Software and Services Revenue (Q2-Q4)	70%	0.00
Operating Income	112%	1.12
Operating Income (Q2-Q4)	92%	0.84
BlackBerry Spark Revenue	83%	0.00
BlackBerry Spark Billings	57%	0.00
For each NEO other than Mr. Chen, the VIP performance factor is the sum of the weighted multiple achieved for each performance metric applicable to the NEO.

Mr. Chen’s Annual Cash Bonus. Mr. Chen’s employment agreement provides for the payment of an annual cash bonus of not less than $2,000,000 (the “Chen Cash Bonus”).
The table below shows the amount of the annual VIP awards payable to the NEOs in April 2021 for Fiscal 2021.

Name	VIP	Percentage of Target
John Chen	$2,000,000	N/A
Steve Rai[1]	$117,884	45%
Tom Eacobacci[2]	$71,676	33.7%
Marjorie Dickman	$179,347	45%
Sai Yuen (Billy) Ho3	$46,786	10%
1 Mr. Rai’s VIP cash bonus of CDN $157,305 has been converted to U.S. dollars using the Bank of Canada average rate for Fiscal 2021 of $1.00 = CDN $1.3344.
2 Mr. Eacobacci joined the Company on June 15, 2020 and his Fiscal 2021 VIP cash bonus is prorated accordingly.
3 Mr. Chen exercised his discretion to increase the VIP cash bonus payable to Mr. Ho from 9.0% to 10% of his target award, in recognition of Mr. Ho’s contributions to the Company’s achievements and the execution of the Company’s strategy in Fiscal 2021.

Mr. Chen did not exercise his discretion to increase the VIP cash bonus for any NEO other than Mr. Ho.

SIP Annual Incentive Plan

The SIP is an annual incentive plan designed to link a meaningful portion of the current cash compensation of each NEO in a commissioned sales function with the Company’s annual sales-related objectives by encouraging the NEOs to focus on exceeding established targets.

For Fiscal 2021, Mr. Eacobacci had a target level of annual SIP incentive award that was equal to 50% of his base salary, such that the total of his SIP target percentage and VIP target percentage was 100% of his base salary. None of the other NEOs participated in the SIP in Fiscal 2021 or in Fiscal 2020.

Design of the SIP Formula. Under the SIP, Mr. Eacobacci can earn annual incentive compensation that is calculated by multiplying his base salary by his annual target percentage. This amount is further adjusted by a SIP performance factor, which is aligned to the performance of Mr. Eacobacci’s business unit, as follows:

NEO Base Salary	X	Annual Incentive Target (% of Base Salary)	X	SIP Performance Factor
Design of SIP Performance Factor Metrics and Weighting. For Fiscal 2021, Mr. Eacobacci’s annual SIP performance factor was based on a performance metric that was established when he joined the Company, as follows:

Performance Metric	Weighting
Software and Services[1] Billings	100%
1 Excluding BlackBerry Radar.

Determination of SIP Performance Achievement Multiplier. For the performance metric, a multiplier is determined based on actual performance, expressed as a percentage of achievement relative to the applicable target, as follows:

Software and Services Billings
Performance vs. Target	SIP Multiplier
0-100%	1.00
Above 100%-120%	2.00
Above 120%	2.50
Performance Metric Results. Based on the achievement of the SIP performance metric against target in Fiscal 2021, the following performance percentage, SIP multiplier and SIP performance factor were achieved:

Performance Metric	Performance Achieved	SIP Multiplier	SIP Performance Factor
Software and Services Billings	62.25%	1.00	0.6225

On this basis, the annual SIP award payable to Mr. Eacobacci in April 2021 for Fiscal 2021 was $130,634. Mr. Eacobacci joined the Company on June 15, 2020 and his Fiscal 2021 SIP cash bonus is prorated accordingly.

Long-Term Incentive Compensation
Long-term incentive compensation continues to be a significant element of total compensation for the NEOs in order to align the interests of NEOs with the achievement of the Company’s long-term business objectives and the interests of shareholders. The awards to NEOs are also granted in recognition of the importance of an NEO to the Company’s future, the desire to create retention value with each NEO and the individual performance of each NEO, in each case, at the time the equity awards were granted. The Company and the CNG Committee believe that the long-term incentive compensation element of the Company’s compensation program needs to be competitive relative to the Company’s comparator group, and that it is imperative to executing the Company’s strategy in an intensely competitive industry and to attracting and retaining key talent.

Executive Chair and Chief Executive Officer Long-Term Incentive Award

In Fiscal 2019, the Board approved an agreement to extend Mr. Chen’s leadership of the Company (the “Chen Extension”), which included changes to Mr. Chen’s compensation structure for Fiscal 2019 and subsequent fiscal years. The Chen Extension provides Mr. Chen with incentives to remain as Executive Chair until November 3, 2023 through an award of time-based RSUs (the “Extension TBRSUs”), long-term performance-based RSUs (the “Extension PBRSUs”) and a performance-based cash award (the “Extension Cash Award”). Mr. Chen’s base salary, short-term cash incentive and benefits have not changed under the Chen Extension. Since the Chen Extension, the Company has not granted any additional long-term equity or cash incentive awards to Mr. Chen, and the Company does not intend to do so prior to November 3, 2023.

Annual Awards
On an annual basis, the CNG Committee reviews the long-term incentive compensation of NEOs. This review takes into consideration total compensation and external market factors, including comparator group information. The quantum or dollar value of options to acquire Common Shares (“Options”) or RSUs granted depends on, among other things, the position, level and performance of the individual, as well as comparator group information and the Company’s past grants to the individual.
Following a survey of long-term incentive market practices, long-term incentive awards for Fiscal 2021 were granted to Messrs. Rai and Ho and for Ms. Dickman, half of which were granted as time-based RSUs (“TBRSUs”) vesting on a straight-line basis in annual installments over three years, and half of which were granted as PBRSUs which vest entirely, partially or not at all on the third anniversary of the grant date depending on the achievement of the Company’s annual operating plan (“AOP”) target for total non-GAAP software and services revenue (excluding the Company’s licensing and service access fee revenues) for Fiscal 2022, provided that the Company generates positive non-GAAP operating income for such year. Each PBRSU grant specifies a target award (the “Target Award”), reflecting the number of PBRSUs that will vest if 100% of the AOP target is achieved, and a maximum possible award of 150% of the Target Award (the “Maximum Award”). Provided that the Company generates positive non-GAAP operating income for the relevant fiscal year: (i) if the Company achieves less than 90% of the AOP target (the “Minimum Threshold”), then none of the PBRSUs will vest; (ii) if the Company achieves between the Minimum Threshold and 125% of the AOP target, then between 50% and 150% of the Target Award will vest on a pro rata basis to reflect the percentage of achievement (such that, for example, 90% achievement would result in 50% vesting and 125% achievement would result in 150% vesting); and (iii) if the Company achieves more than 125% of the AOP target, then the Maximum Award will vest.

In the first quarter of Fiscal 2021, in response to the global economic downturn and uncertainty caused by the COVID-19 pandemic, the CNG Committee approved changes to the AOP target for the PBRSUs granted by the Company in Fiscal 2020, in respect of which vesting depends on the financial performance of the Company in Fiscal 2021. For those PBRSUs, the Minimum Threshold was reduced from 90% to 80% of the AOP target and the applicable metric was amended from total non-GAAP software and services revenue to total non-GAAP software and services revenue excluding the Company’s licensing and service access fee revenues (which exclusion was continued in respect of PBRSUs granted in Fiscal 2021, as noted above). These changes applied to PBRSUs granted to Messrs. Rai and Ho on September 25, 2019 but not to any other PBRSUs held by any of the NEOs. See “F. Executive Compensation Tables – Outstanding Equity Awards at Fiscal Year-End Table” in this CD&A.

Inducement Award

The Company made an inducement award grant to Mr. Eacobacci, who joined the Company as President. The award in the amount of $8 million was granted half as TBRSUs and half as PBRSUs subject to the same vesting schedules and terms, respectively, as the annual award TBRSUs and PBRSUs granted to the other NEOs except for Mr. Chen. See “Securities Authorized for Issuance Under Equity Compensation Plans – Inducement Awards” in this Management Proxy Circular.

Interim Awards
In addition to the annual long-term incentive awards, the Company also makes long-term incentive awards on an interim basis in accordance with the policy on granting equity awards that has been adopted by the Board. Awards are generally made in connection with new hires, promotions, acquisitions and in some cases as special incentives, including in recognition of special contributions or for retention purposes. In Fiscal 2021, the only interim award to an NEO was made to Ms. Dickman, who was granted a new hire equity award in the amount of $900,000 on April 2, 2020 in recognition of her appointment as Chief Government Affairs & Public Policy Officer. This award was granted half as TBRSUs and half as PBRSUs subject to the same vesting schedules and terms, respectively, as the annual award TBRSUs and PBRSUs granted to the other NEOs except for Mr. Chen.

Retirement Savings
The Company offers all Canadian-based and U.S.-based NEOs from time to time the opportunity to participate in the group retirement savings plan that is made available to all other Canadian-based and U.S.-based employees. In the first quarter of Fiscal 2021, the Company matched each Canadian-based employee’s contribution to the group registered retirement savings plan (the “Group RRSP”) and each U.S.-based employee’s contribution to the U.S. 401(k) Plan dollar for dollar up to 5% of the employee’s base salary, subject to the Canada Revenue Agency’s current year contribution limit for Canada and the IRS limit in the case of each U.S. employee. Mr. Rai is the only Canadian-based NEO. Consistent with the Company’s philosophy, no additional forms of pension plan are offered to the NEOs. As a cost-saving measure in response to the COVID-19 pandemic, the Company suspended the matching program for all employees in Canada and the U.S. at the end of the first quarter of Fiscal 2021 for the remainder of the fiscal year.

Other Compensation (Benefits & Perquisites)
The NEOs are offered similar benefits to all other employees. In addition, the Company has agreed to provide Mr. Chen, his spouse and eligible dependents with health coverage from the termination of Mr. Chen’s employment without cause or his resignation for good reason until the later of his death or the death of his spouse. The Company will provide Mr. Chen with a gross-up for any taxes on such post-employment health benefits. The Company has also agreed to provide Mr. Chen with post-employment office space and administrative support. No change has been made to Mr. Chen’s post-employment benefits since Fiscal 2017.
4.     Claw Back of Incentive and Equity-Based Compensation
The Company maintains a policy with respect to the reimbursement of incentive and equity-based compensation. Under the policy, at the discretion of the Board, the Company may require reimbursement (on an after-tax basis) of up to all of an NEO’s annual bonus, equity incentive or other performance-based compensation in respect of the Company’s most recent three fiscal years if: (i) the Company is required to restate its financial statements to correct a material error due to material non-compliance with applicable financial reporting requirements, and (ii) such compensation exceeded the amount which ought to have been awarded or earned based on the restatement, to the extent of such excess. In such circumstances, wrongdoing on the part of the NEO is not required in order for reimbursement to be triggered. In addition, at the discretion of the Board, the Company may require reimbursement of up to all of an NEO’s annual bonus or equity incentive compensation in respect of the immediately preceding one-year period if the Company becomes aware of Misconduct (as defined in the policy).

5.     NEO Share Ownership Guidelines
The Company maintains share ownership guidelines of at least four times base salary for the Chief Executive Officer and of at least two times base salary for each other NEO. Under the guidelines, all unvested equity awards and owned shares are counted toward the target. The NEOs have five years from first becoming subject to the guidelines to attain the requisite share ownership levels. If they do not meet the guidelines within such period, they are required to hold at least 50% of their Common Shares obtained (on an after-tax basis) from the settlement of equity awards until such time as the guidelines are satisfied. The share ownership guideline has been met by all of the NEOs.
E.     Compensation Risk Management
The mandate of the CNG Committee requires the CNG Committee to review annually the risk management and controls of the Company’s compensation and benefit arrangements, including the administration of the Company’s equity-based plans.
In December 2020, the Company engaged Lewis Brisbois Bisgaard & Smith LLP (“Lewis Brisbois”) to assist with a risk assessment of compensation programs and polices related to the NEOs. The compensation risk assessment included interviews with senior management representatives to: (a) identify significant risks, if any; (b) understand the role of compensation in supporting appropriate risk taking; and (c) understand how risk is governed and managed at the Company. Lewis Brisbois also reviewed documentation relating to the Company’s existing risk management processes, Board and committee mandates, plan documentation for the Company’s annual and long-term incentive programs, and severance provisions and other contractual arrangements for the NEOs. In addition, Lewis Brisbois conducted a compensation risk audit of the Company’s compensation policies and programs using its risk scorecard to identify any risk exposures.
Lewis Brisbois’ compensation risk review indicated that the Company’s current compensation programs and practices appear reasonably aligned with its current strategy and are not likely to encourage excessively risky behaviour.
The Company’s compensation programs are designed to align with the Company’s business strategy, product life cycle and risk profile. Lewis Brisbois identified the following key risk-mitigating features in the Company’s compensation governance processes and compensation structure:
•Appropriate linkage between pay and business risks. The compensation program is structured to provide both fixed and variable compensation. Salary provides a competitive “base” level of income so that NEOs do not feel pressured to focus exclusively on short term goals or stock price, while variable compensation provides the potential for a strong pay-for-performance link. A significant portion of target direct total compensation for NEOs is delivered through variable compensation.
•Linkage with shareholders. Compensation is weighted toward variable compensation with a significant performance-based component. Most senior management equity awards are split equally between TBRSUs vesting in a straight line over three years, and PBRSUs, which cliff vest at the end of three years, if at all, based on achievement of specified performance goals.
•Leveraged upside and downside. Annual VIP incentive payouts and PBRSUs are subject to minimum levels of performance and the potential exists for above-target payouts based on above-target performance up to a specified maximum payout.
•Annual comparison with market peers. On a periodic basis, the Company conducts a complete review of its compensation strategy, including the pay philosophy and program design, in light of business requirements, market practice, proxy advisory guidelines and governance considerations.
•Cash bonus plan maximum payout. For NEOs other than the Executive Chair and Chief Executive Officer, the VIP had a maximum payout multiplier of 1.50x target and, although the SIP does not have a maximum payout, it is limited by the performance of the Company.
•Balance of performance metrics. In Fiscal 2021, the financial metrics in the VIP program and the software and services billings metric in the SIP program provided a balanced approach that focused executives on the Company’s overall strategic plan rather than only focusing on revenue without regard to cost structure and the quality and timing of performance. PBRSUs are based on attainment of company targets for total software and services revenue (excluding revenue from the Company’s licensing and service access fee revenues).
•Alignment with annual budget. The Company develops the annual compensation programs in alignment with the AOP and regularly tracks the cost of the compensation programs as compared to the AOP.
•Established definition for each metric at beginning of performance cycle. The performance goals for cash incentives are approved by the Executive Chair and Chief Executive Officer and provided to the CNG Committee for review at the beginning of the performance cycle. Each financial and non-financial metric is clearly defined and communicated to the applicable business unit leader. Due to the global economic downturn and uncertainty caused by the COVID-19 pandemic, the Minimum Threshold of the performance goals for the PBRSUs granted in Fiscal 2020 and based on Fiscal 2021 total software and services revenue was lowered from 90% to 80%, and the Company’s licensing and service access fee revenues were removed from the target metric.
•Audit process for performance results. The Company regularly reviews, tracks and reports to the CNG Committee on performance against established metrics and on potential compensation payouts to effectively identify any misalignment and manage any inherent risks.
•Validation of payout calculations. Payout calculations are audited and provided to the CNG Committee for review.
•Policy for timing of equity grants. The Board has adopted a policy on granting equity awards with guidelines governing the timing of equity grants and has adhered to such policy.
•Independent advisor. The CNG Committee uses an independent advisor on an as-needed basis to provide an external perspective on market changes and best practices related to compensation design, governance and compensation risk management. An independent advisor was not retained by the CNG Committee in Fiscal 2021.
•Clawback policy. Amended and restated in December 2016, the Company’s policy covers recoupment of incentive and equity-based compensation in certain circumstances in connection with financial restatements and misconduct.
•Anti-hedging policy. The Company’s Insider Trading Policy prohibits any officer or director from engaging in any kind of hedging or equity monetization strategy that could reduce or limit his or her economic risk with respect to his or her holdings, ownership or interest in or to Company securities. The policy specifies that hedging transactions include trades in derivative securities that are designed to hedge or offset a decrease in the market value of Company securities. The Company is not aware of any of its current NEOs or directors engaging in any hedging activities or share pledging.
•Share ownership guidelines. The Chief Executive Officer is required to maintain at least four times his salary in Company equity (at least two times salary for other NEOs) to help align his interests with shareholders and the longer-term performance of the Company.
•Non-binding shareholder Advisory Vote on Executive Compensation. The Company has an annual Advisory Vote on Executive Compensation which allows for shareholders to express approval or disapproval of the approach to executive compensation. See “Business to be Transacted at the Meeting – 4. Advisory Vote on Executive Compensation” in this Management Proxy Circular.
F.     Executive Compensation Tables
Summary Compensation Table
The following table provides a summary of the total compensation awarded to, earned by, paid to, or payable to, each NEO of the Company for Fiscal 2021, Fiscal 2020 and Fiscal 2019.

Summary Compensation Table[1]
Name and Principal Position	Year[2]	Salary ($)	Bonus[3] ($)	Equity Awards[4] ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation[6] ($)	Total ($)
John Chen Executive Chair and Chief Executive Officer	2021	1,000,000	2,000,000	–	–	6,608	3,006,608
	2020	1,000,000	2,000,000	–	–	14,000	3,014,000
	2019	1,000,000	2,266,200	106,300,000	–	13,750	109,579,950
Steve Rai Chief Financial Officer	2021	365,717	–	481,672	117,884	4,804	970,078
	2020	324,617	–	1,019,989	127,730	11,032	1,483,369
	2019	226,447	–	119,996	130,979	10,148	487,570
Tom Eacobacci President and Chief Operating Officer	2021	425,753	–	7,999,992	202,310[5]	–	8,628,055
Marjorie Dickman Chief Government Affairs & Public Policy Officer	2021	398,904	135,000	1,124,983	179,347	–	1,838,234
Sai Yuen (Billy) Ho EVP, Product Engineering – Spark	2021	555,581	19,719	524,988	42,067	7,779	1,150,134
	2020	546,473	77,772	749,989	60,284	14,124	1,448,643
	2019	530,360	32,603	799,990	101,382	13,871	1,478,203
1 Other than as noted below, all compensation paid in Canadian dollars to Mr. Rai was converted to U.S. dollars using the Bank of Canada average rate of $1.00 = CDN $1.3081 for Fiscal 2019, $1.00 = CDN $1.3256 for Fiscal 2020 and $1.00 = CDN $1.3344 for Fiscal 2021.
2 Fiscal 2019 covers the period from March 1, 2018 to February 28, 2019, inclusive, Fiscal 2020 covers the period from March 1, 2019 to February 29, 2020, inclusive and Fiscal 2021 covers the period from March 1, 2020 to February 28, 2021, inclusive.
3 Amounts in this column paid or made payable in respect of Fiscal 2019, Fiscal 2020 and Fiscal 2021 include the Chen Cash Bonus, the discretionary portion of VIP awards for Mr. Ho in respect of Fiscal 2019, Fiscal 2020 and Fiscal 2021, a special bonus for Mr. Ho in recognition of the release of the Company’s Unified Endpoint Security (UES) product in respect of Fiscal 2021, and a new hire cash signing bonus for Ms. Dickman in respect of Fiscal 2021.
4 TBRSU awards granted in Fiscal 2021 were valued using the fair market value of Common Shares on the NYSE on $3.23 on April 2, 2020, $4.74 on July 23, 2020 and $7.11 on December 21, 2020, as applicable. The calculated fair value of the PBRSUs granted in Fiscal 2021 was assumed to be, and accounted for, at market price at the date of grant. These values were determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. This column reflects the value of the Target Award granted in respect of the PBRSUs based on the determination that performance at target would be the probable outcome of the performance condition. The grant date fair value calculated based on performance at the Maximum Award level for the PBRSUs granted in Fiscal 2021 would be $624,983 for Mr. Rai, $9,999,987 for Mr. Eacobacci, $1,256,228 for Ms. Dickman and $656,232 for Mr. Ho.
5 Amount includes both Fiscal 2021 VIP of $71,676 and Fiscal 2021 SIP of $130,634 for Mr. Eacobacci.
6 Amounts in this column include Company contributions to retirement savings plans for each NEO during Fiscal 2019, Fiscal 2020 and Fiscal 2021 in connection with the NEO's participation in the Group RRSP or 401(k) Plan, in addition to wellness reimbursements for each of these respective years.

Grants of Plan-Based Awards Table
The following table provides information on VIP, SIP and equity awards granted in Fiscal 2021 to each NEO:

Name	Grant Date in Fiscal 2021	Approval Date in Fiscal 2021	Description	Estimated Future Payouts under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steve Rai			FY2021 VIP	69,245	247,302	370,953	–	–	–	–	–
	December 21	December 17	TBRSUs	–	–	–	–	–	–	35,161	249,995
	December 21	December 17	PBRSUs	–	–	–	17,580	35,161	52,741	–	249,995
Tom Eacobacci			FY2021 VIP	59,605	212,877	319,315	–	–	–	–	–
			FY2021 SIP	0	212,877	N/A3	–	–	–	–	–
	July 23	June 24	TBRSUs	–	–	–	–	–	–	843,881	3,999,996
	July 23	June 24	PBRSUs	–	–	–	421,940	843,881	1,265,821	–	3,999,996
Marjorie Dickman			FY2021 VIP	111,693	398,904	598,356	–	–	–	–	–
	April 2	March 31	TBRSUs	–	–	–	–	–	–	139,318	449,997
	April 2	March 31	PBRSUs	–	–	–	69,659	139,318	208,977	–	449,997
	December 21	December 17	TBRSUs	–	–	–	–	–	–	15,822	112,494
	December 21	December 17	PBRSUs	–	–	–	7,911	15,822	23,733	–	112,494
Sai Yuen (Billy) Ho			FY2021 VIP	26,200	467,857	701,786	–	–	–	–	–
	December 21	December 17	TBRSUs	–	–	–	–	–	–	36,919	262,494
	December 21	December 17	PBRSUs	–	–	–	18,459	36,919	55,378	–	262,494
1 Non-equity incentive plan awards are short-term incentives that may be earned under the Fiscal 2021 VIP and SIP.
2 For PBRSUs granted in Fiscal 2021 depending on Fiscal 2022 achievement, NEOs may earn 50% of the target award upon attainment of threshold performance and up to 150% of the target award upon attainment of maximum performance.
3 While there is no future payout maximum for Mr. Eacobacci’s Fiscal 2021 SIP, the payout is limited by the performance of the Company.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides a summary of the outstanding equity awards for each of the NEOs and the amounts reflected were valued using the NYSE closing price of the Common Shares as of February 28, 2021 of $10.05:

Name	Grant Date	Number of Shares or Units of Shares That Have Not Vested (#)[1]	Market Value of Shares or Units of Shares That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[2]	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John Chen	April 10, 2018	3,000,000	30,150,000	5,000,000[3]	50,250,000
Steve Rai	December 21, 2020	35,161	353,368	35,161	353,368
	September 25, 2019	53,859	541,283	80,789	811,929
	April 1, 2019	4,158	41,788	6,237	62,682
	October 1, 2018	1,846	18,552	–	–
Tom Eacobacci	July 23, 2020	843,881	8,481,004	843,881	8,481,004
Marjorie Dickman	December 21, 2020	15,822	159,011	15,822	159,011
	April 2, 2020	139,318	1,400,146	139,318	1,400,146
Sai Yuen (Billy) Ho	December 21, 2020	36,919	371,036	36,919	371,036
	September 25, 2019	44,882	451,064	67,324	676,606
	October 1, 2018	12,311	123,726	–	–

1 The following table provides the vesting schedules, as of February 28, 2021, for TBRSUs and for PBRSUs in respect of which the performance period is complete but the units remain unvested:

Grant Date	Outstanding Vesting Dates
December 21, 2020	Vesting 1/3 annually through to December 21, 2023
July 23, 2020	Vesting 1/3 annually through to July 23, 2023
April 2, 2020	Vesting 1/3 annually through to April 2, 2023
September 25, 2019	Vesting 1/2 annually through to September 25, 2022
April 1, 2019	Vesting 1/2 annually through to April 1, 2022
October 1, 2018	Vesting October 1, 2021
April 10, 2018	Vesting 1/3 April 10, 2021, 1/3 April 10, 2022 and 1/3 April 10, 2023.

2 Unearned PBRSUs are based on target achievement. The following table provides the vesting schedules for unearned PBRSUs with outstanding vesting dates as of February 28, 2021:

Grant Date	Outstanding Vesting Dates
December 21, 2020	Vesting December 21, 2023
July 23, 2020	Vesting July 23, 2023
April 2, 2020	Vesting April 2, 2023
September 25, 2019	Vesting September 25, 2022
April 1, 2019	Vesting April 1, 2022
April 10, 2018	Vesting annually through to November 3, 2023
3 During Fiscal 2021, the performance requirements for three of the five tranches of Mr. Chen’s Extension PBRSUs were satisfied. As a result, 3,000,000 Extension PBRSUs have been earned and will vest on November 3, 2020.

Options Exercised and Stock Vested during Fiscal 2021
The following table provides a summary of the value of RSUs that vested during Fiscal 2021. None of the NEOs held Company stock options during Fiscal 2021.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
John Chen	1,000,000	4,670,000
Steve Rai	35,295	164,357
Tom Eacobacci	–	–
Marjorie Dickman	–	–
Sai Yuen (Billy) Ho	70,293	327,983
1RSUs were valued using the fair market value of Common Shares on the vesting date. RSUs held by Messrs. Chen and Ho were valued using the fair market value on the NYSE while RSUs held by Mr. Rai were valued using the fair market value on the TSX and converted to U.S. dollars using the Bank of Canada closing rate on the day of vest (April 2, 2020 of $1.00 = CDN $1.4179, September 28, 2020 of $1.00 = CDN $1.3378, September 30, 2020 of $1.00 = CDN $1.3339 and October 2, 2020 of $1.00 = CDN $1.3310).
During Fiscal 2021, the three-year performance period expired with respect to PBRSUs that were granted to Messrs. Rai and Ho during Fiscal 2018. Based on the achievement of the Company for the performance period, 66% of the Target Award for such PBRSUs held by Messrs. Rai and Ho vested and the remainder of the Target Award PBRSUs were forfeited.

G.     Employment Arrangements, Termination and Change of Control Benefits
This section summarizes details of provisions in employment contracts and long-term incentive plans that would trigger payments by, or confer benefits from, the Company to the NEOs upon termination, a change of control or retirement. The Company has change of control and severance guidelines that cover the NEOs and certain other senior executives. These guidelines are designed to retain key members of management for the benefit of the Company and its shareholders by providing the executives with base line protection in the event of a termination of their employment without cause, including in connection with a change of control.

1.     Employment Arrangements
Executive Chair and Chief Executive Officer
Mr. Chen is employed under a written employment contract that was entered into on November 3, 2013, as amended on October 8, 2015 and as supplemented by the Chen Extension on March 14, 2018, which provides for the following:

Termination without Cause or for Good Reason – General
•Company will pay the difference between base salary earned prior to the date of termination and any additional base salary he would have been entitled to had he remained employed for the entire year in which he was terminated.
•In addition, the Company shall provide:
◦lump sum payment of two times base salary at time of termination;
◦lump sum payment of two times the full amount of bonus entitled to at the conclusion of the fiscal year in which terminated;
◦lifetime medical, dental, and health and welfare coverage for Mr. Chen, his spouse and eligible dependents until the later of his death or the death of his spouse and continuation of all other benefits entitlements for 18 months following termination; and
◦accelerated vesting of unvested RSUs, including the Extension TBRSUs and Extension PBRSUs, and of the Extension Cash Award.

Termination without Cause or for Good Reason – Change of Control
•Termination for “good reason” includes a change of control. If within 24 months after a change of control the Company terminates Mr. Chen, or Mr. Chen terminates the agreement, he shall be entitled to the same benefit package he would have received had the Company terminated him without cause.

Termination with Cause	•Company will pay any unpaid base salary earned to the date of termination.

With respect to Mr. Chen, “good reason” means any of the following, if uncured by the Company within 30 days: (i) a breach of Mr. Chen’s employment contract by the Company; (ii) a reduction in Mr. Chen’s base compensation or bonus; (iii) a reduction in Mr. Chen’s authority, duties or responsibilities, or the assignment to him of substantial duties inconsistent with his position; (iv) a requirement by the Company, without Mr. Chen’s consent, that he relocate to a location greater than 50 miles from his place of residence; (v) the occurrence of a material change in the Company’s business plan or strategy not supported by Mr. Chen or the establishment of a business plan or strategy that is inconsistent with that established by him; or (vi) a change of control followed by termination within 24 months.

With respect to each NEO other than Mr. Chen, “good reason” means any of the following: (i) a material and detrimental alteration of the NEO’s position, duties or responsibilities with the Company; (ii) a reduction in the NEO’s base salary of at least 10%, except where such reduction is part of a general reduction in the base salary of all members of the executive officers of the Company which does not occur following a change of control and affects the NEO in substantially the same manner as the other executive officers of the Company; (iii) the failure to continue the NEO’s participation in any share option, share purchase, profit sharing, bonus or other incentive compensation plan unless the Company provides replacement arrangements which are comparable in the aggregate; (iv) a material breach of the NEO’s employment contract by the Company which is not cured by the Company within 15 days; (v) the Company relocating the NEO’s principal office to a location more than 50 kilometers or 50 miles, as applicable, from its location as of the date of the employment contract, except in the case of Mr. Eacobacci, in respect of whom this clause (v) does not apply.

For all of the NEOs, no entitlements arise solely if a change of control occurs without termination either during negotiation with the eventual acquiror or within 24 months of the change of control.

Chief Financial Officer

Mr. Rai is employed as Chief Financial Officer under a written employment contract that was entered into on September 23, 2019, as amended on February 3, 2020 and May 28, 2020, which provides for the following:

Termination without Cause or for Good Reason – General
•Company will provide:
◦current base salary for 6 months, plus one month of base salary per completed year of service, to a maximum of 18 months from the date of termination (the “Severance Period”); and
◦regular contributions to continue all health benefits for the duration of the Severance Period (to the extent permitted).

Termination without Cause or for Good Reason – during negotiation of or within 24 months following a Change of Control
•Company will make a lump sum payment equal to two times base salary.
•Company will continue to make regular contributions to continue all health benefits for 24 months (to the extent permitted).
•In lieu of any bonus or incentive compensation, Company will pay an amount equal to base salary as of the date of termination, multiplied by the then current applicable VIP target percentage times two.
•All outstanding equity will immediately and automatically become fully vested and any vested Options will be exercisable for the applicable period of time under the governing plan or grant agreement.

Voluntary resignation or Termination for Cause	•No entitlement to compensation except for unpaid base salary, vacation earned to date of termination and reasonable unpaid expenses. All benefits cease on date of termination.
President and Chief Operating Officer

Mr. Eacobacci is employed as President and Chief Operating Officer under a written employment contract that was entered into on April 23, 2020, as amended and restated as of May 3, 2021, which provides for the following:

Termination without Cause or for Good Reason – General
•Company will provide:
◦current base salary for 12 months, plus one month of base salary per completed year of service, to a maximum of 24 months from the date of termination (the “Severance Period”);
◦regular contributions to continue all health benefits for the duration of the Severance Period (to the extent permitted);
◦all outstanding entitlements pursuant to any Company equity-based plans continue to vest during the Severance Period, and any vested Options will be exercisable in accordance with the terms of the governing plan or grant agreement; and
◦SIP and VIP payments for the fiscal year in which termination occurs, prorated for the period up to the date of termination.

Termination without Cause or for Good Reason – during negotiation of or within 24 months following a Change of Control
•Company will make a lump sum payment equal to two times base salary.
•Company will continue to make regular contributions to continue all health benefits for 24 months (to the extent permitted).
•In lieu of any bonus or incentive compensation, Company will pay an amount equal to base salary as of the date of termination, multiplied by the then current applicable SIP and VIP target percentages times two.
•Unvested TBRSUs will receive 36 months of accelerated vesting.

Voluntary resignation or termination for Cause	•No entitlement to compensation except for unpaid base salary, vacation earned to date of termination and reasonable unpaid expenses. All benefits cease on date of termination.

Chief Government Affairs & Public Policy Officer
Ms. Dickman is employed as Chief Government Affairs & Public Policy Officer under a written employment contract that was entered into on January 1, 2020, as amended on January 7, 2021, which provides for the following:

Termination without Cause or for Good Reason – General
•Company will provide:
◦current base salary for 12 months, plus one month of base salary per completed year of service, to a maximum of 24 months from the date of termination (the “Severance Period”);
◦regular contributions to continue all health benefits for the duration of the Severance Period (to the extent permitted);
◦all outstanding entitlements pursuant to any Company equity-based plans continue to vest during the Severance Period, and any vested Options will be exercisable in accordance with the terms of the governing plan or grant agreement; and
◦VIP payment for the fiscal year in which termination occurs, prorated for the period up to the date of termination.

Termination without Cause or for Good Reason – during negotiation of or within 24 months following a Change of Control
•Company will make a lump sum payment equal to two times base salary.
•Company will continue to make regular contributions to continue all health benefits for 24 months (to the extent permitted).
•In lieu of any bonus or incentive compensation, Company will pay an amount equal to base salary as of the date of termination, multiplied by the then current applicable VIP target percentage times two.
•All outstanding equity will immediately and automatically become fully vested and any vested Options will be exercisable for the applicable period of time under the governing plan or grant agreement.

Voluntary resignation or termination for Cause	•No entitlement to compensation except for unpaid base salary, vacation earned to date of termination and reasonable unpaid expenses. All benefits cease on date of termination.

Executive Vice President, Product Engineering – Spark Group
Mr. Ho is employed as Executive Vice President, Product Engineering – Spark Group under a written employment contract that was entered into on January 3, 2014, as amended on March 19, 2020, which provides for the following:

Termination without Cause or for Good Reason – General
•Company will provide:
◦current base salary for 12 months, plus one month of base salary per completed year of service, to a maximum of 24 months from the date of termination (the “Severance Period”);
◦regular contributions to continue all non-equity benefits for the duration of the Severance Period (to the extent permitted);
◦all outstanding entitlements pursuant to any Company equity-based plans continue to vest during the Severance Period, and any vested Options will be exercisable in accordance with the terms of the governing plan or grant agreement; and
◦VIP payment for the fiscal year in which termination occurs, prorated for the period up to the date of termination.

Termination without Cause or for Good Reason – during negotiation of or within 24 months following a Change of Control
•Company will make a lump sum payment equal to two times base salary.
•Company will continue to make regular contributions to continue all non-equity benefits for 24 months (to the extent permitted).
•In lieu of any bonus or incentive compensation, Company will pay an amount equal to base salary as of the date of termination, multiplied by the then current applicable VIP target percentage times two.
•All outstanding equity will immediately and automatically become fully vested and any vested Options will be exercisable for the applicable period of time under the governing plan or grant agreement.

Voluntary resignation or termination for Cause	•No entitlement to compensation except for unpaid base salary, vacation earned to date of termination and reasonable unpaid expenses. All benefits cease on date of termination.

If the termination clauses under the respective employment contracts of the NEOs had been triggered on the last day of Fiscal 2021, the value of their entitlements would have been as follows:

	Base Salary	Bonus[1]	Benefits[2]	Retirement Savings[3]	Long-Term Incentive Awards[4]	Total
Termination – Without Cause or for Good Reason
John Chen	$2,000,000	$4,000,000	$1,804,276	$21,750	$170,400,000	$178,226,026
Steve Rai[5]	$374,700	–	$6,658	–	–	$381,358
Tom Eacobacci	$600,000	$202,310	$8,434	–	$2,827,005	$3,637,749
Marjorie Dickman	$400,000	$179,347	$12,630	–	$519,726	$1,111,702
Sai Yuen (Billy) Ho	$879,670	$46,786	$24,510	$22,958	$1,375,081	$2,349,005
Termination – Change of Control[6]
John Chen	$2,000,000	$4,000,000	$1,804,276	$21,750	$170,400,000	$178,226,026
Steve Rai[5]	$749,400	$562,050	$13,315	–	$2,182,971	$3,507,736
Tom Eacobacci	$1,200,000	$1,200,000	$16,868	–	$8,481,004	$10,897,872
Marjorie Dickman	$800,000	$800,000	$25,259	–	$3,118,314	$4,743,573
Sai Yuen (Billy) Ho	$1,111,162	$935,714	$30,960	$29,000	$1,993,468	$4,100,304

1 In the case of termination (including if in connection with a change of control), Mr. Chen is entitled to two times the Chen Cash Bonus. In the case of termination absent a change of control, the NEOs other than Mr. Chen and Mr. Rai are entitled to their VIP payout and, in the case of Mr. Eacobacci, his SIP payout for the year in which termination occurs. The amounts noted are based on the most recent VIP and SIP payouts received by Mr. Eacobacci and on the most recent VIP payouts for Ms. Dickman and Mr. Ho.
2 Mr. Chen’s post-employment benefit entitlements are described above in this Management Proxy Circular under “Compensation Elements and Company Goals – Other Compensation (Benefits & Perquisites)”. For the NEOs other than Mr. Chen, benefit entitlements are based upon each individual’s ending Fiscal 2021 supplemental health and insurance benefit costs prorated for their respective entitlement periods.
3 Retirement savings entitlements are based upon the maximum annual employer contributions for 2021 and prorated for each NEO’s respective entitlement period.
4 In the case of a termination without cause or for good reason (including if in connection with a change of control), the Extension TBRSUs, Extension PBRSUs and Extension Cash Award all automatically vest. In the case of a termination without cause or for good reason, absent a change of control for the NEOs other than Mr. Chen, the equity awards do not accelerate and will continue to vest for a period of 12 months after termination in the case of Mr. Eacobacci, 12 months after termination in the case of Ms. Dickman and 18 months after termination in the case of Mr. Ho. This column reflects numbers and values if the PBRSUs were to vest, based on the achievement where known and the Target Awards for all others, and if all of the Extension PBRSUs were to vest. For those PBRSUs that were granted in Fiscal 2019, the PBRSU achievement was 0% of the Target Award. In the event of the death of Mr. Chen, the Extension TBRSUs and Extension PBRSUs will automatically vest. In the event of the death of an NEO other than Mr. Chen, all of the NEO’s TBRSUs will automatically vest and all of the NEO’s PBRSUs will automatically vest at the Target Award amount. Share-based amounts in this column were valued using the NYSE closing price of the Common Shares as of February 28, 2021 of $10.05.
5 All compensation paid in Canadian dollars has been converted to U.S. dollars using the Bank of Canada average rate for Fiscal 2021 of $1.00 = CDN $1.3344.
6 The amounts under the heading “Termination – Change of Control” are in respect of a termination without cause or for good reason within 24 months following a change of control or, except in the case of Mr. Chen, during negotiations with the eventual acquiror in the change of control.
2.     Long-Term Incentive Plans
The Equity Incentive Plan includes provisions relating to a change of control of the Company and termination of employment. See “Securities Authorized for Issuance Under Equity Compensation Plans – Equity Incentive Plan – Termination Entitlements” in this Management Proxy Circular for more information.
H.CEO Pay Ratio
For Fiscal 2021, the annual total compensation of the Company’s Executive Chair and Chief Executive Officer, Mr. Chen, was $3,006,608 and the total compensation of the Company’s median employee was $101,787, and the ratio of these amounts is approximately 30:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the U.S. Exchange Act.

To determine median employee compensation, the Company analyzed all of its employees using base salary, bonuses, commissions and the grant date fair value of equity awards in Fiscal 2021. The Company applied this measure to the Company’s global employee population as of February 28, 2021, the last day of Fiscal 2021, and annualized compensation for regular employees that did not work for the full year. After identifying the median employee, the Company calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our NEOs in the Summary Compensation Table on page 36. Compensation amounts were determined from the Company’s human resources and payroll systems of record. Payments not made in U.S. dollars were converted to U.S. dollars using applicable exchange rates as of February 28, 2021.
Compensation, Nomination and Governance Committee Report
The CNG Committee reviewed and discussed this Compensation Discussion and Analysis with management of the Company. Based on the review and discussions noted above, the CNG Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Management Proxy Circular.
Members of the Compensation, Nomination and Governance Committee
V. Prem Watsa (Chair)
Mike Daniels
Richard Lynch
Barbara Stymiest

DIRECTOR COMPENSATION
Director Fee Schedule

Directors who are also officers of the Company receive no additional remuneration for acting as directors. Mr. Chen is the only director who is also an officer of the Company.

Director compensation is as outlined in the below chart:

Compensation[1]	Fiscal 2021	Fiscal 2020
Initial retainer	$150,000	$150,000
Annual Board retainer	$270,000	$270,000
Additional annual retainer for Board Chair[2]	$75,000	$75,000
Additional annual retainer for Audit and Risk Management Committee Chair	$25,000	$25,000
Additional annual retainer for CNG Committee Chair	$20,000	$20,000
1 All amounts are in CDN dollars.
2 Mr. Chen is an officer of the Company and therefore does not receive additional remuneration for his service as Executive Chair of the Board.

Mr. Watsa has declined any additional remuneration for his service as Lead Director of the Company.

Directors who are not officers of the Company are also reimbursed for out-of-pocket expenses for attending all Board and committee meetings.

Initial Board Retainer

An initial one-time Board retainer is paid to each new director who is not a Company officer upon becoming a member of the Board. The initial retainer is payable as an award of DSUs and a director is required to retain all such DSUs until he or she ceases to be a member of the Board.

Annual Board Retainer

Since July 1, 2017, 100% of the annual Board retainer has been payable in DSUs. The committee chair retainers are also 100% payable in DSUs. A director is required to retain all DSUs until he or she ceases to be a member of the Board.

Share Ownership Guidelines

In Fiscal 2012, the Board adopted a guideline that each director who is not an officer of the Company should hold Common Shares and/or DSUs with an aggregate value of not less than four times the annual retainer paid to each director. A director’s compliance with these guidelines is assessed based on the greater of the purchase price, grant price or market value of the Common Shares and/or DSUs held by that director. Directors are expected to reach the guideline ownership level within five years of joining the Board, and the DSUs awarded to directors over four years will satisfy the shareholding guideline. The shareholding guideline has been satisfied by each of the non-officer directors of the Company.

Director Compensation Table

Set out below are amounts earned by the non-officer directors in respect of membership on the Board and its committees in Fiscal 2021, 100% of which were paid in DSUs. No other compensation is payable to such directors, other than the reimbursement of expenses.

Name	Total Fees Earned[1]
Michael Daniels	$202,338
Timothy Dattels	$202,338
Lisa Disbrow	$202,338
Richard Lynch	$202,338
Laurie Smaldone Alsup	$202,338
Barbara Stymiest[2]	$221,073
V. Prem Watsa[3]	$217,326
Wayne Wouters	$202,338
1 Director fees are earned in Canadian dollars and have been converted to U.S. dollars using the Bank of Canada average rate of $1 = CDN $1.3344 for Fiscal 2021.
2 Ms. Stymiest’s “Total Fees Earned” includes $18,735 on account of her position as Chair of the Audit and Risk Management Committee.
3 Mr. Watsa’s “Total Fees Earned” includes $14,988 on account of his position as Chair of the CNG Committee.

Outstanding DSU Awards

Set out below is a summary of the outstanding DSU awards for each of the non-officer directors of the Company as at February 28, 2021, including DSUs credited to each director before Fiscal 2021. No stock options have been granted to the non-officer directors of the Company.

Name	Number of DSUs Credited	Market Value of DSUs [1,2]
Michael Daniels	166,799	$1,676,330
Timothy Dattels	220,596	$2,216,990
Lisa Disbrow	70,384	$707,359
Richard Lynch	196,692	$1,976,754
Laurie Smaldone Alsup	155,477	$1,562,544
Barbara Stymiest	238,002	$2,391,920
V. Prem Watsa	184,912	$1,858,366
Wayne Wouters	148,344	$1,490,857
1 DSU awards do not have vesting conditions/requirements and are redeemable by directors upon ceasing to be a member of the Board.
2 DSU awards were valued using the NYSE closing price of Common Shares on February 26, 2021 of $10.05.

See “Securities Authorized for Issuance Under Equity Compensation Plans – DSU Plan” in this Management Proxy Circular for an overview and summary of the key provisions of the DSU Plan.

As of February 28, 2021, 1,381,206 DSUs were outstanding under the DSU Plan, representing approximately 0.24% of the Company’s total outstanding Common Shares. Accordingly, as of February 28, 2021, 4,273,847 Common Shares, representing approximately 0.76% of the Company’s issued and outstanding Common Shares (on a non-diluted basis), were available for issuance under the DSU Plan.

INDEBTEDNESS OF DIRECTORS AND OFFICERS
As at the Record Date, there was no indebtedness owing to the Company or any of its subsidiaries by any directors, executive officers, employees or former directors, executive officers or employees of the Company or any of its subsidiaries. In addition, no director or executive officer, proposed nominee for election as a director of the Company, or any associate of any director, executive officer or proposed nominee was indebted to the Company in Fiscal 2021.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
The Company maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers. The total amount of insurance coverage as at the end of Fiscal 2021 for the directors and officers as a group is $200 million. The annual premium payable by the Company in respect of such insurance is approximately $4.2 million. The directors and officers are not required to pay any premium in respect of this insurance. The policy contains standard industry exclusions and no claims have been made thereunder to date.

INDEMNIFICATION
Under the Business Corporations Act (Ontario), the Company may indemnify a director or officer of the Company against all costs, charges and expenses reasonably incurred by him or her in respect of any civil, criminal or administrative action where he or she has acted honestly and in good faith with a view to the best interests of the Company and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. Further, pursuant to the Company’s by-laws, the Company is required to indemnify its directors and officers if they satisfy the above described conditions.

As is customary for many public corporations, the Company entered into indemnity agreements (the “Indemnity Agreements”) with its directors and executive officers whereby the Company agreed, subject to applicable law, to indemnify those persons against all costs, charges and expenses which they may sustain or incur in third party actions if such director or officer complied with his or her fiduciary duties and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. The Indemnity Agreements further require the Company to pay interim costs and expenses of the director or officer subject to the requirement that the director or officer must repay such costs and expenses if the outcome of any litigation or proceeding establishes that the director or officer was not entitled to indemnification.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last completed fiscal year, no proposed nominee for election as a director, nor any associate or any affiliate of any such person or nominee, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, except as disclosed in this Management Proxy Circular. Furthermore, no “informed person” of the Company (as such term is defined under applicable securities laws), proposed nominee for election as a director of the Company and no associate or affiliate of any such informed person or proposed nominee has or had a material interest, direct or indirect, in any transaction since the beginning of the Company’s most recently completed fiscal year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries or affiliates, other than Mr. Watsa, the Chairman and Chief Executive Officer, and a significant shareholder, of Fairfax, which directly or indirectly owns an aggregate of approximately 46.7 million Common Shares and $330 million principal amount of the outstanding 1.75% Debentures. See also Mr. Watsa’s biography under “Business to be Transacted at the Meeting – 2. Election of Directors” in this Management Proxy Circular for a description of Fairfax’s ownership of Common Shares and 1.75% Debentures.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets out, as at February 28, 2021: (i) the number of Common Shares to be issued upon (a) the exercise of Options granted under the Equity Incentive Plan, (b) the vesting and settlement of RSUs granted under the Equity Incentive Plan, and (c) the redemption of outstanding DSUs; (ii) the weighted average exercise price of such Options; and (iii) the number of Common Shares remaining available for future issuance under the Equity Incentive Plan, the DSU Plan, and the Employee Stock Purchase Plan (“ESPP”).

Plan Category	Number of Common Shares to be issued upon exercise of Options, vesting of RSUs, and redemption of outstanding DSUs	Weighted-average exercise price of outstanding Options	Number of Common Shares remaining available for future issuance under the equity compensation plans
Equity compensation plans approved by shareholders	20,810,120 (Equity Incentive Plan) 1,381,206 (DSU Plan)	$7.94	17,635,893 (Equity Incentive Plan) 4,273,847 (DSU Plan) 6,078,650 (ESPP)
Total[1]	22,191,327	$7.94	27,916,144
1 The foregoing table excludes 9,144,176 Common Shares issuable under the BlackBerry-Cylance Stock Plan and 4,182,189 Common Shares originally issuable in connection with the Inducement Awards, each as described below. See “Securities Authorized for Issuance Under Equity Compensation Plans – BlackBerry-Cylance Plan” and “– Inducement Awards”. The weighted-average exercise price of the options granted under the BlackBerry-Cylance Plan as of their grant date was US$3.93. No additional Common Shares are available for future issuance under the BlackBerry-Cylance Plan or in respect of the Inducement Awards.

As of February 28, 2021, Options to purchase an aggregate of 88,931 Common Shares, representing approximately 0.02% of the Company’s issued and outstanding Common Shares on a non-diluted basis, were outstanding under the Equity Incentive Plan, and the number of Common Shares allocated to RSUs was 20,721,189, representing approximately 3.66% of the Company’s issued and outstanding Common Shares. As of February 28, 2021, 17,635,893 Common Shares, representing approximately 3.12% of the Company’s issued and outstanding Common Shares (on a non-diluted basis), were available for issuance under the Equity Incentive Plan (assuming full deduction of equivalent Common Shares against the share limit for grants under that plan).

The following table shows the Company’s burn rate with respect to the issuance of TBRSUs, PBRSUs, Options and DSUs over the past three fiscal years, expressed as a percentage of the weighted average number of outstanding Common Shares for the applicable fiscal year. The table shows gross burn rates without deduction for any awards that were forfeited or that expired prior to vesting during any year.

Award Type[1]	Fiscal 2021	Fiscal 2020	Fiscal 2019
TBRSUs	0.92%	1.82%	1.38%
PBRSUs	0.32%	0.49%	1.09%
Options	0.00%	0.00%	0.00%
DSUs	0.05%	0.05%	0.03%
1 The foregoing table excludes options and RSUs granted under the BlackBerry-Cylance Stock Plan, as well as the Inducement Awards.

Each grant of PBRSUs specifies a target award, which reflects the number of PBRSUs that will vest if 100% of the applicable target performance is achieved, and a maximum possible award of 150% of the target award. The PBRSU burn rates shown in the table above reflect the target award.

Equity Incentive Plan

The Equity Incentive Plan was originally approved by the shareholders of the Company at the Company’s annual and special meeting on July 9, 2013. Amendments to the Equity Incentive Plan were approved by the shareholders of the Company at the Company’s annual and special meetings held on June 23, 2015, June 21, 2017 and June 23, 2020.

Overview
The objectives of the Equity Incentive Plan are to assist the Company and its affiliates to attract, retain and motivate executive officers and employees through equity-based awards.
RSUs are notional securities that rise and fall in value based on the value of the Common Shares and are redeemed for Common Shares issued by the Company or for the cash equivalent on vesting dates established at the time of grant, in the sole discretion of the Company. The CNG Committee believes that RSU awards promote the mid-term and long-term success of the Company by providing additional flexibility in recruiting, motivating and retaining employees based on their current and potential ability to contribute to the success of the Company.
Each awarded Option provides for the issuance of one Common Share by the Company upon the payment of a pre-determined exercise price. Options are granted subject to specified time-based or other vesting conditions and remain exercisable until a defined expiry date. The CNG Committee believes that Option awards assist in the attraction and retention of employees and provide a strong incentive for employees to put forth maximum effort for the continued success and growth of the Company.
Other than RSUs and Options, no forms of equity incentive are contemplated by the Equity Incentive Plan.
Subject to certain adjustments as described below, the total number of Common Shares available for grant under the Equity Incentive Plan is 45,875,000, representing approximately 8.11% of the Company’s issued and outstanding Common Shares as of February 28, 2021. The Equity Incentive Plan incorporates what is referred to as a “fungible plan design”, meaning that each RSU granted counts against the number of Common Share available for issuance under the Equity Incentive Plan at a greater rate than does each Option granted (Options and RSUs are referred to herein as “Awards”). Each Option granted under the Equity Incentive Plan is counted as 0.625 shares against the Common Share reserve, and each RSU granted under the Equity Incentive Plan is counted as one share against the Common Share reserve.
Three Year Approval of Equity Incentive Plan
The Equity Incentive Plan is considered an “evergreen” plan because: (i) Common Shares that are withheld to satisfy applicable income tax obligations upon the settlement of RSUs are available for subsequent grants under the Equity Incentive Plan, (ii) Options only count against the Common Share reserve as 0.625 Common Shares, and (iii) Common Shares available for issuance pursuant to awards granted under the Equity Incentive Plan that are forfeited, cancelled or settled for cash are available for subsequent grants under the Equity Incentive Plan. As such, the TSX requires that the Equity Incentive Plan be submitted to shareholders of the Company to approve unallocated entitlements within three years after institution and within every three years thereafter. Unallocated entitlements under the Equity Incentive Plan were most recently approved by the shareholders of the Company at the Company’s annual and special meeting on June 24, 2019.
Summary of Key Provisions
The following is a summary of the principal provisions of the Equity Incentive Plan:
Administration: The Equity Incentive Plan is administered by the Board, which delegates its authority to the CNG Committee or the Executive Chair of the Company, as contemplated by the Equity Incentive Plan and the Company’s policy on granting equity awards.
Participation: Participation in the Equity Incentive Plan is open to employees of the Company and any of its affiliates that are designated by the Board. Participation in the Equity Incentive Plan is voluntary.
Participation Limits: The number of the Company’s Common Shares (i) issued to insiders of the Company within any one year period, and (ii) issuable to insiders of the Company, at any time, under the Equity Incentive Plan, or when combined with all of the Company’s security based compensation arrangements, cannot exceed 10% of the Company’s total outstanding Common Shares, respectively. No more than 5% of the Company’s outstanding Common Shares may be issued to any one participant under the Equity Incentive Plan or any other security-based compensation arrangement. No more than 10% of the Company’s outstanding Common Shares may be issued under the Equity Incentive Plan or any other security-based compensation arrangement in any one-year period.
Award Agreements: Awards will be documented by written Award agreements, which will reflect the specific terms of a particular grant of Options or RSUs. The Board has the discretion to permit the exercise of Awards on other terms as it may determine, provided that no Award may be extended past the prescribed expiry date.

Shares Available and Share Counting: Subject to certain equitable adjustments as provided in the Equity Incentive Plan and described below, a total of 45,875,000 Common Shares are authorized for Awards granted under the Equity Incentive Plan. As of February 28, 2021, 17,635,893 Common Shares remained available for issuance under the Equity Incentive Plan.
Common Shares subject to Cancellation Additions and Withholding Additions will be added to the Common Shares available for Awards under the Equity Incentive Plan. Any Common Shares that again become available for Awards through a Cancellation Addition or a Withholding Addition will be added as (i) one Common Share for every RSU, and (ii) 0.625 Common Share for every Option. Due to Withholding Additions, it is possible that the Equity Incentive Plan may permit the issuance of more than 45,875,000 Common Shares. For greater certainty, the following shares will not be added to the Common Shares available for Awards under the Equity Incentive Plan: (i) shares tendered or withheld in payment of the purchase price of an Option; (ii) shares tendered or withheld to satisfy any tax withholding obligation with respect to Options; and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

Substitute Awards: Substitute Awards (as defined below) will not reduce the shares authorized for grant under the Equity Incentive Plan, nor will shares subject to a Substitute Award be added to the shares available for Awards under the Equity Incentive Plan as provided above. Additionally, in the event that a company acquired by the Company or any subsidiary of the Company or with which the Company or any subsidiary of the Company combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or arrangement, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or arrangement to determine the consideration payable to the holders of common shares of the entities party to such acquisition or arrangement) may be used for Awards under the Equity Incentive Plan and will not reduce the shares authorized for grant (and shares subject to such awards will not be added to the shares available for Awards); provided that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or arrangement, and will only be made to individuals who were not employees or directors of the granting company prior to such acquisition or arrangement.
For purposes of the Equity Incentive Plan, “Substitute Awards” means Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any subsidiary of the Company or with which the Company or any subsidiary of the Company amalgamates.
Pricing: Options must have an exercise price of not less than the closing trading price of the Common Shares on the NYSE on the grant date or, if there is no closing trading price on that date, on the last preceding trading day. RSU Awards may either be expressed as a number of RSUs or be based on an aggregate dollar value of the Award to be granted and divided by the closing trading price of the Common Shares on the NYSE on the grant date.
Shareholder approval is expressly required to:
(a)reduce the exercise price of an Option after it is granted;
(b)cancel an Option when the exercise price per share exceeds the then current market value in exchange for cash or another Award (other than in connection with a Change of Control (as defined below)); or
(c)take any other action that would be treated as a repricing under TSX or NYSE rules.
Restrictions on Dividends: No dividends or dividend equivalents may be granted, and none are payable, in connection with an Option or an RSU.
Restrictions on Transfer: Except as required by law, the rights of a participant under the Equity Incentive Plan are not capable of being anticipated, assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the participant. Awards may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative.
Terms and Expiry: Options may be granted having a term not to exceed five years. The term and vesting of Options is at the discretion of the CNG Committee or the Executive Chair and will be reflected in an Award agreement. Except as provided in the applicable Award agreement, RSUs have a term that expires not later than December 31 of the third calendar year after the applicable Award date. The term and specific vesting conditions for an RSU Award is at the discretion of the CNG Committee or the Executive Chair and will be reflected in an Award agreement. If an Option would otherwise expire during a trading blackout period, the term of such Option shall automatically be extended until ten (10) business days after the end of the blackout period.
Termination Entitlements: Upon termination of employment for reasons other than death, all unvested Awards are forfeited (subject to the provisions below relating to a Change of Control, and to the provisions of any Award agreement made at the discretion of the Board). Options that are vested on the termination date may be exercised until the earlier of their stated expiry date and 90 days after the termination date. Upon the death of a participant, all unvested Awards will immediately vest. The vested Options may be exercised by the participant’s estate until the earlier of their stated expiry date and six months after the date of the participant’s death, and the vested RSUs will be settled by a cash payment to the participant’s estate.
If, on or following a Change of Control, (A) a participant’s employment is terminated other than for cause during the Change of Control Period (as defined below), or (B) the Company or a successor issuer in the Change of Control has not assumed or replaced on substantially similar terms the participant’s existing Awards, then (i) all Awards will immediately vest, (ii) all restrictions on such Awards will lapse and (iii) all vested Options may be exercised until the earlier of their stated expiry date and one year after the termination date or the effective date of the Change of Control, as applicable, after which time all Options will expire and all vested RSUs will be settled by a cash payment to the participant.
For purposes of the Equity Incentive Plan, a “Change of Control” is defined as of any of the following events:
(a)an amalgamation, merger, consolidation, arrangement or other reorganization as a result of which the holders of the Company’s Common Shares immediately prior to the completion of that transaction hold less than a majority of the shares after completion of that transaction;
(b)any individual, entity or group of persons acting jointly or in concert, acquires or becomes the beneficial owner of, directly or indirectly, more than 50% of the Company’s Common Shares, or any other transaction of similar effect;
(c)the Company sells or otherwise transfers all or substantially all of its assets (other than a disposition or transfer of assets to an affiliate of the Company as part of a reorganization), where the holders of the Company’s Common Shares immediately prior to the completion of that transaction hold less than a majority of the Common Shares of the acquiring person immediately after the completion of such transaction; or
(d)as a result of or in connection with the contested election of directors, the nominees named for election in the Company’s most recent management information circular do not constitute a majority of the Board.
The “Change of Control Period” is the shorter of (i) 24 months following a Change of Control, and (ii) the period of time following a Change of Control that is specified in a participant’s employment agreement.
Change of Control: In the event of a Change of Control, the Board shall have the authority to take all necessary steps so as to ensure the preservation of the economic interests of the participants in, and to prevent the dilution or enlargement of, any Options or RSUs, which unless otherwise provided in an Award agreement shall include ensuring that the Company or any entity which is or would be the successor to the Company or which may issue securities in exchange for shares upon the Change of Control becoming effective will assume each outstanding Award, or will provide each participant with new or replacement or amended Options or RSUs which will continue to vest following the Change of Control on similar terms and conditions as provided in the Equity Incentive Plan.

Amendments: The Board has the authority, in the case of specified capital reorganizations affecting the Company, to amend or adjust outstanding Awards including changes to adjust (i) the number of Common Shares that may be acquired on the exercise of outstanding Options, (ii) the exercise price of outstanding Options, or (iii) the number of RSUs credited to a participant, in order to preserve proportionately the rights and obligations of participants.
The Board also reserves the right to amend, suspend or terminate the Equity Incentive Plan, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). The Board may make amendments to the Equity Incentive Plan or outstanding Awards without shareholder approval, except for the following amendments:
•increasing the number of Common Shares reserved for issuance under the Equity Incentive Plan or other plan limits;
•changing the definition of those participants who are eligible to participate in the Equity Incentive Plan;
•reducing the exercise price of an Option (other than in connection with a capital reorganization) or any cancellation and reissuance of an Option;
•extending the expiry date of an Award other than as contemplated by the Equity Incentive Plan;
•permitting Awards to be transferred other than upon death;
•permitting the addition or modification of a cashless exercise feature, payable in cash or shares, unless it provides for a full deduction of the number of underlying shares from the Equity Incentive Plan share reserve;
•changing the amendment provisions of the Equity Incentive Plan; or
•other amendments that require shareholder approval under applicable law or stock exchange rules.
Examples of amendments that the Board may make without shareholder approval include, without limitation, (i) housekeeping amendments, (ii) amendments to comply with tax laws, (iii) amendments to reduce or restrict participation, and (iv) amendments to accelerate vesting.

On December 19, 2013, the Equity Incentive Plan was amended by the Board to provide for (a) the cashless exercise of Options by the participant making an election for the receipt of either (i) an amount in cash per Option, or (ii) a net number of Common Shares (in each case, net of any applicable withholding taxes or deductions) equal to the difference between the exercise price of the Option and the price at which a securities dealer designated by the Company is able to sell the Common Shares in the capital markets on the trading day that the exercise notice is given by the participant (with a full deduction of the underlying Common Shares from the plan reserve), and (b) the automatic extension of the vesting period of Awards for certain approved leaves. Shareholder approval of such amendments was not required as the amendments were covered under the general amendment provisions of the Equity Incentive Plan.

On May 2, 2018, the Equity Incentive Plan was amended by the Board to change the definition of “Market Value” to refer to the NYSE instead of to the Nasdaq Stock Market. Shareholder approval of such amendment was not required pursuant to the general amendment provisions of the Equity Incentive Plan.

On May 7, 2020, the Board unanimously approved an amendment to the Equity Incentive Plan under which the maximum number of Common Shares authorized for issuance thereunder was increased to 45,875,000 Common Shares, which amendment was subsequently approved by the shareholders of the Company at the annual and special meeting held on June 23, 2020. No subsequent amendments have been made to the Equity Incentive Plan.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of certain United States federal income tax consequences to the Company and Participants who are citizens or individual residents of the United States relating to awards granted under the Equity Incentive Plan. This summary addresses the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign state and local income taxes and payroll taxes, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and Participants. Accordingly, the Company urges Participants to consult their own tax advisors as to the specific tax consequences of participation in the Equity Incentive Plan under applicable laws.

Options: Options granted under the Equity Incentive Plan are non-qualified stock options, meaning that they are not intended to qualify as incentive stock options that meet the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”). A Participant generally will not recognize taxable income when granted an Option. When the Participant exercises the Option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the Common Shares received on the exercise date over the aggregate exercise price of the Option. The Participant’s tax basis in the Common Shares acquired on exercise of the Option will be increased by the amount of such taxable income. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the Participant recognizes. When the Participant sells the Common Shares acquired on exercise, the Participant generally will realize long-term or short-term capital gain or loss, depending on whether the Participant holds the Common Shares for more than one year before selling them.

RSUs: A Participant generally will not recognize income at the time an RSU is granted. When the RSU vests and is settled for Common Shares or cash, the Participant generally will recognize as income an amount equal to the fair market value of the Common Shares or the amount of cash on the date of settlement, and the Company generally will be allowed a corresponding federal income tax deduction at that time. When the Participant sells any Common Shares acquired on settlement, the Participant generally will realize long-term or short-term capital gain or loss, depending on whether the Participant holds the Common Shares for more than one year before selling them.

DSU Plan
Overview
The DSU Plan was created to align director and shareholder interests, in that the value of DSUs is tied directly to the value of Common Shares. The DSU Plan also facilitates directors’ effective investment in Common Shares pursuant to the Company’s share ownership guidelines, as described under “Director Compensation – Share Ownership Guidelines”.

Under the DSU Plan, each director who is not an officer of the Company is credited with DSUs in satisfaction of 100% of his or her initial and annual retainers. Under the DSU Plan, DSUs are granted and allocated to a notional account on a quarterly basis (with the exception of DSUs granted in respect of the initial Board retainer, which are granted in their entirety on the first award date after the director joins the Board). Additional DSUs would be granted in relation to any dividends paid during the time that DSUs are credited to the director, on a per equivalent Common Share basis. Each DSU has an initial value equal to the market value of a Common Share at the time the DSU is granted. A director cannot redeem DSUs until the director ceases to be a member of the Board or a director of an affiliate of the Company (or if he or she continues to be employed by the Company or an affiliate, following termination of his or her service). The DSUs will be redeemed no later than December 15 of the calendar year commencing immediately after the calendar year in which the director ceases to be a member of the Board or an employee of the Company or an affiliate, applicable. DSUs may, at the option of the Company, be redeemed for cash with the redemption value of each DSU equal to the weighted average trading price of the Common Shares over the five trading days preceding the redemption date. Alternatively, the redemption value may be satisfied by the delivery of Common Shares equal to the number of DSUs credited to the participant, either issued from treasury or purchased on behalf of the participant in the secondary market.

Three Year Approval of DSU Plan
The DSU Plan is considered an “evergreen” plan because the maximum number of Common Shares issuable from treasury upon redemption of DSUs is expressed as a percentage of the number of Common Shares issued and outstanding from time to time. As such, the TSX requires that the DSU Plan be submitted to shareholders of the Company to approve unallocated entitlements within three years after the initial approval of the DSU Plan by shareholders, and within every three years thereafter. The Company’s shareholders initially approved the DSU Plan on June 19, 2014 and approved all unallocated entitlements under the DSU Plan at the Company’s annual and special meeting held on June 23, 2020.
Summary of Key Provisions

The following is a summary of the principal provisions of the DSU Plan:
Administration: The DSU Plan is administered by the CNG Committee, which may delegate any administrative responsibilities to an officer of the Company.
Participation: Participation in the DSU Plan is open to non-executive directors of the Company. Participation in the DSU Plan is mandatory in connection with a director’s initial retainer and annual retainer, as described above.
Insider Limits: As under the Company’s other security-based compensation arrangements, no more than 10% of the Company’s outstanding Common Shares may be issued to insiders of the Company in any one year period pursuant to the DSU Plan or any other security-based compensation arrangements, and no more than 10% of the Company’s outstanding Common Shares may be issuable at any time pursuant to the DSU Plan or any other security-based compensation arrangement in the aggregate.
Plan Maximum: The total number of Common Shares issuable from treasury under the DSU Plan is 1% of the issued and outstanding Common Shares from time to time. There is no restriction on the redemption of DSUs for cash, or in consideration for Common Shares purchased in secondary market transactions.
Participation and Elections: Accounts are maintained for each participating director, to which DSUs granted under the DSU Plan are credited.
Account and Pricing: DSUs granted to a director are credited to his or her account on the first business day of a fiscal quarter (or for a departing director, on the last business day on which he or she serves as a director) (an “Award Date”). DSUs granted in connection with a director’s initial retainer are credited in full on the first Award Date after joining the Board. Subsequent grants in respect of the annual retainer are made in quarterly instalments, prorated for the period of service, as applicable. DSUs are fully vested when granted.
The number of DSUs to be granted from time to time is determined by dividing the amount of the retainer or other fees otherwise payable on the Award Date by the closing trading price of the Common Shares on that date on the TSX.
Dividends: As of any dividend payment date, a participating director’s account will be credited with additional DSUs, determined by dividing (a) the product of the per share dividend and the number of DSUs credited in the account on the dividend record date, by (b) the closing trading price of a Common Share on the applicable date on the TSX (for Canadian participants) or NYSE (for U.S. participants).
Redemption and Payout: DSUs may not be redeemed while a participant continues to serve as a director of the Company or of an affiliate (provided that the redemption may be deferred if the person continues to be employed by the Company or an affiliate).
Following a specified period after the end of the participant’s service (or after the end of a blackout period in effect at that time, or such later date as may be agreed by the participant and the Company, subject to certain limitations), the DSUs credited to the participant will be redeemed. On redemption, the Company may elect to:
•pay a cash amount equal to the product of the number of DSUs credited to the account and the five-day weighted average trading price of the Common Shares on the TSX (for Canadian participants) or NYSE (for U.S. participants);
•cause a broker to acquire in the secondary market on behalf of the participant a number of Common Shares equal to the number of whole DSUs credited to the account; or

•issue from treasury a number of Common Shares equal to the number of whole DSUs credited to the account;
in each case, less applicable withholding taxes, and with a cash payment calculated as described above in respect of any fractional DSUs.
Restrictions on Transfer: DSUs are non-transferable but may be redeemed following the incapacity or death of a director, with the proceeds disbursed to a director’s guardian or legal representative.
Amendments: The Board has the authority, in the case of specified capital reorganizations affecting the Company, to amend or adjust DSUs credited to an account including changes to adjust the number of DSUs credited to a participant in order to preserve proportionately the rights and obligations of participants.
The Board also reserves the right to amend, suspend or terminate the DSU Plan, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). However, the DSU Plan may not be amended, suspended or terminated in a way that would result in certain adverse tax consequences under U.S. or Canadian federal income tax laws. The Board may make amendments to the DSU Plan or outstanding DSUs without shareholder approval, including the following types of amendments:
•amendments of a “housekeeping” or administrative nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the DSU Plan or to correct or supplement any provision of the DSU Plan that is inconsistent with any other provision of the DSU Plan;
•amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX and NYSE and certain tax laws);
•amendments respecting administration of the DSU Plan;
•any amendment to add or modify the vesting or redemption provisions of the DSU Plan or any DSU;
•any amendment to the definition of “participant” or otherwise relating to the eligibility of any participant;
•any amendment to facilitate the participation in the DSU Plan by, and the granting of DSUs to, directors who are subject to the laws of countries other than those of Canada, which grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the DSU Plan for the purpose of complying with foreign laws;
•amendments necessary to suspend or terminate the DSU Plan; and
•any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the TSX and NYSE).
Shareholder approval will be required for the following amendments:
•amendments to the number of Common Shares issuable from treasury under the DSU Plan, including an increase to a fixed number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage;

•amendments which would permit discretionary grants of DSUs to directors;

•amendments to remove or exceed the insider participation limits;

•amendments to the amendment provision; and

•amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations, and policies of the TSX and NYSE).

On May 2, 2018, the DSU Plan was amended by the Board to change references to the Nasdaq Stock Market to the NYSE. Shareholder approval of such amendment was not required pursuant to the general amendment provisions of the DSU Plan. No subsequent amendments have been made to the DSU Plan.

Employee Share Purchase Plan
The ESPP was introduced in 2015 to enable eligible employees to acquire Common Shares in a convenient and systematic manner through payroll deductions, in order to encourage a proprietary interest in the operation, growth and development of the Company. The ESPP was approved by the shareholders of the Company at the Company’s annual and special meeting held on June 23, 2015 and an amendment to the ESPP was approved by the shareholders of the Company at the Company’s annual and special meeting held on June 23, 2020.

Administration: The ESPP is administered by the Board, which may delegate its authority to the CNG Committee as contemplated by the ESPP.
Eligibility; Participation: Unless otherwise determined by the Board, participation in the ESPP is open to employees of the Company and any of its affiliates that are designated by the Board who are customarily employed for at least 20 hours per week and more than five months in any calendar year. Participation in the ESPP is voluntary. To participate in the ESPP, an eligible employee authorizes payroll deductions in an amount between 1% to 15% of his or her eligible compensation to be contributed to the ESPP, provided that a participant’s payroll deductions may not exceed $30,000 in any calendar year. Such contributions are used to purchase Common Shares at the end of each offering period. Each offering period is six months in duration, commencing on October 1 and April 1 of each year.

Eligible employees may elect to increase or decrease payroll deductions for the current offering period not later than five business days following the first day of such offering period or may elect to withdraw from the ESPP at least 30 business days before the last trading day of an offering period, provided that individuals subject to a trading blackout may not enroll or withdraw from the ESPP or make changes to payroll deductions during a blackout period.

Purchase Price: The purchase price for the Common Shares purchased under the ESPP is determined by the Board and will not be less than 85% of the closing price of the Common Shares on the TSX (for participants paid in Canadian dollars) or NYSE (for participants paid in U.S. dollars) on the last trading day of each offering period. As an alternative to permitting participants to purchase Common Shares at a discount, with the approval of the Board, the Company or any of its designated affiliates may provide a participant with cash contributions to purchase Common Shares in an amount not exceeding 15% of the participant’s accumulated payroll deductions during each offering period.
Participation Limits: The number of Common Shares (i) issued to insiders of the Company within any one year period, and (ii) issuable to insiders of the Company, at any time, under the ESPP, or when combined with all of the Company’s security-based compensation arrangements, cannot exceed 10% of the Company’s total outstanding Common Shares, respectively. No more than 5% of the Company’s outstanding Common Shares may be issued to any one participant under the ESPP or any other security-based compensation arrangement. No more than 10% of the Company’s outstanding Common Shares may be issued under the ESPP or any other security-based compensation arrangement in any one-year period.
Shares Available: The total number of Common Shares available for issuance under the ESPP is 10,000,000, representing approximately 1.77% of the issued and outstanding Common Shares as of February 28, 2021. As of February 28, 2021, the number of Common Shares remaining available for future issuance under the ESPP was 6,078,650, representing approximately 1.07% of the then issued and outstanding Common Shares. Common Shares purchased under the ESPP may be issued from treasury or acquired on the open market.

Restrictions on Transfer: The rights of a participant under the ESPP are not capable of being assigned, transferred, pledged or otherwise disposed of in any way by the participant (other than by will, the laws of descent and distribution or to a designated beneficiary upon death, as provided in the ESPP).

Termination Entitlements: Upon termination of employment, a participant is no longer an eligible employee under the ESPP and the participant will be withdrawn from the ESPP. Upon withdrawal from the ESPP, all payroll deductions from the ESPP that have not been used to purchase Common Shares will be returned to the participant and all Common Shares held in the participant’s ESPP account must be withdrawn within 90 days of the participant’s withdrawal from the ESPP.

Amendments: The Board has the authority, in the case of specified capital reorganizations affecting the Company, to determine appropriate equitable adjustments, if any, to be made under the ESPP, including adjustments to the number of Common Shares which have been authorized for issuance under the ESPP, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP. The Board also reserves the right to amend, suspend or terminate the ESPP, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). The Board may make amendments to the ESPP without shareholder approval, except for the following amendments:
•increasing the number of Common Shares reserved for issuance under the ESPP;
•removing or exceeding the insider participation limits;
•reducing the purchase price payable for Common Shares under the ESPP;
•increasing the maximum amount of employer contributions permitted under the ESPP;
•changing the amendment provisions of the ESPP;
•extending eligibility to participate in the ESPP to non-employees; or
•other amendments that require shareholder approval under applicable law or stock exchange rules.
Examples of amendments that the Board may make without shareholder approval include, without limitation, (i) changes of a housekeeping nature, (ii) changes to the offering periods, (iii) changes to enrollment procedures, and (iv) changes to the entitlements upon termination of employment.

On May 2, 2018, the ESPP was amended by the Board to change references to the Nasdaq Stock Market to the NYSE. Shareholder approval of such amendment was not required pursuant to the general amendment provisions of the ESPP.

On May 7, 2020, the Board unanimously approved an amendment to the ESPP under which the maximum number of Common Shares authorized for issuance thereunder was increased to 10,000,000 Common Shares, which amendment was subsequently approved by the shareholders of the Company at the annual and special meeting held on June 23, 2020. No subsequent amendments have been made to the ESPP.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of certain United States federal income tax consequences to the Company and employees who are citizens or individual residents of the United States relating to purchases of Common Shares under ESPP offerings that are intended to comply with Section 423 of the Code. This summary addresses the general tax principles that apply to such purchases and is provided only for general information. Certain kinds of taxes, such as foreign, state and local income taxes and payroll taxes, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and employees. Accordingly, the Company urges employees to consult their own tax advisors as to the specific tax consequences of participation in the ESPP under applicable laws.

An employee’s federal income tax liability will depend on whether the employee makes a qualifying or disqualifying disposition of the Common Shares purchased under the ESPP. A qualifying disposition will occur if the sale or other disposition of the shares is made after the employee has held the shares for both of the following holding period periods: more than two years after the start date of the offering period in which the shares were purchased, and more than one year after the purchase date. A disqualifying disposition is any sale or other disposition that is made before either of these minimum holding periods are met.

In the case of a qualifying disposition, an employee generally will recognize ordinary income in the year of the qualifying disposition equal to the lower of the actual gain and the purchase price discount. The actual gain is equal to the fair market value of the shares on the date of the qualifying disposition, minus the purchase price for the shares. The purchase price discount is equal to the fair market value of the shares on the start date of the offering period, minus the purchase price for the shares. This amount of ordinary income is added to the employee’s basis in the shares, and any additional gain recognized on the qualifying disposition is long-term capital gain. If the fair market value of the shares on the date of the qualifying disposition is less than the purchase price, there is no ordinary income, and any loss recognized is a long-term capital loss. If shares purchased by an employee under the ESPP are disposed of in a qualifying disposition, the Company does not receive a deduction in connection with the purchase, holding or disposition of the shares by the employee.

In the case of a disqualifying disposition, an employee generally recognizes ordinary income in the year of the disqualifying disposition in an amount equal to the fair market value of the shares on the purchase date, minus the purchase price paid for the shares. The amount of this ordinary income is then added to the employee’s basis in the shares, and any resulting gain or loss recognized on the disposition is a capital gain or loss. The gain or loss will be long-term if the shares are held for more than one year. The Company generally will be entitled to a deduction in the year of the disqualifying disposition equal to the amount of ordinary income that the participant recognized on the disposition.

BlackBerry-Cylance Stock Plan

Overview

On February 21, 2019, the Company completed its acquisition of Cylance. In connection with the acquisition, the Company agreed to assume the unvested Cylance stock options and restricted stock units that were outstanding at closing under Cylance’s Amended and Restated 2012 Stock Plan (the “Cylance Awards”). The Company established the BlackBerry-Cylance Stock Plan (the “BlackBerry-Cylance Plan”) to give effect to the assumption of these incentives. The Company replaced each unvested Cylance stock option and restricted stock unit with a Company stock option (each, a “Replacement Option”) or restricted share unit (each, a “Replacement RSU”), as applicable, granted under the BlackBerry-Cylance Plan having the same material terms and conditions as the former Cylance Awards.

The BlackBerry-Cylance Plan and the awards thereunder were not subject to approval by the Company’s shareholders under TSX rules, as the plan was adopted in connection with an acquisition, and the assumed incentives and their exercise price, as applicable, were adjusted in accordance with the per share consideration paid for Cylance by the Company.

No other forms of equity incentive are contemplated by the BlackBerry-Cylance Plan.

The total number of Common Shares available for grant, and issued or issuable under grants made to date, under the BlackBerry-Cylance Plan is 9,144,176 (consisting of 8,320,130 Common Shares in respect of Replacement Options and 824,046 Common Shares in respect of Replacement RSUs), representing approximately 1.62% of the Company’s issued and outstanding Common Shares as of February 28, 2021. No new awards may be granted under the BlackBerry-Cylance Plan after its effective date.

Summary of Key Provisions

The following is a summary of the principal provisions of the BlackBerry-Cylance Plan:

Administration: The BlackBerry-Cylance Plan is administered by the Board, which delegates its authority to the CNG Committee or the Executive Chair of the Company, as contemplated by the BlackBerry-Cylance Plan.

Participation: Participation in the BlackBerry-Cylance Plan is limited to former holders of the Cylance Awards. Participation in the BlackBerry-Cylance Plan is voluntary.

Participation Limits: The number of the Company’s Common Shares (i) issued to insiders of the Company within any one year period, and (ii) issuable to insiders of the Company, at any time, under the BlackBerry-Cylance Plan, or when combined with all of the Company’s security based compensation arrangements, cannot exceed 10% of the Company’s total outstanding Common Shares, respectively. No more than 10% of the Company’s outstanding Common Shares may be issued under the BlackBerry-Cylance Plan or any other security-based compensation arrangement in any one-year period.

Award Agreements: Awards are documented by written award agreements, which reflect the specific terms of a particular grant of Replacement Options or Replacement RSUs. The Board has the discretion to permit the exercise of awards on other terms as it may determine, provided that no award may be extended past the prescribed expiry date.

Shares Available and Share Counting: The maximum number of Common Shares authorized for issuance under the BlackBerry-Cylance Plan was 9,144,176 Common Shares; accordingly, the BlackBerry-Cylance Plan has been exhausted. No Common Shares underlying any Replacement Options or Replacement RSUs that are cancelled or forfeited will be available for future grants.

Pricing: The number of Common Shares subject to Replacement Options and Replacement RSUs and the exercise price thereof, as applicable, was determined on the effective date of the BlackBerry-Cylance Plan as described above.

Shareholder approval is required to:

(a)reduce the exercise price of a Replacement Option after it is granted;

(b)cancel a Replacement Option when the exercise price per share exceeds the then-current market value in exchange for cash or another award (other than in connection with a Change of Control (as defined below); or

(c)take any other action that would be treated as a repricing under TSX or NYSE rules.

Restrictions on Dividends: No dividends or dividend equivalents may be granted, and none are payable, in connection with a Replacement Option or a Replacement RSU.

Restrictions on Transfer: Unless determined otherwise by the Board, awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution.

Term and Expiry: Replacement Options have a term not to exceed ten years. The term and vesting conditions of Replacement Options and Replacement RSUs are based on the terms and conditions of the prior Cylance Awards and are reflected in an award agreement. If a Replacement Option would otherwise expire during a trading blackout period, the term of such Replacement Option shall automatically be extended until ten (10) business days after the end of the blackout period.

Termination Entitlements: Upon termination of employment for reasons other than disability, all unvested Replacement Options are forfeited (subject to the provisions of any award agreement made at the discretion of the Board, and subject further to the Board’s discretion in the case of termination of employment due to disability). Replacement Options that are vested on the termination date may be exercised until the earlier of their stated expiry date and 90 days after the termination date. Replacement Options that are vested at the date of termination of employment due to disability may be exercised until the earlier of their stated expiry date and 12 months after the termination date. Upon the death of a participant, the vested Replacement Options may be exercised by the participant’s estate until the earlier of their stated expiry date and 12 months after the date of the participant’s death. All unvested Replacement RSUs are forfeited without consideration at the time a participant ceases to be a service provider, subject to the provisions of any award agreement made at the discretion of the Board.

Change of Control: In the event of a Change of Control, the Board may in its discretion (i) provide for the assumption or substitution of, or adjustment to, an outstanding award by the successor corporation, (ii) terminate an outstanding award (whether or not fully vested) for a cash payment determined in accordance with the BlackBerry-Cylance Plan, (iii) provide for termination of an award on such terms and conditions as the Board deems appropriate, or (iv) accelerate the vesting or settlement of an outstanding award in whole or in part. The Board need not provide for identical treatment of each outstanding award.

For purposes of the BlackBerry-Cylance Plan, a “Change of Control” is defined as of any of the following events:

(a)an amalgamation, merger, consolidation, arrangement or other reorganization as a result of which the holders of the Company’s Common Shares immediately prior to the completion of that transaction hold less than a majority of the shares after completion of that transaction;
(b)any individual, entity or group of persons acting jointly or in concert, acquires or becomes the beneficial owner of, directly or indirectly, more than 50% of the Company’s Common Shares, or any other transaction of similar effect;
(c)the Company sells or otherwise transfers all or substantially all of its assets (other than a disposition or transfer of assets to an affiliate of the Company as part of a reorganization), where the holders of the Company’s Common Shares immediately prior to the completion of that transaction hold less than a majority of the Common Shares of the acquiring person immediately after the completion of such transaction; or
(d)as a result of or in connection with the contested election of directors, the nominees named for election in the Company’s most recent management information circular do not constitute a majority of the Board.
Amendments: The Board has the authority, in the case of specified capital reorganizations affecting the Company, to amend or adjust outstanding awards including changes to adjust (i) the number of Common Shares that may be acquired on the exercise of outstanding awards, (ii) the exercise price of outstanding awards, or (iii) the number of Replacement RSUs credited to a participant, in order to preserve proportionately the rights and obligations of participants.

The Board also reserves the right to amend, suspend or terminate the BlackBerry-Cylance Plan, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). The Board may make amendments to the BlackBerry-Cylance Plan or outstanding awards without shareholder approval, except for the following amendments:
•increasing the number of Common Shares reserved for issuance under the BlackBerry-Cylance Plan or other plan limits;
•reducing the exercise price of a Replacement Option (other than in connection with a capital reorganization) or any cancellation and reissuance of a Replacement Option;
•extending the expiry date of a Replacement Option other than as contemplated by the BlackBerry-Cylance Plan;
•permitting awards to be transferred other than upon death; or
•other amendments that require shareholder approval under applicable law or stock exchange rules.
Examples of amendments that the Board may make without shareholder approval include, without limitation, (i) housekeeping amendments, (ii) amendments to comply with tax laws, and (iii) amendments to accelerate vesting.

Inducement Awards

In connection with the Cylance acquisition, the Company made inducement award grants to Stuart McClure and Ryan Permeh, the co-founders and two executive officers of Cylance, who joined the Company as President and as Chief

Scientific Officer, respectively, of its BlackBerry Cylance business unit. The inducement award grants consisted of an aggregate of 4,182,189 restricted share units (collectively, the “Cylance Inducement Awards”), of which Mr. McClure was granted 3,122,140 restricted share units and Mr. Permeh was granted 1,060,049 restricted share units. In the third quarter of Fiscal 2020, Mr. McClure resigned from the Company and the Cylance Inducement Award granted to him was forfeited in its entirety prior to the vesting of any of the underlying restricted share units. Each outstanding restricted share unit subject to the Cylance Inducement Awards represents a right to receive one Common Share and will vest, subject to the achievement of certain performance objectives, on February 28, 2022.
The Cylance Inducement Awards were not subject to approval by the Company’s shareholders under TSX rules, as the awards were made as inducements for Messrs. McClure and Permeh to become full-time employees and less than 2% of the Company’s issued and outstanding Common Shares had been made issuable pursuant to other inducement arrangements during the 12 months preceding their joining the Company.
In Fiscal 2021, the Company made an inducement award grant to Tom Eacobacci, who joined the Company as President. The inducement award grant consisted of 843,881 time-based restricted share units and 1,265,821 performance-based restricted share units (collectively, the “Eacobacci Inducement Award” and, together with the Cylance Inducement Awards, the “Inducement Awards”). Each restricted share unit subject to the Eacobacci Inducement Award represents a right to receive one Common Share and the vesting of the performance-based restricted share units is subject to the achievement of certain performance objectives. See “Executive Compensation – Compensation Discussion and Analysis – Long-Term Incentive Compensation – Inducement Award” in this Management Proxy Circular.
The Eacobacci Inducement Award was not subject to approval by the Company’s shareholders under TSX rules, as the award was made as an inducement for Mr. Eacobacci to become a full-time employee and less than 2% of the Company’s issued and outstanding Common Shares had been made issuable pursuant to other inducement arrangements during the 12 months preceding his joining the Company.
Company’s Policy on Granting Equity Awards
The Board has adopted a policy on granting equity awards (the “Awards Policy”), which is summarized below.

Under the Awards Policy, only the CNG Committee and the Executive Chair may grant equity awards pursuant to the authority delegated to each of them by the Board in accordance with the terms of the Equity Incentive Plan and the Awards Policy. There is no further delegation of the authority of the CNG Committee or the Executive Chair to grant equity awards to any other member of the Board or to any other officer or employee of the Company.

Except as provided below, all equity award grants, including periodic grants, promotional grants and new hire grants, are made only on a quarterly basis during the two-week period beginning on the day immediately preceding the date on which the Company publicly releases its quarterly or annual earnings results (the “Grant Window”); provided that a Special Trading Blackout (as defined in the Company’s Insider Trading Policy) is not then in effect (and is not expected to be in effect when the Regular Trading Blackout (as defined in the Company’s Insider Trading Policy) terminates following the public release of the Company’s results). The award date shall be the later of (i) the second trading day following the day that the Company publicly releases its results, in order to permit the pricing of the award to reflect two full days of trading in the Common Shares following the release of its results, and (ii) the date during the Grant Window on which the CNG Committee or the Executive Chair approves the award grants, in each case unless a Special Trading Blackout is then in effect, in which event the award date shall be the second trading day following the day on which the Special Trading Blackout is terminated. Except as provided below, no grant may be made with any other award date, including for greater certainty, any earlier date. In accordance with the Equity Incentive Plan, the exercise price with respect to an option may not be less than the closing price of the Common Shares on the TSX or NYSE on the award date.

If a Special Trading Blackout is in effect at the time the CNG Committee or Executive Chair would otherwise approve quarterly grants (or is expected to be in effect when the Regular Trading Blackout terminates following the release of the Company’s results), equity award grants may be made by the CNG Committee or the Executive Chair during the ten-day period beginning on the second trading day following the day on which the Special Trading Blackout is terminated.

Under exceptional and limited circumstances, equity awards may be granted by the CNG Committee at any time other than during a trading blackout, so long as the grant is approved by the CNG Committee at a duly convened meeting of the CNG Committee held for that purpose. In connection with the hiring of a new employee pursuant to this exception, the award date will be the date the new employee commences employment with the Company, which is the date the individual is placed on the Company’s payroll at his or her full-time salary amount. No grant may be made with an award date prior to the date the CNG Committee approves the grant of the equity award.

At least annually, the CNG Committee will approve ranges for the number of equity awards to be granted (or the aggregate dollar value of each such equity award) for periodic grants, promotional grants and new hire grants, which ranges will be used as a guideline by management in proposing grants of equity awards. On a quarterly basis (or as appropriate in the case of a proposed equity award grant pursuant to the “exceptional and limited circumstances” exception described above), management of the Company through the Equity Award Administrator will prepare a list of equity award grants (or a recommendation for a grant pursuant to the “exceptional and limited circumstances” exception described above) to be considered by the CNG Committee or by the Executive Chair (with respect to a list but not to a recommendation), which list (or recommendation) will include certain specified information. Notwithstanding any other provision of the Awards Policy, only the CNG Committee is authorized to (i) grant equity awards to the Executive Chair, or (ii) grant an equity award more than 10% above the applicable range previously approved by the CNG Committee and in effect from time to time, unless the value of such equity award has been determined in consultation with the Board.

The list (or recommendation) prepared by management through the Equity Award Administrator will be reviewed by the Company's Chief Financial Officer before approval by the CNG Committee or Executive Chair.

All grants will be made pursuant to a standard form of equity award agreement previously approved by the CNG Committee unless the CNG Committee or the Executive Chair determines otherwise.

Grants of equity awards to employees in France must also comply with additional requirements set forth in the Company’s Guidelines for Issuance of Options to Employees in France, as amended from time to time.

CORPORATE GOVERNANCE
The Company is subject to the requirements of the U.S. Sarbanes-Oxley Act of 2002 and comparable requirements under Canadian provincial securities legislation, and to the requirements of the SEC, NYSE and TSX, including those relating to the certification of financial and other information by the Company’s Chief Executive Officer and Chief Financial Officer; oversight of the Company’s external auditors; enhanced independence criteria for audit committee members; the pre-approval of permissible non-audit services to be performed by the Company’s external auditors; and the establishment of procedures for the anonymous submission of employee’s complaints regarding the Company’s accounting practices (commonly known as whistle-blower procedures).

Set out below is a description of the corporate governance practices of the Company, including a description of the Company’s committees, and disclosure as required pursuant to National Instrument 58-101 – Disclosure of Corporate Governance Practices.

1.Board of Directors

Independence
National Policy 58-201 – Corporate Governance Guidelines of the Canadian Securities Administrators recommends that boards of directors of reporting issuers be composed of a majority of independent directors. A director is considered independent only where the board determines that the director has no material relationship with the Company. Director independence of each of the current directors is determined by the Board with reference to the requirements as set forth by Canadian securities regulators in National Instrument 52-110 – Audit Committees, the rules of the NYSE and SEC rules and regulations (collectively, the “Rules and Regulations”).

A majority of the current Board members, all of whom are nominees for election as directors at the Meeting, are independent directors within the meaning of the Rules and Regulations: Messrs. Daniels, Dattels, Lynch, Watsa and Wouters, Dr. Smaldone Alsup and Mss. Disbrow and Stymiest. Mr. Chen, who is also a nominee for election as a director at the Meeting, does not qualify as an independent director since he is currently the Executive Chair and Chief Executive Officer of the Company. The chairs of both committees of the Board, namely the CNG Committee and the Audit and Risk Management Committee, are currently independent directors within the meaning of the respective Rules and Regulations applicable to each committee.

The Company has taken steps to ensure that adequate structures and processes are in place to permit the Board to function independently of management. The independent directors met regularly without non-independent directors and members of management present during Fiscal 2021 via in-camera sessions at meeting of the Board. The independent directors of the Audit and Risk Management Committee and the CNG Committee also met in-camera at regularly scheduled quarterly meetings of each respective committee.

The Board combines the role of Chairman and Chief Executive Officer. The Board considers the combined role to be appropriate as it promotes unified leadership, fosters strategic development and execution, and optimizes information flow between management and the Board. In addition, because the Executive Chair of the Board, Mr. Chen, is not an independent director, the Company has an independent Lead Director of the Board, Mr. Watsa, who is responsible for facilitating the effective functioning of the Board independently of management of the Company and for providing independent leadership to the Board.

Finally, if a Board member has a material interest in a transaction being reviewed by the Board, such Board member is asked to abstain from discussions and approvals relating to such transaction.

Attendance at Board and Committee Meetings

The attendance record of each director for all Board and standing committee meetings held since the beginning of the Company’s most recently completed financial year is set forth under each director’s biography under “Business to be Transacted at the Meeting – Election of Directors”.

Board members are expected, to the best of their abilities, to attend all Board meetings and meetings of committees on which they serve. In Fiscal 2021, all of the current members of the Board attended 75% or more of the total meetings of the Board and their respective committees.

Attendance at the Annual and Special Meeting of Shareholders

Board members are expected, to the best of their abilities, to attend the Meeting. All directors serving at that time attended the Company’s 2020 virtual annual and special meeting of shareholders.

Other Director Commitments

All current directorships with other public entities for each of the Board members, as well as directorships held in the past five years, are set forth under “Business to be Transacted at the Meeting – Election of Directors.”

Mandate
The Board is ultimately responsible for supervising the management of the business and affairs of the Company and, in doing so, is required to act in the best interests of the Company. The Board discharges its responsibility directly and, in part, through the Audit and Risk Management Committee and the CNG Committee. The Board operates pursuant to a written mandate, which was updated in March 2014 to reflect the appointment of a Lead Director and to define the role of the Lead Director in providing independent leadership to the Board. The current Board mandate, which represents the Company’s corporate governance guidelines for the purposes of NYSE listing standards, is attached as Schedule A to this Management Proxy Circular and is available on the Company’s website at www.blackberry.com/us/en/company/investors/corporate-governance-global.

The Board meets regularly to review the business operations and financial results of the Company. Meetings of the Board include regular meetings with management to review and discuss specific aspects of the operations of the Company, and the independent directors of the Company meet regularly without management or management directors present.

Specific responsibilities of the Board include:

1)promoting a culture of integrity throughout the organization;
2)overseeing and approving the Company’s strategic initiatives and the implementation of such initiatives;
3)overseeing the risk identification, assessment, management, monitoring and reporting activities of management to ensure the effective implementation of the Corporation’s risk management framework;
4)overseeing the Company’s compliance activities, including in the areas of legal/regulatory compliance and corporate policies within the purview of the Board;
5)reviewing the Company’s organizational structure and succession planning;
6)at any time that the Board Chair is an officer or employee of the Company, monitoring the executive performance of the Board Chair and approving his or her compensation;
7)monitoring the Chief Executive Officer’s performance (including his or her monitoring of other executive management), approving his or her compensation and reviewing the Company’s overall compensation policy for executive managers;
8)adopting and monitoring a disclosure policy for the Company;
9)monitoring the integrity of internal control and management information systems; and
10)developing the Company’s approach to corporate governance.

The Board mandate also sets out other responsibilities of the Executive Chair and the Lead Director. In May 2014, the Board adopted a written position description for the Chief Executive Officer.

The Board is ultimately responsible for overseeing the Company’s risk identification, assessment, management, monitoring and reporting activities. The Board receives regular reports from the Chief Risk Officer, sets the Company’s risk appetite and oversees the risk management activities undertaken by the Audit and Risk Management Committee and the CNG Committee. Since June 2015, the Chief Information Officer or Chief Information Security Officer of the Company has provided regular updates to the Board on the advancing maturity of the Company’s cybersecurity program, including reports on threat monitoring, penetration testing, vulnerability remediation, encryption efforts and compliance activities. The updates also include reports on the Company’s third-party cybersecurity accreditations and certifications, including the Company’s progress toward achieving SOC 2 certification, and on the advancement of the Company’s security posture. The Company is executing on a multi-year cybersecurity resiliency improvement plan to improve processes, technology and governance to mitigate threats, and in Fiscal 2021 proactively developed a response plan to address cybersecurity threats emerging in the COVID-19 environment. Other information related to the oversight on risk management provided by the Board can be found under the heading “Enterprise Risk Management – Risk Governance and Oversight” in the Company’s Fiscal 2021 Annual Report on Form 10-K (“10-K”), which can be accessed at www.sec.gov and www.sedar.com.

The Board oversees succession planning activities that are primarily focused on the Executive Officers of the Company and addresses, among other things, position descriptions, potential internal successors and the state of readiness of such successors. The succession plan also reviews executive turnover and open or pending executive requisitions. The Board, including its CNG Committee, periodically reviews and monitors the succession plan. The plan is updated as deemed appropriate.

Term Limits

The Company has not adopted term limits for its directors or other mechanisms of Board renewal, in part because Board renewal has not been a challenge for the Company in recent years. The average tenure of the current directors is approximately 77 months, or 6.4 years. In addition, the Board believes that the Company’s director nomination and voting process will only produce directors who are able to make a meaningful contribution.

Orientation and Continuing Education

All new directors of the Company receive a comprehensive orientation. The orientation includes: meeting the Chair of the CNG Committee, the Chair of the Board and other independent directors as part of the selection process; receiving briefing materials relating to the Company’s operations and the operations of the Board and its committees, including the Company’s Business Standards and Principles, Board mandate and committee charters; advice from the Company’s legal counsel on their legal duties, corporate and securities obligations and the Company’s corporate governance procedures and policies; and meeting with Executive Officers as appropriate in order to understand the Company’s products, operations and key functions. The orientation process will be reviewed from time to time in connection with new appointments to the Board.

Orientation also occurs as part of the regular business of the Board and its committees. A Board dinner also typically occurs on the evening preceding each quarterly Board meeting and provides the Board an opportunity to discuss the Company’s business privately (or with management invitees) in a more informal setting.

The CNG Committee’s charter formally sets out the role of the committee, including responsibility for the development and review of director orientation and continuing education programs. Education occurs as part of the regular business of the Board and its committees. See “Corporate Governance Practices – 3. CNG Committee – Nomination and Assessment of Directors” in this Management Proxy Circular for further information. In addition, the Board mandate requires that: (i) individual directors seek to participate in at least one director education program every twenty-four (24) months to remain current in, or expand upon, areas relevant to the duties of the Board and (ii) the frequency of director education should be reviewed from time to time to address changing standards in good corporate governance relating to continuing director education.

In Fiscal 2021, members of the Board or its committees received briefings on various topics, including cybersecurity, diversity, corporate governance, in-depth reviews of the industry and markets in which the Company operates, U.S. and Canadian securities law developments, and topics addressed in quarterly materials from PwC, including the Company’s implementation of new accounting standards.

2.Audit and Risk Management Committee Report
The Audit and Risk Management Committee is comprised of Barbara Stymiest (Chair), Lisa Disbrow, Laurie Smaldone Alsup and Wayne Wouters, all of whom are independent within the meaning of NYSE, SEC and TSX rules and applicable Canadian securities laws. The Board has determined that each of Ms. Stymiest and Ms. Disbrow is an audit committee financial expert within the meaning of applicable SEC rules.
The Audit and Risk Management Committee met five times during Fiscal 2021, including to review the Company’s interim and annual consolidated financial statements, notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) and to make other recommendations to the Board. The Audit and Risk Management Committee has full and unrestricted access to the Company’s internal finance department to review issues as appropriate and meets independently with the external auditors of the Company on a regular basis. The Company’s internal audit function also functionally reports directly to the Audit and Risk Management Committee and administratively to the Chief Risk Officer. The Audit and Risk Management Committee also makes recommendations as to the implementation and operation of internal accounting controls and financial reporting practices and procedures.
The Board-approved charter of the Audit and Risk Management Committee is available on the Company’s website at www.blackberry.com/us/en/company/investors/corporate-governance-global. The Board has developed a written mandate for the chair of the Audit and Risk Management Committee, as set out in such committee’s charter. Other information related to the composition of the Audit and Risk Management Committee can also be found under the heading “Audit and Risk Management Committee” in the Company’s Fiscal 2021 10-K.
Pursuant to its charter, the Audit and Risk Management Committee provides assistance to the Board with respect to the oversight of (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditors, (iv) the compliance by the Company with legal and regulatory requirements, and (v) enterprise risk management, including risk compliance and the controls, processes and policies used by management to effectively manage the Company’s risks. The Chief Risk Officer provides regular reporting to the Board and the Audit and Risk Management Committee. Other information related to the oversight on risk management provided by the Audit and Risk Management Committee can be found under the heading “Enterprise Risk Management – Risk Governance and Oversight” in the Company’s Fiscal 2021 10-K.
Management is responsible for the Company’s financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing opinions on the consolidated financial statements and internal control over financial reporting. The Audit and Risk Management Committee’s responsibility is to monitor and review these processes and act in an oversight capacity. The Audit and Risk Management Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit and Risk Management Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.
The Audit and Risk Management Committee discussed with PwC, the Company’s independent registered public accounting firm for Fiscal 2021, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit and Risk Management Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC communications with the Audit and Risk Management Committee concerning independence and has discussed with PwC its independence. The Audit and Risk Management Committee reviewed and discussed the audited financial statements of the Company for Fiscal 2021 with management and PwC. Based on the review and discussions noted above, the Audit and Risk Management Committee recommended to the Board that the audited financial statements of the Company be included in the Company’s Fiscal 2021 10-K.
Members of the Audit and Risk Management Committee
Barbara Stymiest (Chair)
Lisa Disbrow
Laurie Smaldone Alsup
Wayne Wouters
3.CNG Committee
The CNG Committee is comprised of V. Prem Watsa (Chair), Michael Daniels, Richard Lynch and Barbara Stymiest, all of whom are independent within the meaning of NYSE and TSX rules and applicable Canadian securities laws. The charter of the CNG Committee is approved by the Board and is available on the Company’s website at www.blackberry.com/us/en/company/investors/corporate-governance-global. The Board has developed a written mandate for the chair of the CNG Committee, as set out in such committee’s charter. The CNG Committee met four times during Fiscal 2021 and meets without management present at each of its quarterly meetings.
Mr. Watsa has served as Chair of the CNG Committee since November 2013. None of the members of the CNG Committee has ever been an officer or employee of the Company or any of its subsidiaries or indebted to the Company. No executive officer of the Company has served on the board of directors or the compensation committee of any other entity that has had any executive officers of such entity serve as a member the Board or the CNG Committee.
The Board believes that the members of the CNG Committee are qualified to fulfill the duties of the CNG Committee due to their experience and direct involvement in executive compensation decision making as outlined in the below chart, which references all current members of the CNG Committee. The members of the CNG Committee have an understanding of executive compensation decision making, including the underlying policies and principles and relevant market practices, as a result of their experience as senior executives at significant companies, including in many cases having ultimate responsibility for human resources and compensation. This understanding has also been garnered through their service on the CNG Committee of the Company and the compensation/pension committees at other public companies. Ms. Stymiest also has extensive experience serving on the Company’s Audit and Risk

Management Committee or the audit committees of other public companies, which experience is relevant to the CNG Committee’s risk management responsibilities in respect of the Company’s compensation policies and practices.

Member	Experience
V. Prem Watsa (Chair)	•Current Chairman and Chief Executive Officer of Fairfax •Current Vice Chairman of Hamblin Watsa Investment Counsel Ltd. •Current Chairman of Fairfax India Holdings Corporation
Michael Daniels
•Current Chair of the Compensation Committee and member of the Nominating and Governance Committee of Mercury Systems, Inc.
•Current Chairman of the board and member of the Compensation Committee and the Corporate Governance and Nominating Committee of CACI International Inc.
•Former Chairman of the board of GlobalLogic Inc.
•Former Chairman of the board of Invincea, Inc.
•Former Chairman of the board and CEO of Mobile 365, Inc.
•Former Chairman of the board and CEO of Network Solutions, Inc.
•Former director of Sybase Inc.

Richard Lynch
•Former Executive Vice-President and Chief Technology Officer of Verizon Communications
•Former Chairman of the board and member of the Nominating and Corporate Governance Committee of Ribbon Communications
•Former Chair of the Nominating and Corporate Governance Committee and Member of the Compensation Committee of Ruckus Wireless Inc.
•Former Chairman of the board and a former member of the Executive Committee and the Nomination and Corporate Governance Committee of TranSwitch

Barbara Stymiest
•Former member of the Group Executive and former Group Head of Strategy, Treasury & Corporate Services at the Royal Bank of Canada for approximately seven years
•Former Chief Executive Officer of the TMX Group Inc.
•Former Executive Vice President and Chief Financial Officer at BMO Capital Markets
•Current Chair of the Audit Committee and member of the Governance, Human Resource, Nominating and Compensation Committee of George Weston Limited
•Current Chair of Risk Committee and member of the Audit Committee of Sun Life Financial
•Former member of Human Resources Committee of Sun Life Financial

Compensation Matters

In relation to its duties and responsibilities concerning compensation matters pursuant to its charter, the CNG Committee is primarily responsible for administering the Company’s equity-based compensation plans and reviewing, and in certain circumstances, approving and recommending for approval, the compensation packages for the Executive Officers.

The CNG Committee meets regularly each year for the purpose of reviewing the overall compensation policy for Executive Officers, as well as relevant competitive compensation data and practices. At least annually, (i) the CNG Committee shall make recommendations on Executive Chair compensation to the entire Board for its consideration and approval; (ii) the Executive Chair or the CNG Committee (in conjunction with the Executive Chair, if the Chief

Executive Officer is not also the Executive Chair) shall make recommendations on Chief Executive Officer compensation to the entire Board for its consideration and approval; and (iii) the Executive Chair or the CNG Committee (in conjunction with the Executive Chair) shall review and approve the compensation packages for the direct reports to the Chief Executive Officer. The CNG Committee also evaluates the performance of the Executive Chair, and the Executive Chair or the CNG Committee shall evaluate the performance of the Chief Executive Officer (if the Chief Executive Officer is not also the Executive Chair) each year using both financial and non-financial measurements. Recommendations made by the CNG Committee on the Executive Chair’s compensation are reviewed and discussed by the independent members of the Board before final approval.

The CNG Committee has sole authority to retain independent compensation consultants to provide the committee with advice on the Company’s compensation practices as necessary or desirable. It also has the authority to approve the fees payable to any independent compensation advisor that it retains. Decisions made by the CNG Committee generally reflect factors and considerations in addition to any information and advice provided to it by any independent compensation consultant. The CNG Committee did not engage an independent compensation consultant in Fiscal 2021.

Nomination and Assessment of Directors

The CNG Committee is also responsible for: (i) the selection and recommendation for appointment to the Board of qualified, effective directors, (ii) the review of individual directors’ qualifications and (iii) orientation and education of new directors. The CNG Committee has the responsibility for nominating new directors. Potential nominees have in the past been identified by the CNG Committee through independent recruiting firms or by individual referrals. The selection criteria include:
•the specific skill set and experience required on the Board at a given time, taking into account the skill sets of the other Board members, including high technology, telecommunications, marketing and worldwide operational experience;
•personal characteristics, including integrity and high ethical standards; and
•other considerations.

In March 2015, the Board adopted a written Board diversity policy (the “Board Diversity Policy”) pursuant to which the Company will strive for a diverse Board and will take into account the benefits of diversity as part of its mandate to ensure an appropriate balance of necessary skills, background, experience and knowledge on the Board. See “Corporate Governance Practices – 4. Diversity” in this Management Proxy Circular for further details.

The CNG Committee also receives periodic reports on the Company’s employee diversity and inclusion initiatives.

The CNG Committee is responsible for monitoring the effectiveness of the relationship between management and the Board, the effectiveness of the operation of the Board, Board committees and individual directors, and for recommending improvements to each of the above. On an annual basis, the CNG Committee administers a Board effectiveness questionnaire and a director self-evaluation form through which each director assesses the operation and performance of the Board, its committees and the committee chairs, as well as his or her own contributions as a member of the Board. The completed questionnaires and forms are reviewed by the CNG Committee Chair, who subsequently discusses with each director their respective questionnaires and reports to the Executive Chair and to the Board on the results of the evaluation process.

4.Board Diversity
The Board recognizes the value and importance of the Board being comprised of highly talented and experienced individuals whose diverse backgrounds reflect the Company’s stakeholders, including its customers and employees and the ever-changing communities and markets in which the Corporation operates. In accordance with the Board Diversity Policy, the Company will strive for a diverse Board and the CNG Committee and Executive Chair will take into account the benefits of diversity as part of its mandate to ensure an appropriate balance of necessary skills, background, experience and knowledge on the Board. When identifying candidates to recommend for appointment or election to the Board, the CNG Committee and Executive Chair will:

•consider only individuals who are highly qualified, based on their experience, functional expertise, skills and character; and
•take into account criteria that promote diversity, including gender, race, religion, ethnicity, sexual orientation, physical ability, geographic representation, age, and other personal characteristics as the Board may determine from time to time.

The Board Diversity Policy provides that the CNG Committee is responsible for implementing the policy and monitoring progress towards the achievement of its objectives. The CNG Committee will also review the Board Diversity Policy from time to time and may recommend changes to the policy or additional objectives, as appropriate.

The Company is mindful of the benefits of striving for a diverse Board, which include accessing a broader pool of high-quality candidates, gaining exposure to a greater variety of perspectives and ideas, promoting better corporate governance and maximizing opportunities for innovation in conducting the Company’s business. Consideration of the level of representation of women on the Board is one factor among many that plays a role in the CNG Committee’s and Executive Chair’s decision-making process. The Company is committed to diversity in the workplace and considers a multitude of factors when making executive officer appointments, including, primarily, the available talent in the industry, as well as the level of representation of women. The Company has not adopted targets regarding women on the Board or in executive officer positions. The Board believes that the combination of qualities desirable in the Company’s directors and executive officers severely restricts the availability of suitable individuals, and therefore targets have not been adopted.

Currently, three of the Board’s nine members (and three of the nominees for election at the Meeting), or 33%, are women, and two directors (and two Board nominees), or 22%, are members of visible minorities. In addition, two of the Company’s nine current executive officers, or 22%, are women and four executive officers, or 44% are members of visible minorities.

5.Majority Vote Policy
In March 2011, the Board adopted a Majority Vote Policy and, in December 2014, the Board approved technical amendments to the policy to conform to new provisions of the TSX Company Manual regarding majority voting. The Majority Vote Policy only applies to an “uncontested election” of Board nominees which for the purposes of the policy means an election where the number of nominees for members of the Board is equal to the number of members to be elected. If, with respect to any Board nominee, the number of votes withheld exceeds the number of votes in favour of the nominee, then such nominee must promptly submit to the Board his or her resignation specifying that the resignation is to take effect at the time of its acceptance by the Board. The Company will disclose voting results as part of its report on voting results for the meeting.

Following the receipt of a resignation pursuant to the policy, the Board must determine as soon as possible and in any event no later than ninety days following receipt of the resignation, whether to accept or refuse the resignation. With the exception of special or extenuating circumstances that would warrant the continued service of the applicable director, the Board shall accept the resignation. In considering whether to accept or refuse the resignation, the Board will consider all factors deemed relevant by members of the Board including, without limitation, any reasons stated by shareholders for withholding votes from the election of the nominee. Any nominee who tenders his or her resignation pursuant to the policy may not participate in the deliberations of the Board or any of its committees regarding his or her resignation. The Board will publish its decision regarding the resignation as soon as possible and if it refuses the resignation, it will provide the reasons for its decision.

6.Ethical Business Conduct and Code of Business Standards and Principles
The Company maintains and follows a written code of business standards and principles (the “Code”) that applies to, and is acknowledged annually by, all of the directors, officers and employees of the Company. The Code is a statement of principles designed to promote a culture of integrity and to help ensure that the Company operates its business in an ethical and legally-compliant manner. The Code incorporates by reference a number of policies and guidelines, including the Company’s Prevention of Improper Payments Policy and Insider Trading Policy, that provide guidance to employees concerning business choices, decisions and behaviours. The Code expressly provides that acknowledgment of the Code is a condition of employment, as is completion of all assigned training related to the Code and related policies and guidelines.

The Board, through the Audit and Risk Management Committee and CNG Committee, receives reports on compliance with the Code, including regarding the Company’s annual program to have employees acknowledge that they have read, understand and will comply with the Code. The Company maintains a whistleblower program and makes whistleblower reporting available to employees and external parties via a web and telephone hotline-based system supplied and operated by a third party that specializes in such reporting systems. The system allows individuals to make whistleblower reports, including anonymously, to the Company or directly to the Chair of the Audit and Risk Management Committee via the BlackBerry EthicsLink system and enables the Company or the Chair of the Audit and Risk Management Committee, as appropriate, to follow up directly with the reporter while maintaining his or her anonymity. Employees are advised of the whistleblower program as part of the Company’s annual Code acknowledgement program. Management reports on the status of whistleblower reports to the Audit and Risk Management Committee at its quarterly meetings. The Company has not filed any material change report since the beginning of Fiscal 2021 that pertains to any conduct of a director or executive officer that constitutes a departure from the Code.

In addition, the Board is responsible for overseeing, directly and through its committees, an appropriate compliance program for the Company. The Company’s Risk Management and Compliance Council (the “RMCC”), a council of internal senior leaders which supports the Company’s enterprise risk management activities, and the Company’s Security Risk and Compliance Committee oversee and assist management in maintaining the Company’s compliance program and policies. The RMCC reports to the Chief Executive Officer and meets at least quarterly with the Chief Risk Officer serving as the Chair. The Chair of the RMCC also makes a report to the Audit and Risk Management Committee, at least quarterly, on its activities. Randall Cook, the Company’s Chief Legal Officer and Corporate Secretary, serves as the Chief Compliance Officer and Chief Risk Officer of the Company.

The Code is available on the Company’s website at www.blackberry.com/us/en/company/investors/corporate-governance-global, or upon request to the Corporate Secretary of the Company at its executive office, 2200 University Avenue East, Waterloo, Ontario, N2K 0A7.

7.Environmental, Social and Governance (ESG)
The Company is focused on the environmental, social and governance concerns that are important to its investors, customers, employees and other stakeholders. The Company is committed to integrating consideration of these concerns into the decisions made across its business with a view to enhancing sustainability, promoting employee equity and wellness, and supporting the communities in which it operates. The Company also strives to maintain BlackBerry as a trusted brand by implementing robust compliance and integrity programs and continuing to refine its corporate governance practices.
Corporate Social Responsibility Priorities (CSR)
During Fiscal 2020, the Company conducted a materiality review of its corporate social responsibilities based on the Global Reporting Initiative (GRI) standards framework and identified climate change, water sanitation and diversity as priorities for the Company’s CSR program. The Company selected the United Nations Global Compact (“UNGC”) as the platform for the program and committed to the ten principles of the UNGC and to the United Nations Sustainable Development Goals that are relevant to the Company’s business. As a global leader in intelligent security software and services, the Company identified SDG Goal 9, which encompasses industry, innovation and infrastructure, as its primary SDG focus area.
Carbon Footprint and Waste
The Company participates in the CDP (formerly known as the Carbon Disclosure Project) and has disclosed information about its greenhouse gas emissions for over a decade. From calendar year 2013 through calendar year 2019, the Company reduced its worldwide emissions by 88%. This decrease resulted primarily from a series of operational consolidation initiatives related to the Company’s transformation from being principally a smartphone hardware vendor into a software and services company. The Company continues to rationalize its global office facilities as well as its data center footprint, including by reducing power consumption through cloud migrations and downsizing infrastructure.
The Company has partnered with Carbonzero to offset its remaining carbon emissions through investments in water sanitation and water access, demonstrating the Company’s support for SDG Goal 6 (Clean Water). In calendar 2020, the Company invested in wastewater treatment technology in Canada and in the rehabilitation and maintenance of water wells in Rwanda. Through the program with Carbonzero, the Company intends to be carbon neutral in calendar 2021.
In calendar 2019, the Company diverted 88.2% of its waste from landfills and reduced the total waste generated by its global operations by 32.7% compared to the previous year. The Company has also eliminated a number of single-use plastic products from its operations and intends to continue reducing their use ahead applicable regulatory deadlines.
In recognition of its environmental programs, the Company has been selected by Mediacorp Canada as one of Canada’s Greenest Employers each year since 2016.
Community Engagement
The Company is proud to make a positive difference in the communities that it serves.
In 2020, as the profound impacts of the COVID-19 pandemic swept around the world, contact-tracing programs emerged as an important tool to help identify and contain the coronavirus. In Canada, the Company assisted the federal government with the launch of the COVID Alert exposure notification app by conducting a review of the solution’s possible security vulnerabilities.
In 2019, the Company announced a program with Forrest Green and Microsoft to bring a comprehensive mix of next-generation secure communication, cybersecurity, cloud, AI and machine learning technologies to Indigenous communities across Canada. The three parties are also sponsoring skills-based education programs, to help ensure that participants are well-positioned to flourish in the digital economy.
The Company further demonstrates its civic commitment by partnering with universities, charitable groups and community organizations, such as the Girl Guides of Canada, to provide resources at a grassroots level. Additionally, the Company’s employees are encouraged to be active in a wide range of local initiatives, including by volunteering with and generously donating to food banks and programs to support people in need each holiday season.
Commitment to Diversity, Inclusion and Development
The Company is committed to maintaining a respectful and productive work environment free from discrimination and harassment. To support its commitment, the Company requires managers to complete training on bias, discrimination and inclusive behaviours and offers development opportunities such the Company’s Women in Science, Technology, Engineering, and Mathematics (STEM) and Indigenous student awards programs, and development opportunities such as the Taking the Stage program for female leaders.

The Company respects the rights and dignity of all people and maintains a Human Rights Policy that is consistent with core tenets of the International Labour Organization's Declaration on Fundamental Principles and Rights at Work and the United Nations Universal Declaration of Human Rights. The Human Rights Policy provides the Company’s employees with consistent principles to help them assure freely chosen employment, prohibit child labor and anti-discrimination and promote freedom of association and collective bargaining in the operation of the Company’s business.

The Company encourages opportunities for its employees to broaden their scope and understanding of the business, and to build additional skills to attain their career aspirations. The Company offers career development and growth in many forms such as job shadowing, job rotation, stretch assignments, enhanced scope or responsibility, networking, lateral movement, promotions, and volunteering. Employees are supported in their growth and development through the Company’s tuition and educational reimbursement programs, subsidies for professional association memberships, global mentorship program, career planning services, and internal training programs.

Working with Responsible Partners and Vendors

To reach customers across the globe with a diverse set of products and services, the Company relies on a network of distribution partners and third-party vendors. The Company’s criteria for selecting new partners include their commitment to ethical business practices, and the Company evaluates potential partners for compliance and ethics risks including risks related to corruption and bribery.

The Company has developed a Supplier Code of Conduct (the “Supplier Code”) to codify the standards that the Company expects its vendors to comply with in terms of labor, ethics, health and safety and the environment. All vendors must commit to follow the requirements of the Supplier Code when signing new or updated contracts, and the Company expects its vendors to adopt similar standards within their own supply chains with the intent of achieving a consistent approach to the management of social and environmental performance.

In addition, the Company maintains a Supplier Diversity Policy with a view to providing opportunities to diverse suppliers who satisfy the Company’s purchasing and contractual standards. Diverse suppliers include small businesses, businesses owned by veterans, minorities, or women and those in historically underutilized business zones.

The Company supplements the Supplier Code with its Responsible Minerals Policy, which requires suppliers to prohibit use of any minerals or derived metals that are illegally mined, transported or traded, and that may have contributed to armed conflict, extortion, human rights abuses or any other violation of the Supplier Code. In its procurement activities, the Company engages with its suppliers to conduct due diligence into the source of these so-called “conflict minerals” to the extent that they are necessary to the functionality or production of hardware products for the BlackBerry Radar® business.

As an active member of the Responsible Minerals Initiative, the Company has supported direct engagement with smelters and refiners and has contributed to the development and enhancement of the audit standards and data collection tools to help validate the responsible sourcing of minerals within the supply chain.

Privacy and Data Protection

The Company is committed to processing personal data responsibly and in compliance with applicable data protection laws in all countries in which it operates. The commitment to privacy is a core value of the Company, measured not only by compliance with both established and evolving regulatory frameworks but also in the Company’s continued development of new technologies and adherence to best practices with respect to the collection, use and disclosure of personal information. The Company also incorporates the principle of privacy by design into every BlackBerry® product and service.
8.Related Party Transactions
Directors, officers and employees are required to report any related party transactions to comply with the Code. Any director who has a material interest in a transaction or an agreement involving the Company must disclose the interest to the Board immediately and does not participate in any discussions or votes on the matter. The Audit and Risk Management Committee reviews and, as appropriate, approves any related party transactions as required by the Code.
In Fiscal 2021, Fairfax consented to the amendment of the 3.75% Debentures. On September 1, 2020, the Company redeemed $500 million principal amount of 3.75% Debentures beneficially owned by Fairfax and certain of its controlled subsidiaries and group companies and issued $330 million principal amount of 1.75% Debentures to Fairfax and certain of its controlled subsidiaries and group companies. Mr. Watsa, the Lead Director of the Company, is the Chairman and Chief Executive Officer of Fairfax and beneficially owns shares carrying approximately 43.6% of the votes attached to all outstanding shares of Fairfax. The redemption of the 3.75% Debentures and the issuance of the 1.75% Debentures were approved by the Audit and Risk Management Committee because of the interest of Fairfax in these transactions.

In Fiscal 2021, there were no other transactions between the Company and a related person as described in Item 404 of Regulation S-K, which defines a “related person” as: (i) a director, nominated director or executive officer of the Company, (ii) an immediate family member of a director, nominated director or executive officer, or (iii) a person who beneficially owns more than 5% of the Common Shares or a member of their immediate family.
9.Advisory Vote on Executive Compensation
In March 2012 the Board adopted the Say on Pay Policy, a copy of which is available on the Company’s website at www.blackberry.com/us/en/company/investors/corporate-governance-global. The Say on Pay Policy is consistent with the model say on pay policy of the Canadian Coalition for Good Governance and establishes a framework for the Company to conduct an annual non-binding advisory vote by common shareholders.

Consistent with the Say on Pay Policy, the annual vote is an advisory vote only and is not binding on the Board which remains responsible for its compensation decisions and is not relieved of these responsibilities irrespective of the results of the vote. However, the Board will take the results of the vote into account, as appropriate, when considering future compensation policies, procedures and decisions and in determining whether there is a need to significantly increase their engagement with shareholders on compensation and related matters. The Company will also disclose the results of this vote as part of its report on voting results for this Meeting. The details of how a negative advisory vote will be addressed are set out in the Say on Pay Policy.

10.Shareholder Engagement
The Company is committed to active engagement with investors and other interested parties to address shareholder-related concerns and provide public information about the Company. Shareholders may provide feedback to the Company through a number of avenues, including by e-mail to investorinfo@blackberry.com and at events such as the annual shareholders’ meeting and quarterly earnings conference calls. The Chief Financial Officer and Head of Investor Relations also meet regularly with investment analysts and institutional investors in Canada, the United States and internationally.
11.    Shareholder Proposals for the 2021 Annual Meeting
To be eligible for inclusion in the Company’s 2021 proxy statement pursuant to Rule 14a-8 under the U.S. Exchange Act, shareholder proposals must be sent to the Corporate Secretary of the Company at the principal executive offices of the Company at 2200 University Avenue East, Waterloo, Ontario, Canada, N2K 0A7, and must be received no later than April 24, 2021 and any shareholder proposal received after this date shall be considered untimely.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company concerning Common Shares beneficially owned as of the Record Date by (i) each director of the Company; (ii) each named executive officer of the Company; and (iii) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Direct[1]	Indirect[2]	Right to Acquire[3]	Total	Percentage of Class
John Chen	4,225,188	3,000,000	–	7,225,188	1.28%
Michael Daniels	26,077	–	166,799	192,876	*
Timothy Dattels	–	–	220,596	220,596	*
Lisa Disbrow	–	–	70,384	70,384	*
Richard Lynch	–	–	196,692	196,692	*
Laurie Smaldone Alsup	–	–	155,477	155,477	*
Barbara Stymiest	10,000	–	238,002	248,002	*
V. Prem Watsa[4]	129,000	–	184,912	313,912	*
Wayne Wouters	–	–	148,344	148,344	*
Steve Rai	2,808	–	–	2,808	*
Tom Eacobacci	–	–	–	–	*
Marjorie Dickman	35,136	–	–	35,136	*
Sai Yuen (Billy) Ho	220,962	–	–	220,962	*
Directors and executive officers as a group	4,649,171	3,000,000	1,381,206	9,030,377	1.60%
* Indicates ownership of less than 1% of the outstanding Common Shares. Each of the Company’s directors and executive officers may be contacted at 2200 University Avenue East, Waterloo, Ontario N2K 0A7.
1 Common Shares held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account.
2 Common Shares over which directors, nominees and executive officers may be deemed to have or share voting or investment power, including shares owned by trusts and certain relatives.
3 Common Shares which directors and executive officers had a right to acquire beneficial ownership of within 60 days from the Record Date, through the conversion of stock units held under the Company’s equity-based compensation plans.
4 In addition, as of the Record Date, Fairfax and certain of its controlled subsidiaries and group companies beneficially owned approximately 46.7 million Common Shares representing approximately 8.25% of the issued and outstanding Common Shares, or approximately 101.7 million Common Shares representing approximately 15.23% of the issued and outstanding Common Shares assuming conversion of all of its 1.75% Debentures and after giving effect to the conversion. Mr. Watsa is the Chairman and Chief Executive Officer of Fairfax and beneficially owns shares carrying approximately 43.6% of the votes attached to all outstanding shares of Fairfax.
The following table shows ownership information for any person or company known to the directors and executive officers of the Company to beneficially own, or control or direct, directly or indirectly, 5% or more of the Common Shares as of the Record Date:

Name of Beneficial Owner	Common Shares Beneficially Owned	Percentage of Common Shares Outstanding
PRIMECAP Management Company[1]	59,353,992	10.48%
Fairfax Financial Holdings Limited[2]	46,724,700	8.25%
1 Represents Common Shares beneficially owned as of December 31, 2020, based on a Schedule 13G/A filed with the SEC on February 12, 2021. In such filing, PRIMECAP Management Company lists its address as 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105, and indicates that it has sole voting power with respect to 58,056,342 Common Shares and sole dispositive power with respect to 59,353,992 Common Shares.
2 Represents Common Shares beneficially owned as of the Record Date based on information Fairfax has provided to the Company. Fairfax and certain of its affiliates have shared voting and dispositive power with respect to all of the Common Shares. Fairfax’s address is 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada M5J 2N7.

Delinquent Section 16(a) Reports

The initial Form 3 and Form 4 filings reporting Company equity holdings of Mr. Eacobacci were filed late. The initial Form 3 filing reporting Company equity holdings of Nita White-Ivy, Chief Human Resources Officer of the Company, was filed late. A Form 4 filing reporting Company equity holdings of David Castignola, former Head of Spark Field Operations and Marketing of the Company, was filed late. The Company is not aware of any other filing deficiencies under Section 16 of the Securities Exchange Act of 1934 with respect to Fiscal 2021.

ADDITIONAL INFORMATION
Copies of the following documents are available upon written request to the Corporate Secretary of the Company at 2200 University Avenue East, Waterloo, Ontario, N2K 0A7:

(i)the Annual Report on Form 10-K containing the audited consolidated financial statements for Fiscal 2021, together with the accompanying Auditor’s Report, and the Fiscal 2021 annual MD&A; and

(ii)this Management Proxy Circular.

Additional information relating to the Company can be found on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Financial information of the Company is provided in the Company’s audited consolidated financial statements and MD&A for the Company’s most recently completed financial year.

APPROVAL
The undersigned hereby certifies that the contents and the distribution of this Management Proxy Circular have been approved by the Board on May 3, 2021. A copy of this Management Proxy Circular has been sent to each director of the Company, each shareholder entitled to notice of the Meeting and to the auditors of the Company.

DATED at Waterloo, Ontario, the 3rd day of May, 2021.

BY ORDER OF THE BOARD

(signed)    John Chen, Executive Chair

Schedule A
MANDATE OF THE BOARD OF DIRECTORS OF BLACKBERRY LIMITED

The Board of Directors (the “Board”) of BlackBerry Limited (the “Corporation”) is responsible for supervising the management of the Corporation’s business and affairs. The Board makes major policy decisions, delegates to management the authority and responsibility for the day-to-day affairs of the Corporation and reviews management’s performance and effectiveness on an ongoing basis.

From time to time, the Board may delegate certain duties and responsibilities to committees comprised of its member directors (“Directors”). The Board has formed two standing committees, an Audit & Risk Management Committee and a Compensation, Nomination & Governance Committee, to perform certain delegated duties and responsibilities in accordance with their respective charters. From time to time, the Board may also establish special committees to review and make recommendations on specific matters. Any delegation to a standing or special committee does not relieve the Board of its overall responsibilities.

The Board may engage the services of independent advisors to assist the Board in fulfilling its duties and responsibilities. Committees of the Board also may engage the services of independent advisors in accordance with their respective charters.

Meetings of the Board will be held at least quarterly and as otherwise required.

1. RESPONSIBILITIES OF THE BOARD
In its supervision and management of the Corporation’s business and affairs, the Board has the following responsibilities:
1)promoting a culture of integrity throughout the organization;
2)overseeing and approving the Corporation’s strategic initiatives and the implementation of such initiatives;
3)overseeing the risk identification, assessment, management, monitoring and reporting activities of management to ensure the effective implementation of the Corporation’s risk management framework;
4)overseeing the Corporation’s compliance activities, including in the areas of legal/regulatory compliance and corporate policies within the purview of the Board;
5)reviewing the Corporation’s organizational structure and succession planning;
6)at any time that the Board Chair is an officer or employee of the Corporation, monitoring the executive performance of the Board Chair and approving his or her compensation;
7)monitoring the Chief Executive Officer’s performance (including his or her monitoring of other executive management), approving his or her compensation and reviewing the Corporation’s overall compensation policy for executive managers;
8)adopting and monitoring a disclosure policy for the Corporation;
9)monitoring the integrity of internal control and management information systems; and
10)developing the Corporation’s approach to corporate governance.

2.BOARD CHAIR AND RESPONSIBILITIES
The Directors will elect one of the Directors to be the Board Chair. The Chair will facilitate the effective functioning of the Board and will provide leadership to the Board. The responsibilities of the Chair will include, among other things, the following:
1)Assume primary responsibility for the effective operation of the Board;
2)Act as liaison between the Board and the Chief Executive Officer and facilitate the proper flow of information to the Board from management;
3)In consultation with the Chief Executive Officer, take appropriate steps to foster an effective relationship between executive management personnel and the Board;
4)Lead the Board in monitoring and influencing strategic management;
5)Ensure that the responsibilities of the Board are well understood by both the Board and management;
6)Together with the other members of the Board, develop and maintain appropriate processes for the evaluation of the Chief Executive Officer and other executive management;

7)Lead and oversee compliance with the governance policies of the Board;
8)Together with the other members of the Board, develop and maintain procedures to regularly assess the effectiveness of the Board, its committees and individual Directors;
9)Consult with the Board, the Lead Director (if any), the Chief Executive Officer and the Corporate Secretary to set Board agendas that are based on the responsibilities of the Board and reflect current priorities and require that materials and any information sent to the Board are appropriate and timely;
10)Convene and chair meetings of the Board in a manner that facilitates debate and encourages Director participation;
11)Attend committee meetings as appropriate;
12)Communicate with Directors between meetings as appropriate;
13)Be available for consultation and direct communication with shareholders and other stakeholders, as considered appropriate;
14)Chair annual and special meetings of the shareholders of the Corporation; and
15)Perform such other duties and responsibilities as may be determined by the Board from time to time.

In the event of a temporary absence of the Chair, the Lead Director or, in the absence of a Lead Director, another Director chosen by the Directors will perform the responsibilities of the Chair.

3.LEAD DIRECTOR AND RESPONSIBILITIES
At any time that the Corporation has a Chair who is not “independent” within the meaning of applicable securities laws and stock exchange rules, the independent Directors will elect one of the independent Directors to be the Lead Director with the intent that the Lead Director will provide independent leadership to the Board. The responsibilities of the Lead Director will include, among other things, the following:
1)Assume primary responsibility for the independence of the Board from management, and ensure that the boundaries between the Board and management are clearly understood and respected;
2)Convene and chair sessions of the Board, including at each quarterly scheduled meeting, consisting exclusively of independent directors in a manner that facilitates debate and encourages Director participation, and consult with the Chair on any matters arising out of such sessions;
3)Communicate with independent Directors and the Chief Executive Officer between meetings as appropriate, including with respect to Board agendas;
4)In consultation with the Compensation, Nominating and Governance Committee and the independent Directors, develop and review the Chair’s position description and the position description of the Chief Executive Officer and lead the Board’s review and discussion of their performance; and
5)Ensure that the Board has sufficient resources to conduct its business independently in accordance with the principles set out in this Mandate and applicable law.

In the event of a temporary absence of the Lead Director, one of the other independent Directors, as determined by a majority of the independent Directors, will perform the responsibilities of the Lead Director.

4.INDIVIDUAL MEMBER RESPONSIBILITIES
In order to facilitate the Board fulfilling its role, each Director of the Board will:

1)Time and Attention: Attend, to the best of their ability, all Board and committee meetings, review materials in advance of those meetings and take an active part in Board discussions.
2)Best Practices: Strive to perform his or her duties in keeping with current and emerging corporate governance practices for directors of publicly traded corporations and the policies of the Corporation.
3)Continuing Education: Seek to participate in at least one director education program every twenty-four (24) months to remain current in, or expand upon, areas relevant to the duties of a Director. The frequency of Director education should be reviewed from time to time to address changing standards in good corporate governance relating to continuing director education.
4)Change of Employment Notification: Promptly notify the Board of any change in the Director’s employer or employment status to ensure that the impact on the Board, if any, and its ability to fulfill its role, can be evaluated by the Board.

5)Limit on Board Service: Without the prior consideration and approval of the Board, refrain from serving concurrently on more than four public company boards of directors or, in the case of any Director who is an executive officer of a public company, more than two public company boards of directors other than the board of the public company of which the Director is an executive officer.
6)Conflicts of Interest: Advise the Board of any conflicts, or potential conflicts, of interest in accordance with the Corporation’s Code of Business Standards and Principles.

5.CONTACTING THE BOARD

Members of the Board can be contacted through the Corporate Secretary of the Corporation who may be contacted through the Corporation’s head office at:

2200 University Avenue East
Waterloo, Ontario
Canada N2K 0A7
Tel: (519) 888-7465

6.ANNUAL REVIEW OF BOARD MANDATE

This Mandate of the Board will be reviewed annually and updated as the Board deems appropriate.

BlackBerry

Computershare

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

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This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder of common shares of the Company ("Common Shares") has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the Common Shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management of the Company to the holder.
5. **The Common Shares represented by this proxy will be voted or withheld from voting as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted FOR the matters listed in items 1-3.**
6. The Common Shares represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the Common Shares will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.
8. This proxy should be read in conjunction with the accompanying Notice of Meeting and Management Proxy Circular of the Company.

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Proxies submitted must be received by 2:00 pm, Eastern Time, on June 21, 2021.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

To Receive Documents Electronically

- You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com.

To Virtually Attend the Meeting

- You can attend the meeting virtually by visiting the URL provided on the back of this proxy.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

01QEPB

Appointment of Proxyholder

I/We being holder(s) of the Company hereby appoint: John Chen, Executive Chair and Chief Executive Officer of the Company, or failing him, V. Prem Watsa, Lead Director of the Board of Directors of the Company.

OR

Print the name of the person you are appointing if this person is someone other than John Chen or V. Prem Watsa.

Note: If completing the appointment box above YOU MUST go to https:// www.computershare.com/blackberry and provide Computershare with the name and email address of the person you are appointing. Computershare will use this information ONLY to provide the appointee with a user name to gain entry to the online meeting.

as my/our proxyholder with full power of substitution and to attend, act and vote for and on my/our behalf in accordance with the following direction (or if no directions have been given, FOR the matters listed in items 1-3) and all other matters that may properly come before the Annual Meeting of the shareholders (the "Meeting") of the Company to be held online at https://web.lumiagm.com/477908713, on June 23, 2021 at 1:00 p.m. (Eastern Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. John Chen	☐	☐	02. Michael A. Daniels	☐	☐	03. Timothy Dattels	☐	☐
04. Lisa Disbrow	☐	☐	05. Richard Lynch	☐	☐	06. Laurie Smaldone Alsup	☐	☐
07. Barbara Stymiest	☐	☐	08. V. Prem Watsa	☐	☐	09. Wayne Wouters	☐	☐

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	For	Withhold
2. Re-appointment of Auditors - Resolution approving the re-appointment of PricewaterhouseCoopers LLP as auditors of the Company and authorizing the Board of Directors to fix their remuneration.	☐	☐

	For	Against
3. Advisory Vote on Executive Compensation - Non-binding advisory resolution that the shareholders accept the Company's approach to executive compensation as disclosed in the Management Proxy Circular for the Meeting.	☐	☐

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Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

MM / DD / YY

Interim Financial Statements – Mark this box if you would like to receive interim financial statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Report – Mark this box if you would like to receive the Annual Report and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

R I M Q 316236 A R 1

01QERA